UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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of
the Securities
Exchange Act of 1934 (Amendment No.     )

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McKESSON CORPORATION

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McKESSON

2023

Annual Meeting of Shareholders and PROXY STATEMENT

Advancing health outcomes for all™

A LETTER FROM OUR INDEPENDENT CHAIR

June 9, 2023

Dear Fellow Shareholders,

On behalf of our entire Board of Directors, thank you for your continued investment in McKesson and the confidence you place in McKesson’s employees, management team and Board. As directors, we play a key role in overseeing the Company’s execution of strategy and compliance with appropriate laws and regulations, setting the tone at the top and ensuring a continued focus on our purpose to advance health outcomes for all.

McKesson’s annual meeting provides an opportunity to provide an update on our approach to key governance matters and to communicate with shareholders regarding our activities over the last year. As we approach the 2023 Annual Meeting, I would like to share an update on some of the key aspects of the Board’s work over the last year.

Delivering on Our Strategic Vision

Our Board is very proud of the work the Company has done to develop a clear enterprise strategy and communicate it to our stakeholders. With oversight from our Board, McKesson’s employees continue to tirelessly execute on the set of four priorities the Company has identified as most critical to growing shareholder value:

•

Focus on people and culture: Our first priority is embedded in our daily operations as an impact-driven organization. We continue to invest in our employees, which allows us to attract and retain talent.

•

Expand oncology and biopharma platforms: We have made meaningful progress on expanding our oncology and biopharma platforms through recent strategic investments that help to accelerate our long-term growth strategy.

•

Drive sustainable core growth: We are continuously evaluating how to drive efficiencies in our core distribution businesses, so that they can continue to grow and generate free cash flow to provide us with a strong balance sheet and the ability to invest in key initiatives.

•

Evolve and grow the portfolio: While we continue to invest and grow the Company, evolving and growing the portfolio is an ongoing process as we ensure our resources and investments are focused on strategic growth areas.

Our progress to date is underpinned by the execution against these important Company priorities. Page 2 provides highlights of some of our more significant financial and strategic accomplishments.

Our Engaged Board of Directors

On behalf of the Board, I thank McKesson’s shareholders for regularly engaging with the Company and sharing valuable perspectives. As part of our year-long shareholder outreach and engagement program, we spoke with many of our shareholders on topics including: Board composition; human capital and diversity initiatives; and the structure of our executive compensation program.

Our Board is comprised of a group of committed and highly qualified individuals who care deeply about McKesson and bring a diversity of experiences and perspectives to our Board deliberations. As Independent Chair, I work closely with our Governance and Sustainability Committee to ensure the Board has a balanced mix of tenure and expertise in order to provide fresh views while drawing upon significant institutional knowledge of the Company. Following robust Board and committee refreshment in 2022, our directors have settled into their new roles and are working closely with our management team to effectively oversee the execution of our strategy.

Our directors’ diverse skill sets and backgrounds have been invaluable to me and the management team. We are proud that Kathleen Wilson-Thompson, one of our independent directors, was presented with the Distinguished Alumna Award by the organization, DirectWomen, recognizing her contribution to diversity in the boardroom and excellence in Board service. We are grateful for Kathleen’s insights and leadership as a director at McKesson. The range of perspectives and experience that our directors bring to the Board are critical to informing our discussion of key business considerations, such as continued progress in our strategic exit from the European region and McKesson’s ongoing efforts to remain part of the solution in preventing opioid diversion within the pharmaceutical supply chain.

Initiatives to Build a More Sustainable Company

In a rapidly evolving macroeconomic operating environment, the Board has partnered closely with management in navigating emerging issues while also maintaining focus on long-term considerations that will nurture the future success of the business. The Board recognizes that fostering a culture of environmental awareness, social responsibility and sound corporate governance (often referred to as ESG or sustainability issues) is central to capturing the opportunities in front of McKesson. Three years ago, we created our first-ever global impact organization, coordinating sustainability initiatives under a single business function. With direct oversight from our Board and consultation from an executive steering committee, our sustainability initiatives are deeply intertwined with how we operate our business, foster our culture and define our strategy. Our goal is to build long-term value for our shareholders through monitoring overall performance with respect to sustainability matters and we believe this starts at the top with our executive officers. As part of this effort, we have incorporated considerations for key sustainability priority areas in our management incentive plan, designed to reinforce the importance of our values and drive accountability for sustainability initiatives. See page 40 for detailed information.

In January, we received approval from the Science Based Targets initiative (SBTi) for our near-term climate change targets that contribute to reducing Greenhouse Gas (GHG) emissions. We have committed to science-based targets that reduce GHG emissions by 50 percent by FY 2032 from a FY 2020 base year, and ensure 70 percent of McKesson suppliers, by spend covering purchased goods and services, will have their own SBTi-approved GHG reduction targets by FY 2027. The Board sees this as a critical milestone in the process of pursuing our near-term climate change targets.

Thank You

Your Board members appreciate the opportunity to serve McKesson on your behalf, and we will continue our focus on the sustainable and long-term growth of the Company.

Your vote is very important to us. We strongly encourage you to read both our proxy statement and annual report in their entirety prior to the Annual Meeting on July 21, 2023, and request that you support our voting recommendations.

Donald R. Knauss

Independent Chair

Notice of 2023 Annual Meeting of Shareholders To be Held on July 21, 2023

The 2023 Annual Meeting of Shareholders of McKesson Corporation will be held on July 21, 2023 at 8:30 a.m. Central Time, solely by means of remote communication. You will be able to attend the Annual Meeting online, vote, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/MCK2023 and entering the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials (Notice), voting instructions form or proxy card. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system.

ITEMS OF BUSINESS:

•	Elect for a one-year term a slate of 11 directors as nominated by the Board of Directors;

•	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024;

•	Conduct a non-binding advisory vote on executive compensation;

•	Conduct a non-binding advisory vote on the frequency of the advisory vote on executive compensation;

•	Vote on a shareholder proposal, if properly presented; and

•	Conduct such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on May 26, 2023 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be held on July 21, 2023. Our 2023 proxy statement and annual report are available free of charge at proxyvote.com.

June 9, 2023

By Order of the Board of Directors

Saralisa C. Brau

Corporate Secretary

On or about June 9, 2023, we began delivering proxy materials to all shareholders of record at the close of business on May 26, 2023. The mailing address of our principal executive offices is McKesson Corporation, 6555 State Highway 161, Irving, Texas 75039.

Vote via Internet	Call Toll-Free	Vote by Mail	Vote at Meeting

www.proxyvote.com or visit the URL located on your proxy card	Call the phone number located at the top of your proxy card	Follow the instructions on your proxy card	Join our Annual Meeting at www.virtualshareholdermeeting.com/MCK2023

PROXY SUMMARY

This summary highlights certain information in this proxy statement and does not contain all the information you should consider in voting your shares. Please refer to the complete proxy statement and our annual report prior to voting at the Annual Meeting of Shareholders to be held on July 21, 2023 (Annual Meeting).

Meeting Information

2023 Annual Meeting of Shareholders

Date and Time:	Friday, July 21, 2023 | 8:30 a.m. Central Time

Location:

This year’s Annual Meeting will be held virtually. Shareholders of record as of the record date will be able to attend and participate in the Annual Meeting online at
www.virtualshareholdermeeting.com/MCK2023.

Record Date:	May 26, 2023

Voting Items

	Items	Your Board’s Recommendation

1	Election of 11 Directors for a One-Year Term (see page 9)	FOR
We have a diverse slate of directors with broad and relevant leadership and professional experience. Ten of our eleven nominees are independent.

2	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024 (see page 27)	FOR
Deloitte & Touche LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to audit the Company.

3	Advisory Vote on Executive Compensation (see page 69)	FOR
Our executive compensation program is the result of thorough Compensation and Talent Committee review, and it continues to emphasize pay for performance and reflects shareholder feedback.

4	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation (see page 70)	ONE YEAR
Shareholders may indicate whether they would prefer future non-binding advisory votes on the compensation of our named executive officers to occur every one, two or three years.

5	Shareholder Proposal on Ratification of Termination Pay (see page 71)	AGAINST

Long-term incentive awards play an important role in aligning the financial interests of executives and other key contributors with sustained shareholder value creation, and McKesson already has in place an effective policy to seek shareholder approval of cash severance.

- 2023 Proxy Statement	1

             PROXY SUMMARY

Our Company Priorities

McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for all. We partner with biopharma companies, care providers, pharmacies, manufacturers, governments and others to deliver insights, products and services to help make quality care more accessible and affordable. The foundation of our company is focused on addressing the changing needs of our customers, their patients and the broader healthcare ecosystem. We have developed a clear enterprise strategy centered around a set of four company priorities:

Focus on People and Culture

Everything we do starts with our talent – especially our leaders. Our strong focus on hiring, developing and promoting what we call a best talent strategy is centered in a cultural foundation, which starts with our purpose, advancing health outcomes for all. And it includes our mission, to improve care in every setting – one product, one partner, one patient at a time. Our culture is also anchored in our I2CARE values: integrity, inclusion, customer-first, accountability, respect and excellence.

Expand Oncology and Biopharma Platforms

We are building integrated platforms that leverage our differentiated assets and capabilities. We continue to develop innovative solutions and services that solve complicated healthcare problems and improve patients’ lives.

Drive Sustainable Core Growth

Our operational excellence and ability to leverage our scale and distribution expertise is one of the many reasons why McKesson continues to be the partner of choice for hospitals, health systems and pharmacies of all sizes.

Evolve and Grow the Portfolio

We are focused on unlocking more innovation and more speed by maximizing the organization’s operational efficiency and allocating our resources on the highest growth opportunities.

Fiscal Year 2023 Highlights

In fiscal year 2023 (FY 2023), McKesson delivered solid performance across all business segments. Our results reflect the commitment of our employees and their dedication to deliver for customers, patients, communities and shareholders:

•	Full-year total revenues of $276.7 billion, an increase of 5%;

•	Full-year operating cash flow of $5.2 billion and free cash flow of $4.6 billion;

•	Returned $3.9 billion of cash to shareholders, including $3.6 billion in share repurchases;

•	Continued to expand our differentiated oncology and biopharma platforms;

•	Formed an oncology research business combining McKesson’s U.S. Oncology Research and HCA Healthcare’s Sarah Cannon Research Institute;

•	Completed the acquisition of Rx Savings Solutions; and

•	Completed divestitures in 11 of the 12 European countries where operations existed.

See Appendix A to this proxy statement for a reconciliation of free cash flow to the most directly comparable GAAP metric.

2	- 2023 Proxy Statement

             PROXY SUMMARY

McKesson’s Impact

Advancing Health Outcomes for AllTM

Our People	Our Partners	Our Community	Our Planet

We are committed to improving care in every setting in pursuit of our purpose of Advancing Health Outcomes for AllTM. It is this purpose that drives us to make advancements within our enterprise and beyond. McKesson is an impact-driven organization that is committed to providing equitable and dynamic opportunities for people to thrive, collaborating to improve health outcomes for patients, enhancing the health of those in our communities and delivering environmental action for health. These themes support McKesson’s purpose and align with our Impact Pillars: Our People, Our Partners, Our Community and Our Planet.

To learn more about McKesson’s impact in these areas, please see our upcoming FY 2022/2023 Impact Report, which we expect to be available on the Company’s website in June 2023.

Science Based Targets Initiative

In January 2023, McKesson received approval from the Science Based Targets initiative (SBTi) for our near-term climate change targets – following through on our 2021 commitment to set science-based targets to guide our Greenhouse Gas (GHG) emissions reductions. In doing so, McKesson joins over 2,000 companies committed to setting and achieving targets to reduce GHG emissions that are aligned to the goal of limiting global temperature rise to 1.5º C.

The following near-term science-based targets were approved by SBTi:

•	Reduce direct GHG emissions 50% by FY 2032 from a FY 2020 base year

•	Ensure 70% of McKesson suppliers, by spend covering purchased goods and services, will have their own SBTi-approved GHG reduction targets by FY 2027

McKesson expects that our efforts to achieve these science-based targets will include projects and initiatives in the following areas:

•	Energy efficiency projects in our buildings

•	Improving fleet efficiency and electrification

•	Increasing our procurement of renewable energy

•	Engaging with our suppliers to set their own SBTi targets

McKesson recognizes that, as a global leader in healthcare, we have a responsibility to protect our planet and take appropriate climate action. This commitment is the latest example of our dedication to sustainability as a core tenet of our goal to measurably improve health outcomes for all.

Investing in Our Local Communities

During FY 2023, our employees volunteered more than 38,400 hours, supported 30 projects as part of McKesson’s annual Community Days volunteer event and logged the “Most Accrued Distance” in the American Cancer Society’s Fit2Be Cancer Free Challenge. Our General Counsel Organization also made a meaningful impact by providing legal services and other voluntary support to communities where our offices are located and beyond.

The McKesson Foundation, a 501(c)(3) corporate entity (Foundation), continued to support our communities and disbursed $6 million in grants to support charities in the U.S. and Canada, including more than $5.4 million to support three focus areas: Reducing the Burden of Cancer; Diversifying the Healthcare Talent Pipeline; and Accelerating Disaster Relief and Improving Emergency Preparedness. In FY 2023, the Foundation’s donations included:

•	$1.7 million in employee matching gifts to benefit more than 2,500 charities, and

•	$456,000 in recognition of employees’ nonprofit volunteer and board service activities.

- 2023 Proxy Statement	3

             PROXY SUMMARY

We Solicit Shareholder Feedback Year Round

Our Board of Directors (Board) believes proactive solicitation and consideration of shareholder feedback is critical to driving long-term growth and creating shareholder value. Our shareholder engagement program is a robust, year-round process encompassing meetings held throughout the year with shareholders during which we encourage ongoing, meaningful dialogue about the issues they find most important. We report shareholder feedback regularly to our Board, and our Independent Chair participated in several of these key engagements in FY 2023.

Scope of Outreach and Key Topics

Since our 2022 Annual Meeting, we proactively reached out to shareholders representing approximately 54% of our outstanding common stock and engaged with shareholders representing approximately 33% of our outstanding common stock. Topics discussed with our shareholders included:

•	Board Oversight and Refreshment

•	Director Skill Sets and Diversity

•	Inclusion of Sustainability Priorities in Compensation Programs

•	Disclosure of 10b5-1 Trading Plans
•	Human Capital and Diversity Initiatives

•	Sustainability Reporting and Disclosures

•	Lobbying Expenditures and Activities

•	Corporate Governance Practices and Policies

Moreover, our Chief Executive Officer, Chief Financial Officer and Investor Relations team attended five healthcare conferences and non-deal road shows in FY 2023 to discuss the Company’s strategic priorities and other topics.

Our Rule 10b5-1 Plan Disclosure

At our 2022 Annual Meeting, a shareholder proposal requesting Form 8-K disclosure when executives adopt, amend or terminate Rule 10b5-1 trading plans received approximately 49% of the votes in favor of the proposal. Following the 2022 Annual Meeting, we discussed the results of this proposal with our shareholders as part of our Fall engagement program. Shareholders understood that rulemaking by the Securities and Exchange Commission (SEC), which was pending at the time of our engagement, would likely require similar information as requested by the proposal. They were satisfied that we would not need to take additional action if the final SEC rules required the expected disclosure. Since then, the SEC has adopted rules requiring companies to disclose information regarding the adoption, amendment or termination of Rule 10b5-1 plans in quarterly and annual SEC filings. We begin reporting under these rules in our Form 10-Q for the quarterly period ending June 30, 2023.

4	- 2023 Proxy Statement

             PROXY SUMMARY

Executive Compensation Highlights

As discussed in detail under “Compensation Discussion and Analysis,” we have developed an executive compensation program designed to strike the right balance of pay for performance; attract and retain an exceptionally talented executive team; steer McKesson’s leadership to meet ambitious goals without taking undue risk; and build long-term value for our shareholders.

We were pleased to receive positive feedback from shareholders regarding our program over the past year, which was reflected at our 2022 Annual Meeting of Shareholders, where approximately 90% of votes cast were in favor of our say-on-pay proposal. In addition, many shareholders voiced support for adding to our compensation program measurable sustainability metrics linked to our business strategy. The Compensation and Talent Committee has responded to this feedback by establishing sustainability priority areas for all executive officers which align with the Company’s strategic business objectives and our purpose to Advance Health Outcomes for All, and which the committee believes will create long-term shareholder value.

FY 2023 Pay Elements and Performance Metrics

Our executive compensation program is predominantly performance-based, consisting of four primary compensation elements that each serve a unique purpose. The metrics below incentivize our executives to focus on operational objectives that are expected to drive shareholder value.

Pay Element	Performance Metric	Rationale	Target Pay

Base Salary	—	Attracts and retains high-performing executives by providing market-competitive fixed pay	—

Management Incentive Plan (annual cash incentive)	Adjusted EPS (50%)	Rewards operational performance and profitability; important driver of share price valuation and shareholder expectations	100% — 175% of Base Salary
	Adjusted Operating Profit (25%)	Rewards focus on operational performance and profitability; important driver of share price valuation and shareholder expectations
	Free Cash Flow (25%)	Rewards generating cash to invest in growth and return capital to shareholders; important valuation metric

	*New for FY 2023: Sustainability Priority Areas	Ensures sustainability priorities are aligned with strategic business objectives and Company purpose	Discretionary Downward-Only Modifier

Performance Stock Units (long-term equity incentive)	3-Year Cumulative Adjusted EPS (50%)	Measures long-term earnings power, drives returns for the Company and directly correlates to share price performance	60% of Target LTI Value
	3-Year Average ROIC (25%)	Encourages leaders to make sound investments that generate returns for shareholders; important valuation metric
	MCK TSR vs. Comparator Group (25%)	Rewards share price performance relative to comparator group over time

Restricted Stock Units (long-term equity)	—	Directly aligns with value delivered to shareholders	40% of Target LTI Value

- 2023 Proxy Statement	5

             PROXY SUMMARY

Director Nominees and Our Approach to Governance

Our director nominees exhibit a mix of skills, experience, backgrounds and perspectives. Additional information about each director’s experience, qualifications and self-identification can be found beginning on page 9 of this proxy statement.

Name	Age	Director Since	Independent		Committee Memberships	Other Public Company Boards

Richard H. Carmona, M.D. Chief of Health Innovations of Canyon Ranch, Inc. and 17th Surgeon General of the United States	73	2021	✓		• Compensation and Talent • Compliance	• Better Therapeutics, Inc. • Herbalife Nutrition Ltd.

Dominic J. Caruso Retired EVP and CFO, Johnson & Johnson	65	2018	✓		• Audit* • Compliance	• Kyndryl Holdings, Inc.

W. Roy Dunbar Retired CEO and Chairman, Network Solutions, LLC	62	2022	✓		• Audit • Governance and Sustainability	• Duke Energy Corp. • Johnson Controls International plc • SiteOne Landscape Supply, Inc.

James H. Hinton Operating Partner, Welsh Carson Anderson & Stowe	64	2022	✓		• Compliance • Finance	None

Donald R. Knauss Retired Chairman and CEO, The Clorox Company	72	2014	✓		• Compensation and Talent • Finance	• Kellogg Company • Target Corporation

Bradley E. Lerman EVP and General Counsel, Starbucks Corporation	66	2018	✓		• Audit • Compliance*	None

Linda P. Mantia Retired SEVP and COO, Manulife Financial Corporation	54	2020	✓		• Compensation and Talent * • Governance and Sustainability	• Ceridian HCM Holding Inc. • Maple Leaf Foods Inc.

Maria Martinez EVP and COO, Cisco Systems, Inc.	65	2019	✓		• Finance • Governance and Sustainability*	• Cue Health Inc.

Susan R. Salka Retired CEO and President, AMN Healthcare Services, Inc.	58	2014	✓		• Audit • Finance*	None

Brian S. Tyler CEO, McKesson Corporation	56	2019		–	None	• Republic Services, Inc.

Kathleen Wilson-Thompson Retired EVP and Global CHRO, Walgreens Boots Alliance, Inc.	65	2022	✓		• Compensation and Talent • Governance and Sustainability	• Tesla, Inc • Wolverine World Wide, Inc.

*	Committee Chair

Diversity 6 out of 11 director nominees are women or persons of color	Independent Directors 10 out of 11 director nominees are independent	Board Refreshment At least 1 new director joined our Board each year from 2018 to 2022

6	- 2023 Proxy Statement

             PROXY SUMMARY

Diverse Skills, Experiences and Qualifications

The skills matrix below identifies our director nominees’ prominent experiences and qualifications by name. Each director nominee brings his or her own unique background and range of expertise, knowledge and experience which we believe provides an appropriate and diverse mix of qualifications necessary for our Board to effectively fulfill its oversight responsibilities. By its nature, the information contained in this summary is not intended to be exhaustive, but aims to convey the general breadth of experience and qualifications that our director nominees bring to their work on the McKesson Board of Directors to oversee strategy, performance, culture and risk at the Company.

Senior Executive Leadership Experience in a leadership role (CEO, CFO or other executive position) provides expertise in shaping strategy and overseeing the performance of our management team	●	●	●	●	●	●	●	●	●	●	●

Other Public Company Board Service Experience as a public company director provides knowledge of corporate governance and understanding of board accountability and oversight	●	●	●		●		●	●	●	●	●

Business Transformation / M&A Business transformation and M&A experience helps provide oversight of McKesson’s strategic planning decisions, including with respect to significant transactions		●	●	●	●	●	●	●	●	●	●

Financial / Accounting

Experience in the preparation and review of financial statements and internal controls over financial reporting provides background in advising and overseeing capital structure and accurate reporting

		●	●	●	●		●		●	●	●

Healthcare Industry Experience

Relevant industry experience ensures knowledge of the unique challenges faced by our business, including our regulatory environment, customer base and competitive landscape

	●	●	●	●		●			●	●	●

Distribution / Supply Chain Experience Supply chain and distribution experience ensures thorough understanding of a key business model and aids in oversight of our operations		●			●	●				●

Risk Management and Compliance

Compliance expertise or experience in the identification, assessment and mitigation of enterprise risks facing our company helps to assess and provide oversight of potential threats

		●		●	●	●	●			●

Sustainability and Human Capital Management Experience with sustainability priorities is important to our Board as we strive to advance healthcare for all and attract and retain top talent			●		●	●			●	●	●

Cybersecurity / Technology Experience with technology helps us accelerate our strategic growth initiatives and oversee cybersecurity risks and related risks		●	●	●		●	●	●		●

Global / International Experience International experience is important for our Board as we maintain a global presence through our operations and supply chain		●	●		●	●	●	●		●	●

Marketing / Public Relations / Communications These skills provide the ability to oversee our communications and work with management on effective disclosures		●			●		●	●	●

Female							●	●	●		●

Persons of Color	●		●					●			●

Military Service or Veteran	●				●

- 2023 Proxy Statement	7

             PROXY SUMMARY

Skills and Experience Highlights

6	8	6	11
Directors with Risk Management and Compliance Experience	Directors with Healthcare Industry Experience	Directors with Sustainability and Human Capital Experience	Directors with Senior Executive Leadership Experience

Additional Highlights

Persons of Color	Women	Country Location Outside of U.S.	Veteran Status
4	4	1	2
- two African-Americans and two Hispanics -	- three of whom chair a Board committee -	- one director based in Canada -	- two directors served in the U.S. military -

Governance Highlights

Sustainability oversight responsibilities. In 2022, our Board underwent a reorganization of responsibilities to better facilitate oversight of sustainability and other topics. Our Governance and Sustainability Committee is responsible for the oversight of corporate governance, environmental, climate and sustainability matters, including an annual review of sustainability strategy. Our Compensation and Talent Committee is responsible for the oversight of senior management succession planning and topics related to talent development, employee engagement, culture, and diversity, equity and inclusion matters. Together, these changes allow our Board to effectively address issues salient to our Company strategy and the broader market environment.

Leading corporate governance practices. Below, we highlight some of the key features of our corporate governance practices. Please see “Corporate Governance” beginning on page 19 of this proxy statement for more information about McKesson’s corporate governance practices.

Shareholder Rights	Board of Directors	Corporate Governance

•   Annual election of directors with majority voting standard for uncontested elections

•   Proxy access

•   Meaningful right to call special meeting of shareholders
(15% ownership threshold)

•   No supermajority vote provisions

•   Independent Chair of the Board

•   10 of 11 director nominees are independent

•   Regular executive sessions of independent directors

•   Annual Board and committee evaluation process

•   Policy requiring directors with over 12 years of tenure to offer to resign annually

•   Policies on other public company board service and mandatory retirement age

• Pay for performance alignment • No poison pill • Robust Board and senior management succession planning process • Robust shareholder engagement program

8	- 2023 Proxy Statement

PROPOSALS TO BE VOTED ON

ITEM 1.	Election of Directors

There are 11 nominees for election to the Board of Directors of the Company. The directors elected at the 2023 Annual Meeting will hold office until the 2024 Annual Meeting of Shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal or death. All nominees are current directors and were elected to the Board at the 2022 Annual Meeting of Shareholders.

The Governance and Sustainability Committee has recommended the re-election of each nominee as a director at the 2023 Annual Meeting. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named in the proxy to vote for a replacement nominee, or the Board may reduce its size.

The following section provides a brief description of each of the nominees, including their age, principal occupation, position and business experience, including other public company directorships, for at least the past five years. Each nominee’s biographical information includes a description of the nominee’s experience, qualifications, attributes or skills that qualify the nominee to serve on the Company’s Board at this time.

Nominees

Your Board recommends a vote “FOR” each nominee.

Age: 73 Director since: 2021 Committees: Compensation and Talent Compliance Director Qualification Highlights: Public Health and Healthcare Industry

Richard H. Carmona, M.D.

Chief of Health Innovations, Canyon Ranch, Inc. and 17th Surgeon General of the United States

Dr. Carmona has served as chief of health innovations of Canyon Ranch Inc., a life-enhancement company, since 2017. He has also served in several other executive roles since joining Canyon Ranch in 2006, including vice chairman, chief executive officer of the Canyon Ranch health division and president of the nonprofit Canyon Ranch Institute. Prior to Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from 2002 through 2006, achieving the rank of Vice Admiral. Prior to serving as the Surgeon General, he was chairman of the State of Arizona Southern Regional Emergency Medical System. Dr. Carmona is a Laureate Professor of Public Health Policy and Administration at the University of Arizona. Dr. Carmona also was a professor of surgery, public health, and family and community medicine at the University of Arizona, and surgeon and deputy sheriff of the Pima County, Arizona Sheriff’s Department. He served in the United States Army and the Army’s Special Forces and is a combat-decorated veteran. Dr. Carmona is a director of Better Therapeutics, Inc. and Herbalife Nutrition Ltd., and he previously served as a director of The Clorox Company and Axon Enterprises, Inc.

Skills & Qualifications: Dr. Carmona brings to the Board valuable public company experience having served on public company boards and committees for the past 15 years. In addition, he brings hands-on experience in public health, clinical sciences and healthcare management. He is well-versed in the international and domestic legislative and policy aspects of the healthcare industry through his experience as the 17th U.S. Surgeon General and as the CEO of a hospital and health care system.

- 2023 Proxy Statement	9

             ITEM 1. ELECTION OF DIRECTORS

Age: 65 Director since: 2018 Committees: Audit (Chair) Compliance Director Qualification Highlights: Financial Expertise Risk Management and Controls

Dominic J. Caruso

Retired Executive Vice President and Chief Financial Officer, Johnson & Johnson

Mr. Caruso retired as executive vice president and chief financial officer of Johnson & Johnson, a manufacturer of medical devices, pharmaceutical and consumer packaged goods, in August 2018, having served in the role since 2007. He led the company’s financial and investor relations activities, as well as the procurement organization. Mr. Caruso joined Johnson & Johnson in October 1999 as chief financial officer for Centocor, Inc., upon the completion of the merger of Centocor and Johnson & Johnson. Prior to joining Centocor, he had varied industry experiences with KPMG. Mr. Caruso is actively involved in government relations activities globally, including having served as co-chair of the U.S. Chamber of Commerce Global Initiative on Health and the Economy. He currently serves on the Board of Trustees of the Cystic Fibrosis Foundation and is on the board of directors for Kyndryl Holdings, Inc.

Skills & Qualifications: Mr. Caruso brings to the Board financial expertise and leadership, as well as a deep familiarity with investors’ perspectives, having previously served as an executive officer of a publicly traded healthcare company. With a focus on healthcare compliance throughout his career at Johnson & Johnson, Centocor, Inc. and KPMG, Mr. Caruso also brings experience in financial and compliance risk oversight.

Age: 62 Director since: 2022 Committees: Audit Governance and Sustainability Director Qualification Highlights: Technology Sustainability and ESG

W. Roy Dunbar

Retired CEO and Chairman, Network Solutions, LLC

Mr. Dunbar most recently served as chief executive officer and chairman at Network Solutions, LLC, an IT service management company, from 2008 to 2010. From 2004 to 2008, he served as president of global technology and operations for MasterCard where he was responsible for its global payments platform and operations. Prior to that, he spent over a decade at Eli Lilly and Company where he served as president for the intercontinental region, vice president of information technology and chief information officer. Mr. Dunbar graduated from Manchester University in the United Kingdom with a pharmacy degree and a master’s degree in business administration from Manchester Business School. He currently serves on the boards of Duke Energy Corp., Johnson Controls International plc and SiteOne Landscape Supply, Inc. Mr. Dunbar served on the board of directors of Humana Inc. from 2005 to 2020.

Skills & Qualifications: Mr. Dunbar brings to the Board experience in technology, operations and healthcare, as well as data governance and cybersecurity. He also brings additional experience in sustainability and ESG matters to help guide the Company’s increasing focus on global impact initiatives. Mr. Dunbar has served in various executive capacities where he was accountable for international operations.

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             ITEM 1. ELECTION OF DIRECTORS

Age: 64 Director since: 2022 Committees: Compliance Finance Director Qualification Highlights: Healthcare Industry Compliance

James H. Hinton

Operating Partner, Welsh, Carson, Anderson & Stowe

Mr. Hinton currently serves as an operating partner for the private equity firm Welsh, Carson, Anderson & Stowe. From 2017 through 2021, he served as the CEO of Baylor Scott & White Health, the largest not-for-profit health system in Texas and one of the largest in the U.S. Mr. Hinton joined Presbyterian Healthcare Services, New Mexico’s largest not-for-profit healthcare provider, in 1983 and he served as their CEO from 1995 to 2016. During that time, he was a member of the American Hospital Association Board of Trustees and served as its Chair in 2014. Mr. Hinton holds a master’s degree in healthcare administration from Arizona State University and a bachelor’s degree in economics from the University of New Mexico.

Skills & Qualifications: Mr. Hinton brings to the Board broad-based healthcare experience, including in all aspects of leading a complex healthcare services organization, as well as experience in healthcare operations and compliance. He also brings experience in the development of integrated systems, adding value to the customer experience and affordability.

Age: 72 Director since: 2014 Committees: Compensation and Talent Finance Director Qualification Highlights: Human Capital Management Distribution/Supply Chain Experience

Donald R. Knauss

Retired Chairman and Chief Executive Officer, The Clorox Company

Mr. Knauss retired from The Clorox Company, a multinational manufacturer and marketer of consumer and professional products, in 2015, having served as executive chairman of the board from November 2014 until July 2015 and chairman and chief executive officer from October 2006 until November 2014. He was executive vice president of the Coca-Cola Company and president and chief operating officer for Coca-Cola North America from February 2004 until September 2006. Prior to his employment with the Coca-Cola Company, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble, and he also served as an officer in the United States Marine Corps. He currently serves as a director of the Kellogg Company and Target Corporation. Mr. Knauss also serves as the chairman of the board of trustees for the University of San Diego.

Skills & Qualifications: Mr. Knauss brings to the Board substantial board leadership skills through his chairmanship role at The Clorox Company. He also brings substantial executive experience through which he has developed valuable operational insights and strategic and long-term planning capabilities, as well as extensive international business management and retail experience, which includes experience in the retail pharmacy area. Mr. Knauss also has significant public company board experience.

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             ITEM 1. ELECTION OF DIRECTORS

Age: 66 Director since: 2018 Committees: Audit Compliance (Chair) Director Qualification Highlights: Risk Management and Compliance Healthcare Industry Sustainability and ESG

Bradley E. Lerman

Executive Vice President and General Counsel, Starbucks Corporation

Mr. Lerman currently serves as the executive vice president and general counsel of Starbucks Corporation, a company with a multinational chain of coffeehouses and roastery reserves. Previously, Mr. Lerman served as the senior vice president, general counsel and corporate secretary of Medtronic plc, an American medical device company, from 2014 to January 2022. At Medtronic, he led the company’s global legal, government affairs and ethics and compliance functions. Prior to Medtronic, Mr. Lerman served as executive vice president, general counsel and corporate secretary for the Federal National Mortgage Association (Fannie Mae). Previous to Fannie Mae, he served as senior vice president, associate general counsel and chief litigation counsel for Pfizer. Mr. Lerman also served as a litigation partner at Winston & Strawn LLP in Chicago and as an assistant U.S. attorney in the Northern District of Illinois. He received a law degree from Harvard Law School and his bachelor’s degree in economics from Yale University.

Skills & Qualifications: Mr. Lerman brings to the Board significant legal and regulatory experience gained from years of large law firm practice and government positions with law enforcement responsibilities. He also brings a multilayered understanding of the healthcare industry and experience linking compliance and legal consideration with corporate strategy and sustainability initiatives.

Age: 54 Director since: 2020 Committees: Compensation and Talent (Chair) Governance and Sustainability Director Qualification Highlights: Technology Finance Risk Management and Compliance

Linda P. Mantia

Retired Senior Executive Vice President and Chief Operating Officer,

Manulife Financial Corporation

Ms. Mantia most recently served as senior executive vice president and chief operating officer of Manulife Financial Corporation (operating as John Hancock in the U.S.), an international insurance and financial services company from 2016 to 2019. She played a critical role in defining Manulife’s corporate strategy and oversaw its innovation portfolio and other corporate functions. Ms. Mantia has also served in a series of leadership roles at Royal Bank of Canada, a multinational financial services company, including executive vice president of Digital Banking, Payments and Cards. Earlier in her career, she worked at McKinsey & Co., and practiced law at Davies Ward Phillips & Vineberg LLP. Ms. Mantia also serves on the board of directors at Ceridian HCM Holding Inc. and Maple Leaf Foods Inc. Additionally, Ms. Mantia is active in the Canadian community and serves on the board of Sunnybrook Health Sciences Centre. She was formerly a director at MindBeacon Holdings, Inc. Ms. Mantia received a law degree from Queen’s University Faculty of Law.

Skills & Qualifications: Ms. Mantia brings to the Board significant financial services, global payments, digital technology and corporate strategy experience. She also brings a multinational perspective to our Board.

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             ITEM 1. ELECTION OF DIRECTORS

Age: 65 Director since: 2019 Committees: Finance Governance and Sustainability (Chair) Director Qualification Highlights: Technology International Experience

Maria Martinez

Executive Vice President and Chief Operating Officer, Cisco Systems, Inc.

Ms. Martinez has served as executive vice president and chief operating officer since March 2021 and was executive vice president and chief experience officer from April 2018 until March 2021 at Cisco Systems, Inc., a multinational digital communications technology company. Prior to joining Cisco, Ms. Martinez served in a variety of senior executive roles at Salesforce, Inc., including president, Global Customer Success and Latin America from March 2016 to April 2018; president, Sales and Customer Success from February 2013 to March 2016; executive vice president and chief growth officer from February 2012 to February 2013; and executive vice president, Customers for Life from February 2010 to February 2012. Prior to joining Salesforce, she managed the global services business for Microsoft Corporation, including professional services and customer support for all products. Ms. Martinez has also held a number of other leadership positions at Motorola, Inc. and AT&T Inc., and served as chief executive officer of Embrace Networks, Inc. She currently serves on the board of directors of Cue Health Inc. Ms. Martinez has received several distinctions for her leadership, including the No. 2 ranking on the ALPFA (Association for Latino Professionals for America) list of the 50 Most Powerful Latinas. Ms. Martinez holds a bachelor’s degree in electrical engineering from the University of Puerto Rico and a master’s degree in computer engineering from Ohio State University.

Skills & Qualifications: Ms. Martinez brings to our Board leadership experience at leading technology companies, which enhances the Board’s depth of experience in business and digital transformation. She also brings a global leadership perspective, as well as a focus on customer success and customer experience.

Age: 58 Director since: 2014 Committees: Audit Finance (Chair) Director Qualification Highlights: Human Capital Management Financial Expertise

Susan R. Salka

Retired Chief Executive Officer and President, AMN Healthcare Services, Inc.

Ms. Salka most recently served as chief executive officer and president of AMN Healthcare Services, Inc., a provider of healthcare workforce solutions and staffing services to healthcare facilities across the nation, from 2005 to November 2022, and served as a director of the company from 2003 to November 2022. Since joining AMN Healthcare Services Inc. in 1990, she also served as chief operating officer, chief financial officer, and senior vice president of business development. Ms. Salka is passionately and actively involved in the areas of corporate social responsibility, diversity and inclusion, and gender equality. A member of Women Business Leaders and Women Corporate Directors Foundation, Ms. Salka is a proponent of promoting women in leadership. She was formerly a director of Beckman Coulter Inc. and Playtex Products. Ms. Salka currently serves on the editorial advisory board of Directors & Boards Magazine, a quarterly journal dedicated to the topics of leadership and corporate governance.

Skills & Qualifications: Ms. Salka brings to the Board a deep understanding of emerging trends in healthcare services, having over 30 years of experience in the healthcare industry. She also brings significant leadership experience through her service in several executive leadership positions, which have provided her with business management, operations, financial and long-range planning experience and through her significant public company board service.

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             ITEM 1. ELECTION OF DIRECTORS

Age: 56 Director since: 2019 Director Qualification Highlights: Business Transformation International Experience

Brian S. Tyler

Chief Executive Officer, McKesson Corporation

Mr. Tyler has served as chief executive officer of McKesson Corporation since April 2019 and previously served as the Company’s president and chief operating officer from August 2018 to March 2019. Mr. Tyler served as chairman of the Management Board of McKesson Europe AG from 2017 to 2018, president and chief operating officer of McKesson Europe from 2016 to 2017, the Company’s president of North American Pharmaceutical Distribution and Services from 2015 to 2016, and as the Company’s executive vice president, corporate strategy and business development from 2012 to 2015. Mr. Tyler previously served in various other leadership roles in the Company, including as president of U.S. Pharmaceutical, president of McKesson Medical-Surgical, and president of McKesson Specialty Health. Mr. Tyler is a member of the board of directors of the International Federation of Pharmaceutical Wholesalers (IFPW) and a member of the IFPW Foundation board of directors. He is a member of the American Cancer Society’s CEOs Against Cancer group in the North Texas chapter. He has been a member of the board of directors of Republic Services since March 2021. Mr. Tyler earned his Ph.D. from the University of Chicago, Department of Economics specializing in industrial organization, labor economics and public finance/project evaluation.

Skills & Qualifications: Mr. Tyler brings over 25 years of business and healthcare experience to the Board. As McKesson’s CEO and a long-time leader of McKesson’s businesses, Mr. Tyler has extensive knowledge of the Company’s culture and workforce, and its challenges and opportunities.

Age: 65 Director since: 2022 Committees: Compensation and Talent Governance and Sustainability Director Qualification Highlights: Healthcare Industry Sustainability and ESG

Kathleen Wilson-Thompson

Retired EVP and Global Chief Human Resources Officer, Walgreens Boots Alliance, Inc.

Ms. Wilson-Thompson most recently served as executive vice president and global chief human resources officer of Walgreens Boots Alliance, Inc., a healthcare and retail pharmacy company, from December 2014 to January 2021, after serving as senior vice president and chief human resources officer from January 2010 to December 2014. Previously, she served as senior vice president, global human resources and chief labor and employment counsel at Kellogg Company. Ms. Wilson-Thompson earned an A.B. degree from the University of Michigan, and J.D. and LL.M. (Corporate and Finance Law) degrees from Wayne State University. She serves on the boards of Tesla, Inc. and Wolverine World Wide, Inc. Ms. Wilson-Thompson is also chair of the board of directors of the University of Michigan Alumni Association.

Skills & Qualifications: Ms. Wilson-Thompson brings to the Board more than a decade of senior executive level experience leading human resources and human capital management strategy at global healthcare companies. She also brings experience through her extensive public company board service in the manufacturing and retail industries.

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The Board, Committees and Meetings

The Board of Directors is the Company’s governing body with responsibility for oversight, counseling and direction of the Company’s management to serve the long-term interests of the Company and its shareholders. The Board’s goals are to build long-term value for the Company’s shareholders and to ensure the vitality of the Company for its customers, employees and other individuals and organizations that depend on the Company. To achieve its goals, the Board monitors both the performance of the Company and the performance of the Chief Executive Officer. The Board currently consists of eleven directors, and Donald Knauss serves as the Board’s Independent Chair. All of our directors are independent with the exception of Brian Tyler, the Company’s CEO.

The Board has five standing committees: the Audit Committee, Compensation and Talent Committee, Compliance Committee, Finance Committee, and Governance and Sustainability Committee. Each of these committees is governed by a written charter approved by the Board in compliance with the requirements of the SEC and the New York Stock Exchange (NYSE), where applicable. The charter of each committee is reviewed annually by that committee and the Board. Each member of our standing committees is independent, as determined by the Board, under the NYSE listing standards and the Company’s director independence standards, which are available on the Company’s website at www.mckesson.com/Investors/Corporate-Governance/Director-Independence-Standards/. In addition, each member of the Audit Committee and Compensation and Talent Committee meets the additional, heightened independence criteria applicable to such committee members under the relevant rules.

Board and Meeting Attendance

The Board met six times during FY 2023. Each director attended at least 75% of the aggregate number of meetings of the Board and of its committees on which he or she served. The independent directors also met in executive session at every Board meeting during FY 2023. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with senior management, independent accountants, advisors and consultants and others on matters affecting the Company. Directors are also expected to attend the upcoming virtual Annual Meeting. All directors then serving attended the 2022 Annual Meeting of Shareholders. The membership of each standing committee in FY 2023 and the number of committee meetings held during FY 2023 are identified in the section immediately below.

Committee Membership, Responsibilities and Other Information

The charter governing each of the Board’s five standing committees can be found at www.mckesson.com/investors/corporate-governance. The following are the standing committees of the Board of Directors:

Audit Committee	Responsibilities include:

Current Members:

Dominic J. Caruso*, Chair

W. Roy Dunbar

Bradley E. Lerman

Susan S. Salka*

Meetings in FY 2023: 10 (Includes 1 joint meeting with the Compliance Committee)

All members are independent and financially literate

*  Designated as “audit

committeefinancial expert”

•   Reviewing with management the interim and annual audited financial statements filed in the Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively, including any major issues regarding accounting principles and practices, critical audit matters, and the adequacy and effectiveness of internal controls over financial reporting that could significantly affect the Company’s financial statements

•   Reviewing with management and the independent registered public accounting firm the interim and annual financial statements

•   Appointing the independent accountants, monitoring their independence, evaluating their performance and approving their fees

•   Reviewing and overseeing the annual audit plan, including the scope of the audit activities of the independent accountants and performance of the Company’s internal audit function

•   Assisting the Board with respect to its oversight of the Company’s policies and procedures regarding compliance with applicable laws and regulations

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Compensation and Talent Committee	Responsibilities include:
Current Members: Linda P. Mantia, Chair Richard H. Carmona, M.D. Donald R. Knauss Kathleen Wilson-Thompson Meetings in FY 2023: 5

•   Reviewing and overseeing the Company’s overall compensation philosophy and the development and implementation of compensation programs aligned with the Company’s business strategy

•   Reviewing various sustainability matters relevant to the Committee’s oversight responsibilities, including diversity, equity and inclusion, talent development, employee engagement and culture, in coordination with the Board and other committees, as appropriate

•   Determining the structure and amount of all elements of executive officer compensation and benefits, including material perquisites, after consideration of management’s recommendation and in consultation with the committee’s independent compensation consultant

•   Reviewing and making determinations regarding the adoption, administration, and amendments to all equity incentive plans for employees, and cash incentive plans for executive officers

•   Evaluating the relationship between the incentives associated with Company plans and the level of risk-taking by executive officers in response to such incentives

•   Participating with management in the preparation of the Compensation Discussion and Analysis for the Company’s proxy statement

•   Evaluating the qualifications, performance and independence of its advisors

Compliance Committee	Responsibilities include:

Current Members:

Bradley E. Lerman, Chair

Richard H. Carmona, M.D.

Dominic J. Caruso

James H. Hinton

Meetings in FY 2023: 7

(includes 1 joint meeting with the Audit Committee and 1 with the Board of Directors)

•   Overseeing the Company’s compliance programs and policies relating to the Company’s principal legal and regulatory compliance risks

•   Reviewing the Company’s approach to, and results of, risk identification, assessment and mitigation plans for the principal legal and regulatory compliance risks facing the Company

•   Reviewing the Company’s compliance with laws and policies governing the distribution of controlled substances and reporting of suspicious orders

•   Overseeing any significant complaints and other matters raised through the Company’s compliance reporting mechanisms, including those matters that involve allegations relating to violations of non-compliance with the Controlled Substances Monitoring Program or distribution of opioids

•   Reviewing any significant government inquiries or investigations and other significant legal actions

•   Receiving information about current and emerging legal and regulatory compliance risks and enforcement trends that may affect the Company’s business operations, performance or strategy

•   Commissioning studies, surveys, reviews as appropriate to evaluate the Company’s compliance and quality of personnel/committees providing compliance

•   Reviewing appointment, performance, compensation and replacement of the Company’s Chief Compliance Officer and the Senior Vice President of the Controlled Substances Monitoring Program

Finance Committee	Responsibilities include:
Current Members: Susan R. Salka, Chair James H. Hinton Donald R. Knauss Maria N. Martinez Meetings in FY 2023: 5

•   Reviewing with management the long-range financial policies of the Company

•   Providing advice and counsel to management on the financial aspects of significant acquisitions and divestitures, major capital commitments, proposed financings and other significant transactions of a financial nature

•   Making recommendations concerning significant changes in the capital structure of the Company

•   Reviewing tax policy utilized by management and the funding status and investment policies of the Company’s tax-qualified retirement plans

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Governance and Sustainability Committee	Responsibilities include:
Current Members: Maria N. Martinez, Chair W. Roy Dunbar Linda P. Mantia Kathleen Wilson-Thompson Meetings in FY 2023: 5

•   Reviewing the size and composition of the Board and recommending measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity

•   Recommending the slate of nominees to be proposed for election at the annual meeting of shareholders and qualified candidates to fill Board vacancies

•   Evaluating the Board’s overall performance, reviewing the level and form of non-employee director compensation and administering the Company’s related party transactions policy

•   Reviewing the size and composition of each standing committee, identifying individuals to serve as members and monitoring the functions of the committees

•   Monitoring emerging corporate governance trends, shareholder feedback, and overseeing and evaluating the Company’s corporate governance policies and programs

•   Oversight of corporate governance, environmental, climate and sustainability matters, as well as the Company’s reporting to stakeholders on such matters

Director Qualifications, Nomination and Diversity

To fulfill its responsibility to recruit and recommend to the Board nominees for election as directors, the Governance and Sustainability Committee considers all qualified candidates who may be identified by any of the following sources: current or former Board members, a professional search firm, Company employees, shareholders or other parties.

You may make a recommendation for a director candidate by submitting the candidate’s name, resume and biographical information and qualifications to the attention of the Corporate Secretary’s Office by email at corpsecretary@mckesson.com or by courier or regular mail at 6555 State Highway 161, Irving, Texas 75039. All recommendations received by the Corporate Secretary will be presented to the Governance and Sustainability Committee for its consideration. The Governance and Sustainability Committee will consider director candidates who meet the criteria described below, and it will recommend to the Board nominees who best suit the Board’s needs. In order for a shareholder to make a nomination of a director candidate for election at an upcoming annual meeting of shareholders, such shareholder’s nomination must comply with the requirements set forth in the Company’s By-Laws.

In evaluating candidates for the Board, the Governance and Sustainability Committee reviews each candidate’s independence, skills, experience and expertise against the criteria adopted by the Board. Members of the Board should have the highest professional and personal ethics, integrity and values, and represent diverse backgrounds and experience consistent with the Company’s values. They should have broad experience at the policy-making level in business, technology, healthcare or public interest, or have achieved prominence in a relevant field. The Governance and Sustainability Committee will consider whether the candidate’s background and experience demonstrate the ability to make the kind of important and sensitive judgments that the Board is called upon to make, and whether the nominee’s skills are complementary to the existing Board members’ skills. In addition, Board members must be able to devote sufficient time and energy to the performance of their duties as a director and willing to consider different perspectives.

Other Board Memberships

The Board has adopted, as part of its Corporate Governance Guidelines, a policy on Other Board Memberships to facilitate its review of outside director commitments to ensure that each director is able to devote the time required to fulfill the increasingly complex role of a public company director. The Company appreciates the experience directors bring from their service on other boards, and the policy provides that directors should not serve on more than four other boards of public companies in addition to McKesson’s Board. In addition, the policy requires that directors use their best efforts to provide notice to the Chair, along with the Corporate Secretary, prior to accepting a board seat, advisory role or assignment to a committee on another company board,

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             ITEM 1. ELECTION OF DIRECTORS

whether public, private or not for profit. Directors also must offer to tender their resignations when they change employment or their major responsibilities. The Governance and Sustainability Committee has reviewed all director nominees and determined that their involvement with other public company boards are in compliance with our Corporate Governance Guidelines.

Even when a director is in compliance with the Company’s policy, the Governance and Sustainability Committee also may review a director’s outside board commitments to confirm the director is able to devote the necessary time and energy to our Board. Ms. Martinez is the executive vice president and chief operating officer of Cisco Systems. She currently serves on our Board and the board of Cue Health, Inc. In evaluating her nomination, the Governance and Sustainability Committee (without Ms. Martinez’s participation), and ultimately the Board, considered her unique qualifications and skills, including her senior leadership experience at leading technology companies, her international experience and her experience in customer success. This includes the value of her deep technology and customer success knowledge and experience, which enhances the Board’s oversight of and alignment to the Company’s strategic priorities and growth areas in oncology and biopharma services, as well as the diversity of perspective she brings to our Board. The Board also appreciates her leadership of our Governance and Sustainability Committee, and recognized her exemplary attendance record, having attended all 16 of her McKesson Board and committee meetings in FY 2023. During the course of the third-party Board evaluation for FY 2023, directors commended Ms. Martinez for her contributions to our Board. As a result, the Governance and Sustainability Committee determined that Ms. Martinez remains a valuable director, and the Board decided to recommend her re-election to shareholders.

Diversity Considerations

The Board does not maintain a formal policy regarding diversity; however, the Governance and Sustainability Committee considers diversity of backgrounds, cultures, education, experience, skills, thought, perspectives, personal qualities and attributes, and geographic profiles (i.e., where the individuals have lived and worked), as well as race, ethnicity, gender, national origin, veteran status and other categories. Our Governance and Sustainability Committee and the Board believe that a diverse representation on the Board fosters a robust, comprehensive and balanced deliberation and decision-making process that is essential to the continued effective functioning of the Board and continued success of the Company. Currently, over half of our Board is comprised of women and people of color, and two of our directors have served in the U.S. military.

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Corporate Governance

We are committed to continually assessing our governance policies and structures to incorporate best practices. We highlight some of our corporate governance practices below.

Key Governance Attributes

Independent Chair	We have maintained an independent chair structure since 2019. Donald Knauss has served as the Independent Chair of the Board since April 2022.

CEO and Senior Management Succession Planning	Recognizing that succession planning is a key component of the Company’s continued success, the Board is committed to CEO and senior management succession planning.

Reduced Ownership Threshold to Call a Special Meeting to 15%	In 2019, the Company reduced the ownership threshold required to call a special meeting of shareholders from 25% to 15%.

Committed to Board Refreshment

Seven of our 11 nominees have served on our Board for less than five years. We added three new directors in 2022. Last year, we also implemented a policy that would require non-employee directors with a tenure of more than 12 years to offer to resign from Board service annually.

Significant Risk Oversight

The Board and its committees devote significant time and effort to understanding and reviewing enterprise risks. This includes oversight of our Company’s strategy and review of risks related to financial reporting, compensation practices, cybersecurity, sustainability, and distribution of controlled substances, among other risks. The Board has maintained a standing Compliance Committee since 2019. The purpose of the Compliance Committee is to assist the Audit Committee and the Board in oversight of McKesson’s compliance programs and management’s identification and evaluation of our primary legal and regulatory compliance risks.

Code of Conduct

McKesson’s Code of Conduct describes fundamental principles, policies and procedures that shape our work and help our employees, officers and directors make ethical decisions. The Code of Conduct is available in multiple languages. Please visit www.mckesson.com/Investors/Corporate-Governance/Code-of-Conduct/ for more information.

Other Governance Best Practices

•  Regular executive sessions of the independent directors

•  Proxy access right

•  No supermajority voting requirements

•  Majority voting standard for uncontested director elections

•  Annual director elections

•  No poison pill

The following governance materials appear on our website at www.mckesson.com/investors/corporate-governance:

• Certificate of Incorporation	• Committee Charters
• By-Laws	• Director Independence Standards
• Corporate Governance Guidelines	• Code of Conduct

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             ITEM 1. ELECTION OF DIRECTORS

Evaluating Board Composition, Performance and Effectiveness

Board evaluations play a critical role in assessing the effective functioning of our Board, which conducts an annual evaluation to consider where they believe our Board functions most effectively, and more importantly, to identify areas in which they believe the Board can make a better contribution to the Company. The following graphic illustrates the core elements of our Board’s evaluation process:

Our Governance and Sustainability Committee leads the evaluation of the Board and the performance of the Independent Chair. Our Independent Chair also speaks to directors individually, and that feedback is later reported to the entire Board. Each committee is responsible for evaluating its own performance and determining their workplan for the following year. The Governance and Sustainability Committee establishes a workplan for the Board, and reviews periodically the Board’s evaluation process and makes enhancements based on the Company’s evolving business strategies and risks. For FY 2023, an independent third-party facilitator conducted the Board evaluation and provided feedback on Board effectiveness and strengthening Board oversight.

Director Independence

Under the Company’s Corporate Governance Guidelines, the Board must have a substantial majority of directors who meet the applicable criteria for independence required by the NYSE. The Board has also adopted standards to assist it in determining director independence, which are available at www.mckesson.com/Investors/Corporate-Governance/Director-Independence-Standards. Each year, the Board must determine, based on all relevant facts and circumstances, whether in its business judgment the non-employee directors satisfy the criteria for independence, including the absence of a material relationship with the Company. The Board will deem a director independent if no relationship or transaction exists that would disqualify such a director under these standards, and no other relationship or transaction exists of a type not specifically mentioned in NYSE standards that, in the Board’s opinion, taking into account all relevant facts and circumstances, would impair a director’s ability to exercise his or her independent judgment. Applying these standards, and all applicable laws, rules or regulations, the Board has determined that, with the exception of our CEO Brian Tyler, all of the Company’s director nominees, namely Richard Carmona, Dominic Caruso, Roy Dunbar, James Hinton, Donald Knauss, Bradley Lerman, Linda Mantia, Maria Martinez, Susan Salka and Kathleen Wilson-Thompson, are independent.

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Board Leadership Structure

The Board has an independent chair leadership structure with Donald Knauss serving as Independent Chair of the Board and Brian Tyler serving as CEO.

The Chair presides at all meetings of the Board and annual meetings of shareholders. The Chair regularly solicits input from the CEO and independent directors as to the additional matters to place on the Board agenda and the information that would be useful for their review and consideration. All of the Board’s standing committees are composed solely of, and chaired by, independent directors. The independent directors regularly meet in executive sessions presided over by Mr. Knauss as Independent Chair.

Mr. Knauss’ experience serving on McKesson’s Board, as well as other public company boards, positions him to effectively lead the Board. Our CEO, Mr. Tyler, has been with McKesson for over 25 years and he brings expert perspective on the future of the industry, both in the US and globally. Having spent his entire career in healthcare, he has a clear vision of how McKesson will continue to play an integral role in improving care while driving value for McKesson’s shareholders. He also brings with him a deep understanding of the Company, its culture and what is important to its employees. We believe the leadership structure of Mr. Knauss as Independent Board Chair and Mr. Tyler as CEO best serves the Company and its shareholders at this time. We also believe that the Board’s risk oversight function is complemented by this leadership structure.

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and CEO in a way that is in the best interests of the Company at any given point in time. The Governance and Sustainability Committee and Board annually evaluate the Board’s leadership structure to determine the structure that would best serve the Company and its shareholders. Should the Board determine that it is in the best interests of the Company to appoint a non-independent Director to serve as Chair, a majority of the independent directors would elect an independent director to serve as Lead Independent Director.

Board of Directors’ Role in Risk Oversight

Our Board is responsible for overseeing the business and affairs of the Company. This general oversight responsibility includes oversight of risk management, which the Board carries out as a whole or through its committees. Among other things, the Board periodically discusses the Company’s enterprise risk management process, including its identification, management and assessment of operations, strategic, financial and compliance risks. Below, as an example, we highlight certain risk areas under the Board’s role in risk oversight, which are not comprehensive of all of the risks they review:

Controlled Substance Distribution Risk Oversight

Our Board actively oversees the Company’s work to address the opioid epidemic. It regularly receives reports on the Company’s Controlled Substances Monitoring Program (CSMP) and discusses the Company’s compliance with federal and state controlled substances regulatory requirements and the effectiveness of the Company’s CSMP. The Board additionally receives updates on pending litigation and investigations. Further, the Compliance Committee regularly receives updates on the CSMP.

Cybersecurity and Technology Risk Oversight

The Board routinely addresses cybersecurity and technology trends, risk reduction strategy and related topics. Management’s reports to the Board focus on:

•	Cybersecurity trends and regulatory updates

•	Information protection program strategy

•	Implications for the Company’s business strategy

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Role of Board Committees in Risk Oversight

Although the Board has ultimate responsibility for overseeing risk management, it has delegated certain oversight responsibilities to committees with specific areas of responsibility and experience. Each of the standing committees regularly meets in executive session. The chairs of the committees report to the Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.

Committee Roles in Risk Oversight

Audit Committee	Governance and Sustainability Committee

• Assists the Board in monitoring integrity of financial statements, the independent auditor’s qualifications, independence and performance, critical audit matters and the performance of the Company’s internal audit function

• Coordinates with the Compliance Committee in monitoring compliance with legal and regulatory requirements

• Oversees matters related to corporate governance, environmental, climate and sustainability

• Oversees evaluation of the Board’s performance, Board composition, refreshment and committee leadership

• Evaluates the Company’s governance practices and monitors shareholder feedback

Compliance Committee	Finance Committee

• Assists the Board in oversight of compliance programs and management’s identification and evaluation of the Company’s principal legal and regulatory compliance risks

• Coordinates with the Audit Committee in monitoring compliance with legal and regulatory requirements

• Coordinates with the Compensation and Talent Committee in incorporating compliance with laws into compensation decisions

• Oversees risk assessment and management processes related to, among other things, credit, capital structure, liquidity and insurance programs

• Assists the Board in oversight of the financial aspects of significant acquisitions and divestitures and other significant transactions of a financial nature

Compensation and Talent Committee

• Oversees risk assessment and management with respect to the Company’s compensation policies and practices and matters with respect to diversity, equity and inclusion, talent development, employee engagement and culture

McKesson senior leadership is responsible for the day-to-day management of the risks facing the Company, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, cybersecurity, compliance and reputational risks. Management carries out this risk management responsibility through a coordinated effort among the various risk management functions within the Company.

2023 Report of the Compliance Committee

Since its formation in 2019, our Compliance Committee has assisted the Audit Committee and the Board in overseeing management’s identification and evaluation of the Company’s principal legal and regulatory compliance risks and related compliance programs. The Compliance Committee has four members and is chaired by Bradley Lerman. The members all bring significant regulatory expertise and a deep understanding of the healthcare industry to our Board. During FY 2023, the Compliance Committee formally met six times, including one joint meeting with the Audit Committee, and it received updates from management during and outside of formal meetings.

The Compliance Committee’s key FY 2023 accomplishments include, but are not limited to:

•	Reviewed and discussed management’s approach to risk assessment and mitigation, key principal risk areas, and emerging risk areas;

•

Met regularly with the Chief Legal Officer and Chief Compliance Officer, including in separate closed sessions. The Compliance Committee also met with other members of senior management throughout the year;

•

Provided oversight on compliance programs, such as the CSMP, and participated in focused risk reviews of several of the Company’s principal risks, including discussions related to Clinical Research, Patient Safety/Product Quality, Privacy/Data Usage, Responsible Sourcing/Human Rights, as well as the Company’s compliance with regulations such as the Federal Food, Drug & Cosmetic Act, Drug Supply Chain Security Act, Health Insurance Portability and Accountability Act, and Uyghur Forced Labor Prevention Act;

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             ITEM 1. ELECTION OF DIRECTORS

•	Conferred with outside counsel on matters related to the CSMP and the results of the Company’s annual risk assessment process;

•	Reviewed the structure, staffing and resources of the Compliance & Ethics and CSMP functions;

•	Discussed significant government inquiries and investigations, and significant matters raised through the Integrity Line, including review and discussion of metrics and trends;

•

Participated in U.S. Drug Enforcement Administration and U.S. Food and Drug Administration trainings led by qualified external experts, and reviewed the Company’s revised Code of Conduct and related employee training; and

•

Conducted a joint meeting with the Audit Committee to discuss, among other things, the Company’s annual assessment of its regulatory and compliance programs, an overview of progress made in FY 2023, and data strategy and governance, cybersecurity, and the quality management structure of the organization.

Risk Assessment of Compensation Policies and Practices

We annually conduct a review of all incentive compensation plans utilized throughout the Company, using a framework for risk assessment provided to us by a nationally recognized outside compensation advisor. In conducting our review, a detailed assessment of each incentive compensation plan, without regard to materiality, is first prepared by representatives from the Company’s business units and then reviewed by senior executives of our Human Resources Department. The review framework requires representatives of our business units to examine and report on the presence of certain design elements under both cash and equity incentive compensation plans that could encourage our employees to incur excessive risk, such as the selection and documentation of incentive metrics, the ratio of incentive to fixed compensation, the year-over-year variability in payouts, the amount of management discretion, and the percentage of compensation expense as compared to the business units’ revenues. Consistent with our findings in past years, management concluded that for FY 2023 our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. A summary of management’s findings was reviewed with the Compensation and Talent Committee at its April 2023 meeting.

The Compensation and Talent Committee discussed management’s findings and considered that the Company utilizes many design features that mitigate the likelihood of encouraging excessive risk-taking behavior. Among these design features are:

•	Multiple metrics across the entire enterprise that balance top-line, bottom-line and cash management objectives;

•	Linear payout curves, performance thresholds and caps;

•	Reasonable goals and objectives, which are well-defined and communicated;

•	Strong compensation recoupment policy; and

•	Training on our Code of Conduct and other policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

•	In addition, incentives for senior management feature the following:

•	Balance of short- and long-term variable compensation tied to a mix of financial and operational objectives and the long-term value of our stock;

•	The Compensation and Talent Committee’s ability to exercise downward discretion in determining payouts, including after consideration of regulatory, compliance and legal issues; and

•	Rigorous stock ownership and retention guidelines.

Based on the foregoing, the Compensation and Talent Committee concurred with management that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We believe that our incentive compensation plans do not provide incentives that encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and the risk management practices of the Company, and are supported by the oversight and administration of the Compensation and Talent Committee with regard to our executive compensation program.

- 2023 Proxy Statement	23

             ITEM 1. ELECTION OF DIRECTORS

Related Party Transactions Policy and Transactions with Related Persons

There are no reportable related party transactions for FY 2023. The Company has a Related Party Transactions Policy requiring approval or ratification of certain transactions involving executive officers, directors and nominees for director, beneficial owners of more than 5% of the Company’s common stock, and immediate family members of any such persons, where the related person had, has or will have a direct material interest. Additionally, they are required to notify the General Counsel of any potential related party transaction. Under the policy, the Company’s General Counsel initially determines if a transaction or relationship constitutes a transaction that requires compliance with the policy. If so, the matter will be referred to the Governance and Sustainability Committee. Annually, our directors, nominees and executive officers are asked to identify any transactions that might fall under the policy as well as to identify immediate family members. The transaction may be approved or ratified if, in the Governance and Sustainability Committee’s business judgment and based on the review of all relevant facts and circumstances, it is determined that the transaction is fair and reasonable to the Company and consistent with its best interests. Factors that may be taken into account in making that determination include, without limitation: (i) the business purpose of the transaction; (ii) whether the transaction is made in the ordinary course of business and is entered into on an arm’s-length basis; (iii) whether it would impair the independence of a director; and (iv) whether it would violate the provisions of the Company’s Code of Conduct.

Communications with Directors

Shareholders and other interested parties may communicate with any of the directors, including the Board Chair and any other, or all of the directors as a group, by addressing their correspondence to the Board member or members, c/o the Corporate Secretary’s Office, McKesson Corporation, 6555 State Highway 161, Irving, Texas 75039, or via e-mail to boardchair@mckesson.com or to nonmanagementdirectors@mckesson.com. The Corporate Secretary’s office maintains a log of such correspondence received by the Company that is addressed to members of the Board, other than advertisements, solicitations or correspondence deemed by the Corporate Secretary to be irrelevant to Board responsibilities. Directors may review the log at any time, and request copies of any correspondence received.

Director Compensation

Director compensation at McKesson includes a combination of cash and equity-based compensation. The Governance and Sustainability Committee periodically reviews the level and form of compensation paid to our non-employee directors and, if it deems appropriate, recommends changes to the Board. In reviewing our non-employee director compensation program, the committee is guided by these principles:

•

Our non-employee directors should be compensated at competitive levels for the work required in a company of our size and scope, differentiating among directors where appropriate to reflect different levels of responsibilities;

•	A significant portion of compensation should be in the form of stock, to align the directors’ interests with our shareholders; and

•	The structure of the program should be simple and transparent.

Each non-employee director of the Company is paid an annual cash retainer and an annual restricted stock unit (RSU) award. Our non-executive Board Chair is provided additional compensation that the Board believes is commensurate with that role. During FY 2023, the Board approved a $5,000 increase to the annual cash retainer provided to all non-employee directors, increases to most committee chair annual cash retainers, and a $20,000 increase to the value of the directors’ annual RSU award. Effective July 22, 2022, our Board’s compensation is structured as follows:

•	Annual cash retainer of $115,000

•	Annual RSU award with a grant date fair value of $200,000

•	Independent Board Chair annual premium of $240,000 (50% cash, 50% RSUs)

•	Annual cash retainer of $20,000 for chairing a standing committee ($25,000 for the chair of the Audit Committee)

Detail on the value of the annual cash retainers and RSU awards paid to each non-employee director for FY 2023 is provided below. The Governance and Sustainability Committee retains the right to determine on a case-by-case basis whether meeting fees are appropriate for non-employee directors. Non-employee directors are paid their reasonable expenses for attending Board and committee meetings. Directors who are employees of the Company or its subsidiaries do not receive any compensation for service on the Board.

24	- 2023 Proxy Statement

             ITEM 1. ELECTION OF DIRECTORS

Cash Compensation

Each non-employee director receives an annual retainer, and the independent Board Chair and chairs of the standing committees receive an additional annual retainer. Information on retainers paid in FY 2023 is set forth in the table below. Directors may elect in advance of a calendar year to defer up to 100% of their annual retainer (including any standing committee chair or Board Chair retainer) under the Company’s Deferred Compensation Administration Plan III (DCAP III). The minimum deferral period for any amounts deferred is five years; however, notwithstanding the deferral election, if a director ceases to be a director of the Company for any reason other than disability, retirement or death, the account balance will be paid in a lump sum in the first January or July which is at least six months following and in the year after the director’s separation from service. In the event of disability, retirement or death, the account balance will be paid in accordance with the director’s deferral election. To be eligible for retirement, a director must have served on the Board for at least six consecutive years prior to the director’s separation. A director may elect to have all or part of his or her DCAP III account credited with earnings (or losses) based on the director’s choice of a hypothetical investment in certain funds available under the Company’s 401(k) Retirement Savings Plan. To the extent no such hypothetical investment selection is made by the director, interest is credited at a default interest rate equal to 120% of the long-term applicable federal rate published by the Internal Revenue Service (IRS) for December of the immediately preceding calendar year.

Equity Compensation

Effective July 2022, non-employee directors receive an automatic annual grant of RSUs with an approximate grant date fair value of $200,000. The actual number of RSUs granted is determined by dividing $200,000 by the closing price of the Company’s common stock on the grant date (with any fractional unit rounded up to the nearest whole unit); provided, however, that the number of units granted in any annual grant will in no event exceed 5,000, in accordance with the terms of our 2022 Stock Plan. As noted above, the Board Chair receives an additional automatic annual grant of RSUs with an approximate grant date fair value of $120,000.

The RSUs granted to non-employee directors are vested upon grant. If a director meets the director stock ownership guidelines (currently $690,000, six times the annual cash retainer), then the director will, on the grant date, receive the shares underlying the RSUs, unless the director elects to defer receipt of the shares. The determination of whether a director meets the director stock ownership guidelines is made as of the last day of the deferral election period preceding the applicable RSU award. If a non-employee director has not met the stock ownership guidelines as of the last day of such deferral election period, then issuance of the shares underlying the RSUs will automatically be deferred until the director’s separation from service.

Recipients of RSUs are entitled to dividend equivalents at the same dividend rate applicable to the Company’s common shareholders, which is determined by our Board and currently is $0.54 per share each quarter. Dividend equivalents are not distributed until the shares underlying the RSUs are issued to the director. Dividend equivalents on RSUs granted prior to April 28, 2020 are credited to an account that accrues interest at the default interest rate set forth in DCAP III, which is 120% of the long-term applicable federal rate published by the IRS for December of the immediately preceding calendar year. Interest accrual on dividend equivalents was eliminated for RSU awards granted after April 28, 2020.

All Other Compensation and Benefits

Non-employee directors are eligible to participate in the McKesson Foundation’s Executive Request Program and Matching Gifts Program. Under the Executive Request Program, our non-employee directors may request that the foundation make donations to qualifying public charitable organizations. Under the Matching Gifts Program, our non-employee directors’ own gifts to schools, educational associations or funds and other public charitable organizations are eligible for a match by the foundation of up to $5,000 per director for each fiscal year.

- 2023 Proxy Statement	25

             ITEM 1. ELECTION OF DIRECTORS

2023 Director Compensation Table

The following table sets forth information concerning the compensation paid to or earned by each non-employee director for the fiscal year ended March 31, 2023. Mr. Tyler is not included in this table as he was an employee of the Company during FY 2023 and received no compensation for his service as a director. The compensation paid to or earned by Mr. Tyler as an officer of the Company is shown in the 2023 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Richard H. Carmona, M.D.	113,465	200,247	-0-	313,712

Dominic J. Caruso	135,965	200,247	-0-	336,212

W. Roy Dunbar	113,465	255,988	-0-	369,453

James H. Hinton	113,465	200,247	-0-	313,712

Donald R. Knauss	233,465	320,527	-0-	553,992

Bradley E. Lerman	128,465	200,247	-0-	328,712

Linda P. Mantia	133,465	200,247	-0-	333,712

Maria N. Martinez	128,465	200,247	-0-	328,712

Edward A. Mueller	34,375	—	-0-	34,375

Susan R. Salka	128,465	200,247	-0-	328,712

Kathleen Wilson-Thompson	113,465	200,247	5,000	318,712

(1)	Consists of the director annual cash retainer and the annual standing committee chair and Board Chair retainers, whether paid or deferred.

(2)

Represents the aggregate grant date fair value of RSUs, computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board, Topic 718, labeled “Compensation — Stock Compensation” (ASC Topic 718) disregarding any estimates of forfeitures related to service-based vesting conditions. Such values do not reflect whether the recipient has actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Financial Note 4 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as filed with the SEC on May 9, 2023. In connection with his initial election to the Board in FY 2023, Mr. Dunbar was granted a prorated portion of the automatic annual grant of RSUs made to non-employee directors in July 2022.

(3)	For Ms. Wilson-Thompson, represents the amount of matching charitable contributions provided by the McKesson Foundation.

26	- 2023 Proxy Statement

ITEM 2.	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024

Your Board recommends a vote “FOR” this ratification proposal.

The Audit Committee has approved Deloitte & Touche LLP (D&T) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2024 (FY 2024). The Audit Committee believes that D&T is knowledgeable about the Company’s operations and accounting practices, and is well qualified to act as the Company’s independent registered public accounting firm.

We are asking our shareholders to ratify the selection of D&T as the Company’s independent registered public accounting firm for FY 2024. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain D&T. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of D&T are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. For the fiscal years ended March 31, 2023 and 2022, professional services were performed by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates. Fees for those years were as follows:

	FY 2023	FY 2022

Audit Fees	$15,965,000	$18,700,000

Audit-Related Fees	1,675,000	4,600,000

TOTAL AUDIT AND AUDIT-RELATED FEES	17,640,000	23,300,000

Tax Fees	60,000	—

All Other Fees	—	—

TOTAL	$17,700,000	$23,300,000

Audit Fees. This category consists of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by D&T in connection with statutory and regulatory filings or engagements. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and foreign statutory audits required by non-U.S. jurisdictions.

Audit-Related Fees. This category consists of fees for assurance and related services such as employee benefit plan audits, registration statements and comfort letters, service organization control reports, accounting and financial reporting audit-related fees, due diligence in connection with mergers, divestitures and acquisitions, and attest services related to financial reporting that are not required by statute or regulation.

Tax Fees. This category consists of fees for professional services rendered for U.S. and international tax compliance, including services related to the preparation of tax returns and professional services. For the fiscal years ended March 31, 2023 and 2022, no amounts were incurred by the Company for tax advice, planning or consulting services.

- 2023 Proxy Statement	27

             ITEM 2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT

             REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to applicable rules and its charter, the Audit Committee has sole responsibility for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has a Pre-approval Policy for Audit and Non-audit Services under which the Audit Committee pre-approves all audit and permissible non-audit services, including audit-related and tax services, to be provided by D&T. The policy delegates to the Chair of the Audit Committee limited authority to pre-approve services, which approvals are reviewed by the Audit Committee at its next meeting. All of the services described in the fee table above were approved in conformity with the Audit Committee’s pre-approval process.

Audit Committee Report

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. The functions of the Audit Committee are described in greater detail in the Audit Committee’s written charter adopted by the Company’s Board of Directors, which may be found on the Company’s website at www.mckesson.com under the caption “Investors — Governance.” The Audit Committee is composed exclusively of directors who are independent under the applicable SEC and NYSE rules and the Company’s independence standards. The Audit Committee’s members are not professionally engaged in the practice of accounting or auditing, and they necessarily rely on the work and assurances of the Company’s management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. D&T is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has: (i) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended March 31, 2023; (ii) discussed with D&T the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; (iii) received the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding D&T’s communications with the Audit Committee concerning independence; and (iv) discussed with D&T its independence from the Company. The Audit Committee further considered whether the provision of non-audit related services by D&T to the Company is compatible with maintaining the independence of that firm from the Company. The Audit Committee has also discussed with management of the Company and D&T such other matters and received such assurances from them as it deemed appropriate.

The Audit Committee discussed with the Company’s internal auditors and D&T the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal auditors and D&T, with and without management present, to discuss the results of their audits, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting and financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2023 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee of the Board of Directors

Dominic J. Caruso, Chair

W. Roy Dunbar

Bradley E. Lerman

Susan R. Salka

28	- 2023 Proxy Statement

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of May 26, 2023, information regarding ownership of the Company’s outstanding common stock by any entity or person, to the extent known by us or ascertainable from public filings, that is the beneficial owner of more than 5% of the outstanding shares of common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*

The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	12,869,151	(1)	9.5%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	11,784,945	(2)	8.7%

*	Based on 135,512,995 shares of common stock outstanding, as of May 26, 2023.

(1)

This information is based upon a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, which reports shared voting power with respect to 206,762 shares, sole dispositive power with respect to 12,277,413 shares, and shared dispositive power with respect to 591,738 shares.

(2)

This information is based upon a Schedule 13G/A filed with the SEC on February 3, 2023 by BlackRock, Inc., which reports sole voting power with respect to 10,641,150 shares and sole dispositive power with respect to 11,784,945 shares as a result of being a parent company or control person of certain subsidiaries.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, all reports required by Section 16(a) of the Exchange Act in FY 2023 from our officers, directors and greater than 10% beneficial owners were timely filed.

- 2023 Proxy Statement	29

             PRINCIPAL SHAREHOLDERS

Security Ownership of Directors and Executive Officers

The following table sets forth, as of May 26, 2023, except as otherwise noted, information regarding ownership of the Company’s outstanding common stock by: (i) all directors and director nominees; (ii) each executive officer named in the 2023 Summary Compensation Table below (collectively, our named executive officers or the NEOs); and (iii) all directors, NEOs and executive officers as a group. The table also includes shares of common stock that underlie outstanding RSUs and options to purchase common stock of the Company that either vest or become exercisable within 60 days after May 26, 2023.

Name of Individual	Shares of Common Stock Beneficially Owned(1)		Percent of Class

Nancy Avila	11,720		*

Richard H. Carmona, M.D.	1,368	(2)	*

Dominic J. Caruso	5,141	(2)	*

W. Roy Dunbar	775	(2)	*

James H. Hinton	955	(2)	*

Donald R. Knauss	9,026	(2)(4)	*

Bradley E. Lerman	5,610	(2)	*

Linda P. Mantia	2,340	(2)	*

Maria Martinez	3,674	(2)	*

Susan R. Salka	8,667	(2)(4)	*

Lori R. Schechter	18,101	(4)	*

LeAnn B. Smith	1,985	(2)	*

Brian S. Tyler	178,177	(3)(5)	*

Britt J. Vitalone	31,111	(5)	*

Kathleen Wilson-Thompson	955	(2)	*

All directors, NEOs and executive officers as a group (16 persons)	289,801	(2)(3)(4)(5)	*

*

Less than 1.0%. The number of shares beneficially owned and the percentage of shares beneficially owned are based on 135,512,995 shares of the Company’s common stock outstanding as of May 26, 2023, adjusted as required by the rules promulgated by the SEC. Shares of common stock that may be acquired by exercise of stock options or vesting of RSUs within 60 days after May 26, 2023, and vested RSUs that are not yet settled are deemed outstanding and beneficially owned by the person holding such stock options or RSUs for purposes of computing the number of shares and percentage beneficially owned, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(1)

Except as otherwise indicated in the footnotes to this table, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)

Includes vested RSUs or common stock units accrued under the 2013 Stock Plan (the receipt of the underlying shares having been deferred) as follows: Dr. Carmona, 1,368 units; Mr. Caruso, 5,141 units; Mr. Dunbar, 775 units; Mr. Hinton, 955 units; Mr. Knauss, 7,730 units; Mr. Lerman, 5,610 units; Ms. Mantia, 2,340 units; Ms. Martinez, 3,674 units; Ms. Salka, 8,056 units; Ms. Wilson-Thompson, 955 units; and all directors, NEOs and executive officers as a group, 36,604 units. Directors, NEOs and executive officers have neither voting nor investment power with respect to such units.

(3)

Includes shares that may be acquired by exercise of stock options or vesting of RSUs within 60 days after May 26, 2023, as follows: Mr. Tyler, 52,425 shares; and all directors, NEOs and executive officers as a group, 53,498 shares.

(4)

Includes shares held by immediate family members who share a household with the named person, by family trusts as to which the named person and his or her spouse have shared voting and investment power, or by an independent trust for which the named person disclaims beneficial ownership as follows: Mr. Knauss, 1,296 shares; Ms. Salka, 5 shares; Ms. Schechter, 4,178 shares; and all directors, NEOs and executive officers as a group, 5,479 shares.

(5)

Includes shares held under the Company’s 401(k) Retirement Savings Plan as of May 26, 2023, as follows: Mr. Tyler, 214 shares; Mr. Vitalone, 547 shares; and all NEOs and executive officers as a group, 761 shares.

30	- 2023 Proxy Statement

EXECUTIVE COMPENSATION

A Letter From Our Compensation and Talent Committee

Dear Fellow Shareholders,

As members of the Compensation and Talent Committee, we thank you for your continued investment in McKesson. Through our shareholder outreach and engagement program, we have the opportunity to hear our shareholders’ perspectives on our executive compensation program. These perspectives have informed past changes to program structure, and this year we were pleased to hear affirmation of our program design. We are focused on ensuring that McKesson’s executive compensation program suits the interests of our shareholders and adheres to our pay-for-performance philosophy, while aligning to McKesson’s strategy and the creation of long-term shareholder value. We are pleased to share with you the following “Compensation Discussion and Analysis.” Key highlights include:

Strong Performance On Our Key Priorities. In FY 2023, our employees focused on executing on four key priorities related to our enterprise strategy: focus on people and culture, expand oncology and biopharma platforms, drive sustainable core growth, and evolve and grow the portfolio. We were pleased with McKesson’s performance against these goals. Financially, the Company delivered full year revenues of $277 billion and adjusted earnings per diluted share of $25.94. When excluding certain items, adjusted earnings per diluted share grew 15% from the prior year, driven by momentum across all business segments. We were also able to deliver on a number of key strategic items, advancing our position as a diversified healthcare services company. We grew our biopharma and oncology platforms through a balance of strategic partnerships, acquisitions and internal investments. We delivered growth in the core distribution businesses, and we divested the majority of the operations in Europe, furthering our goal to streamline and optimize the portfolio.

Incorporation into Our Compensation Program of Additional Sustainability Priority Areas Aligned to Company Strategy and Purpose. Over the last several years, we have monitored the evolution of non-financial sustainability metrics in compensation programs. In conversations with our shareholders, we heard clearly that any sustainability metrics included in our plans should link directly to our business priorities and the creation of long-term shareholder value. To that end, for our executive officers’ FY 2023 Management Incentive Plan (MIP) awards, we introduced sustainability priorities as a discretionary, downward modifier tied to the Company’s strategic business objectives and our Company purpose to Advance Health Outcomes for All. The sustainability priorities focus on the areas of environmental awareness and health, our best talent strategy with diversity, inclusion and employee engagement, and effective risk management and compliance. We believe that these goals clearly align with the creation of long-term sustainable value for our shareholders.

When incorporating the sustainability priority areas into FY 2023 MIP awards, we determined that these objectives would only be used to adjust MIP payouts downward in the event the executive officers failed to meet the key objectives in these areas. Thus, the executive officers’ performance with respect to our sustainability objectives in the MIP cannot be used to increase MIP payouts above the levels formulaically earned through financial performance. Following a comprehensive review of our executive officers’ performance with respect to the sustainability priority areas, we determined that our executive officers largely met those objectives; therefore, we did not make any downward adjustment to their FY 2023 MIP payouts. Details of the FY 2023 sustainability priority areas are provided on page 40 below.

Continuing Our Dialogue With Shareholders. Our annual vote on executive compensation is one source of insight into our shareholders’ perspective on our compensation practices. We were pleased that shareholders at the 2022 Annual Meeting approved our executive compensation program with approximately 90% of votes cast in favor of our 2022 say-on-pay proposal. The vote provides a valuable, but narrow, lens into our shareholders’ views, so our Board also solicits more detailed insights to ensure we meet shareholder expectations regarding key governance topics, including executive compensation. Since our 2022 Annual Meeting, we reached out to shareholders representing approximately 54% of our outstanding common stock and engaged with shareholders representing approximately 33% of our outstanding common stock. When evaluating our executive compensation program, we carefully considered their feedback, along with the results of the prior advisory vote. As a result, other than the addition of sustainability priorities to MIP awards as discussed above, we decided not to implement any additional changes to our FY 2023 executive compensation program.

- 2023 Proxy Statement	31

             EXECUTIVE COMPENSATION

Focused on the Future. We continue to see our executive compensation program design as a critical element in the attraction, retention and incentivization of key talent in a competitive market. We highly value our shareholders’ input when making these decisions and are pleased that we have cultivated and maintained a positive dialogue on compensation topics. We will continue to solicit your feedback as we evaluate and evolve a program that meets your expectations and drives long-term value creation.

We look forward to continuing this dialogue and ask for your continued support.

The Compensation and Talent Committee

Linda P. Mantia, Chair

Richard H. Carmona, M.D.

Donald R. Knauss

Kathleen Wilson-Thompson

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes McKesson’s executive compensation program and reviews compensation decisions for our CEO and CFO, and our three other most highly compensated executive officers, all of whom were serving as of March 31, 2023 (collectively, our Named Executive Officers or “NEOs”). For FY 2023, our NEOs and their respective titles were as follows:

Name	Title

Brian S. Tyler	Chief Executive Officer

Britt J. Vitalone	Executive Vice President and Chief Financial Officer

Lori A. Schechter	Executive Vice President, Chief Legal Officer and General Counsel

Nancy Avila	Executive Vice President, Chief Information Officer and Chief Technology Officer

LeAnn B. Smith	Executive Vice President and Chief Human Resources Officer

Overview

Business Strategy and Key Initiatives

At McKesson, we are focused on executing against clear priorities to drive value. Part of that growth will come through our ability to work together, to execute and to use the capabilities and assets across McKesson to innovate in new and different ways. We will continue to be disciplined in our capital deployment as we execute this strategy.

Focus on People and Culture	Expand Oncology and Biopharma Platforms	Drive Sustainable Core Growth	Evolve and Grow the Portfolio
I2CARE and ILEAD Principles Sustainability Priority Areas	Differentiated Assets and Capabilities Established Market Presence	Scaled and Durable Distribution of Assets Operational Excellence	Technology Modernization and Process Simplification Progress in Exiting European Region

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In FY 2023, we remained focused on our enterprise strategy previously communicated to all stakeholders and our transformation to a diversified healthcare services company centered around a set of four Company priorities: our focus on people and culture, continuing to expand in the areas of oncology and biopharma services, where we have key differentiation, driving sustainable growth in our core, and evolving and growing the portfolio. We believe the execution against these four key pillars is critical to our ability to generate long-term sustainable growth.

FY 2023 Performance Highlights

In FY 2023, we delivered strong growth in revenue and adjusted operating results, despite declining contribution from COVID-19 related items. We are pleased with the momentum across all business segments. We made significant progress against our company priorities, which included focusing on our people and culture to attract and retain talent, expanding the oncology and biopharma platforms through strategic investments, driving sustainable core growth in our pharmaceutical and medical distribution businesses, and evolving and growing the portfolio, including progress exiting the European region. The commitment to these priorities is critical to our financial performance and sustainable long-term growth. During FY 2023, we completed the acquisition of Rx Savings Solutions and formed an oncology research business combining HCA’s Sarah Canon Research Institute and McKesson’s US Oncology Research. Both transactions are anticipated to accelerate growth in our oncology and biopharma strategies. We exited 11 of the 12 countries in which we had operations in the European market by the end of FY 2023, with Norway being the only European country we have not announced a plan to sell. We intend to exit Norway. The exit from Europe has positively impacted our Return on Invested Capital and contributed to the increase we have observed. McKesson remains strategically positioned, with a broad set of differentiated assets and capabilities, to support healthcare innovation and improve care in every setting. FY 2023 highlights are shown below.

(1)	Reflects continuing operations attributable to McKesson, net of tax.
(2)	Reflects income from continuing operations before interest expense and income taxes.

In our discussion of executive compensation throughout this proxy statement, we refer to Adjusted Earnings per Diluted Share (Adjusted EPS), Adjusted Operating Profit (AOP), Free Cash Flow (FCF), Return on Invested Capital (ROIC) and Relative Total Shareholder Return (rTSR) as performance metrics specifically used in our incentive programs. In Appendix A to this proxy statement, we provide reconciliations from diluted earnings per share from continuing operations, operating profit and operating cash flow calculated in accordance with U.S. generally accepted accounting principles (GAAP) to the non-GAAP metrics used in calculating performance under our incentive plans. A description of ROIC, a non-GAAP metric, can be found on page 42 of this proxy statement.

2022 Say-on-Pay Vote and Continued Shareholder Engagement

We were pleased that our executive compensation program was approved by shareholders at the 2022 Annual Meeting of Shareholders with approximately 90% of votes cast in favor of our say-on-pay proposal. We received positive feedback from shareholders regarding our pay practices, including our commitment to a pay-for-performance philosophy and our use of at-risk, performance-based compensation tied to key financial metrics. We appreciate our shareholders’ ongoing support for our executive compensation program.

We are committed to seeking feedback and soliciting input to ensure we meet ongoing shareholder expectations regarding our compensation, governance and corporate responsibility practices. As we do every year, our Board undertook a significant engagement effort to receive feedback from shareholders regarding our executive compensation program and other matters of importance to the Company and our shareholders. Since our 2022 Annual Meeting, we proactively reached out to

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             EXECUTIVE COMPENSATION

shareholders representing approximately 54% of our outstanding common stock and engaged with shareholders representing approximately 33% of our outstanding common stock. One common theme we heard from our investors is the importance of incorporating into our executive compensation programs measurable sustainability metrics that are linked directly to our business priorities and the creation of long-term shareholder value. To that end, for executive officers’ FY 2023 Management Incentive Plan (MIP) awards, the Compensation and Talent Committee introduced discretionary consideration of key sustainability priority areas. Additional information on our sustainability priority areas can be found on page 40 of this proxy statement.

Our shareholders’ views on executive compensation and corporate governance are important to us, and we value and utilize their feedback and insights each year. The Board and its committees regularly discuss and consider the feedback we receive from investors through this engagement process, as well as the outcome of the annual advisory vote on executive compensation. As we continue to execute on our strategy, we look forward to ongoing shareholder engagement, including dialogue focused on our executive compensation program and corporate governance practices. Additional information on our shareholder engagement can be found on page 4 of this proxy statement.

Focus on Corporate Culture

At McKesson, the way we do business is just as important as the business itself, so each executive is evaluated on his or her commitment to the Company’s “I2CARE” and “ILEAD” principles. I2CARE is the cultural foundation of the Company. Our I2CARE principles unify the Company and guide individual’s behavior toward each other, customers, vendors and other stakeholders. ILEAD is our common definition, our shared leadership framework and our commitment to how we drive better health for our company, our customers and the patients whose lives we touch. These principles serve as a guide to all our employees enterprise-wide.

We build the best teams by recruiting, developing and retaining diverse talent. McKesson was recognized for nine consecutive years as one of the “Best Places to Work for LGBTQ Equality” by the Human Rights Campaign Foundation; for the tenth year in a row as a “Military Friendly Employer” by GI Jobs; and as a “Best Place to Work” for Disability Inclusion on the Disability Equality Index for the seventh consecutive year. Nancy Avila, our Executive Vice President, Chief Information Officer and Chief Technology Officer, was named a “Latina Executive of the Year” finalist by Latina’s Style, which also named McKesson one of the “Best 50 Companies for Latinas to Work for in the United States.” In 2023, McKesson was also recognized in Forbes’ lists for “America’s Best Employers” and “Best Employers for Diversity,” named by Newsweek as one of “America’s Greatest Workplaces for Diversity” and one of “America’s Greatest Workplaces for Women,” and designated by the Age Friendly Institute as a “Certified Age-Friendly Employer.”

Our vision for a healthier world begins with our employees, who bring our purpose to life every day. As a company, we provide opportunities for growth and development, programs for an inclusive workplace so our employees can be their best, and initiatives that focus on employee health and wellness. We strive to make diversity, equity and inclusion integral to everything we do, because we believe building a more inclusive future is everyone’s responsibility. The Company engaged internal and external experts to help leaders build skills in these and other areas.

Corporate culture is a top priority for Brian Tyler, our CEO, with a focus on human capital management and emphasizing the importance of diverse and inclusive work settings and winning as one team. We aim to continuously leverage our diverse expertise and perspectives to explore opportunities, elevate our thinking and challenge long-held assumptions. Our Board is focused on human capital management, providing guidance to our CEO on culture initiatives, discussing inclusion, diversity and equity efforts and participating in employee town halls and panel discussions hosted by the Company’s employee resource groups. Our Compensation and Talent Committee considers executive officers’ efforts on human capital management and culture matters when determining compensation for our executive officers, including our NEOs.

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Integration of Regulatory, Compliance and Legal Considerations

In 2018, the Compensation and Talent Committee codified its long-standing practice of considering regulatory, compliance and legal issues when making compensation decisions. The Compensation and Talent Committee carefully considered the work that was done to address regulatory and legal aspects of McKesson’s business during FY 2023. The committee has integrated those considerations into its compensation decisions. The Board’s Compliance Committee is actively engaged in overseeing management’s identification and evaluation of principal legal and compliance risks and, as part of its oversight role, reviews the Company’s efforts to foster a culture of compliance, ethics and regulatory excellence. Prior to making its decisions regarding FY 2023 incentive payouts, the Compensation and Talent Committee reviewed the Compliance Committee’s report regarding senior management’s compliance efforts during FY 2023, including the performance of our NEOs. This review was a factor in the Compensation and Talent Committee’s evaluation of executive officer performance with respect to the FY 2023 sustainability priority areas, as discussed at page 40 of this proxy statement.

Best Practices in Compensation Governance

What We Do

✓	Pay for performance	✓	Engage with shareholders throughout the year

✓	Emphasize long-term performance	✓	Align plan design with business strategy

✓	Design with mix of operational and market-based metrics	✓	Balance mix of annual and long-term metrics

✓	Develop sound financial goals	✓	Engage independent advisors

✓	Maintain robust compensation recoupment policy with trigger for reputational harm	✓	Review Compliance Committee’s assessment of senior management performance

✓	Manage use of equity incentive plan conservatively	✓	Drive progress on culture and sustainability-related initiatives

✓	Use double-trigger change in control vesting provisions	✓	Review current compensation and estimated separation and change in control benefits

✓	Maintain rigorous stock ownership guidelines	✓	Mitigate undue risk-taking through sound plan design

What We Don’t Do

	Allow directors and executive officers to hedge or pledge Company securities		Provide excise tax gross-ups on change-in-control payments

	Re-price or exchange stock options without shareholder approval		Accrue or pay dividend equivalents during performance periods

	Provide tax gross-ups on perquisites for executives, except in the case of certain business-related relocation expenses		Pay above-market interest on deferred compensation

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FY 2023 Pay Elements and Performance Metrics

McKesson’s executive compensation program consists of three direct pay elements — base salary, annual cash incentive and long-term incentives — each of which serves a unique purpose. The metrics below incentivize our executives to focus on operational objectives that are expected to drive shareholder value. All incentives are performance-based, and all long-term incentive (LTI) awards have total performance or vesting periods of three years.

Beginning with FY 2023 Management Incentive Plan (MIP) awards for our executive officers, the Compensation and Talent Committee introduced consideration of the Company’s performance in key sustainability priority areas, which are discussed at page 40 of this proxy statement. This consideration can only be utilized by the committee to adjust payouts downward. The committee did not make any other adjustments to the plans for FY 2023 in light of the positive feedback we continue to receive from our shareholders regarding our executive compensation program.

Pay Element	Performance Metric	Rationale	Target Pay

Base Salary	—	Attracts and retains high-performing executives by providing market-competitive fixed pay	—

Management Incentive Plan (annual cash incentive)	Adjusted EPS (50%)	Rewards operational performance and profitability; important driver of share price valuation and shareholder expectations	100% — 175% of Base Salary
	Adjusted Operating Profit (25%)	Rewards focus on operational performance and profitability; important driver of share price valuation and shareholder expectations
	Free Cash Flow (25%)	Rewards generating cash to invest in growth and return capital to shareholders; important valuation metric

	*New for FY 2023: Sustainability Priority Areas	Ensures sustainability priorities are aligned with business strategic objectives and Company purpose	Discretionary Downward-Only Modifier

Performance Stock Units (long-term equity incentive)	3-Year Cumulative Adjusted EPS (50%)	Measures long-term earnings power, drives returns for the Company and directly correlates to share price performance	60% of Target LTI Value
	3-Year Average ROIC (25%)	Encourages leaders to make sound investments that generate returns for shareholders; important valuation metric
	MCK TSR vs. Comparator Group (25%)	Rewards share price performance relative to comparator group over time

Restricted Stock Units (long-term equity)	—	Directly aligns with value delivered to shareholders	40% of Target LTI Value

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Target Direct Compensation Mix

Our executive compensation program is predominantly variable and performance-based. As an executive’s ability to impact operational performance increases, so does the proportion of at-risk, variable compensation. Target LTI grows proportionately as job responsibilities increase, which encourages our executive officers to focus on McKesson’s long-term success and aligns with the long-term interests of our shareholders. The graphics below illustrate the mix of fixed and variable compensation, and the annual MIP and LTI compensation opportunities we provided to our CEO and other NEOs for FY 2023. These graphics also illustrate the proportion of target direct compensation that is based on Company and share price performance.

FY 2023 CEO Compensation Mix	FY 2023 Other NEOs Compensation Mix

FY 2023 Target Direct Compensation. The Compensation and Talent Committee established FY 2023 target direct compensation for our NEOs as shown below. The committee takes a number of factors into consideration when setting total target direct compensation and each of the individual elements, including job responsibilities, time in role, and competitive market data derived from our Compensation Peer Group. Further information on the elements of compensation can be found in the following pages, where each pay element is described more fully.

Name	Base Salary ($)(1)	MIP Target (Annual Incentive) (% of Salary)	MIP Target (Annual Incentive) ($)	Target Long-Term Incentives		Total Target Direct Compensation ($)
				PSUs ($)	RSUs ($)

Brian S. Tyler	1,440,000	175%	2,520,000	7,800,295	5,200,301	16,960,596

Britt J. Vitalone	875,000	115%	1,006,250	2,400,438	1,600,270	5,881,958

Lori A. Schechter	830,000	100%	830,000	1,563,356	1,042,296	4,265,652

Nancy Avila	660,000	100%	660,000	1,200,605	800,299	3,320,904

LeAnn B. Smith(2)	625,000	100%	625,000	1,050,368	700,272	3,000,640

(1)	FY 2023 base salary figures shown above are as of the end of FY 2023.
(2)

Ms. Smith was promoted to the position of Executive Vice President and Chief Human Resources Officer effective December 1, 2022. The FY 2023 base salary and MIP target shown above represent her target compensation at the end of FY 2023.

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Performance-Based Program with Rigorous Targets

Performance Targets Designed to Reward Stretch Performance

Each year, the Board reviews the annual and long-term plans developed by management that are intended to drive operational performance results and shareholder returns. After thorough review and discussion over multiple meetings, the Compensation and Talent Committee establishes performance goals for all of our corporate incentive plans to motivate our leaders to deliver a high degree of business performance, while encouraging prudent risk-taking. We structure performance-based compensation to reward an appropriate balance of short-term and long-term financial and strategic business results, with an emphasis on managing the business for long-term results and shareholder value creation. Target-setting involves a rigorous planning process that considers McKesson’s strategic objectives, market factors, the competitive environment, alignment to shareholders’ interests and other external factors. The committee also considers growth expectations for our competitors, as well as the market outlook for our industry.

Key Considerations in Development of Annual and Long-Term Goals

External Factors	Competitive Environment	McKesson’s Objectives
• Analyst & Shareholder Expectations • Market Outlook • Tax Policy • Public Policy	• Competitor Performance and Plans • Competitive Landscape • Market Growth • Industry Trends	• Historical Performance and Trends • Long Range Planning • Capital Deployment Opportunities • Long Range Corporate Strategy

Target Setting for Annual Plans

We set rigorous annual goals based on Company and industry outlooks for the year, historical and projected growth rates for McKesson and its peers, and performance expectations from investors and equity and credit analysts. The annual incentive plan is aligned with the Company’s Board-approved annual operating plan and is designed so that target payout requires achievement of a high degree of business performance, while encouraging prudent risk-taking. Financial goals for our annual plans consider capital deployment decisions and are aligned with progress toward our long-term plan. The Company’s annual operating plan serves as the basis of the annual earnings guidance we communicate to investors. The annual operating plan contemplates the prior year’s results and the anticipated business environment. Our projected earnings growth reflects market conditions, which also affect our peer group and analyst forecasts. Cash flow goals are set by focusing on working capital efficiency, operating plans by business unit, and other cash sources and uses, including interest and income taxes. We established performance targets for FY 2023 that reflect the following:

•

Adjusted EPS and Adjusted Operating Profit targets were set to achieve growth of 15% and 9%, respectively, over FY 2022 results when excluding the impact of COVID-19 related items and the European business operations and completed divestitures; and

•	Free Cash Flow target was set to achieve growth over FY 2022 results when excluding the impact of the European business operations and completed divestitures.

Our executive officers’ FY 2023 annual incentive also included the Compensation and Talent Committee’s discretionary consideration of progress on key sustainability priority areas (for downward-only adjustment of payouts) in order to ensure our sustainability priorities are aligned with business strategic objectives and our Company purpose, which the committee believes will create long-term shareholder value.

Consistent with prior years, our FY 2023 targets also assumed capital deployment in the form of share repurchases and considered analyst expectations for growth and competitors’ publicly disclosed performance as well as public policy.

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Target Setting for Long-Term Plans

The Company’s three-year plan, which is reviewed by the Board each year, considers business strategies that will take longer than 12 months to accomplish and reflects capital deployment, including projected acquisitions, along with other external, public policy and competitive risks, opportunities and challenges. Our FY 2021 — FY 2023 PSU awards were based on three-year Cumulative Adjusted EPS, three-year average ROIC, and TSR performance relative to a comparator group of companies (rTSR). The Compensation and Talent Committee chose Cumulative Adjusted EPS as a metric because it serves as an operational metric – including operating profit growth, tax strategy and capital deployment – that directly correlates to share price performance. Adjusted EPS is also the key metric underpinning our guidance to investors. ROIC encourages leaders to make sound investments that generate strong returns for shareholders. For the portion of the award tied to rTSR performance, payout at target level continues to require above-median performance at the 55th percentile of the rTSR comparator group. In addition, the number of shares earned for the rTSR portion of the award is capped at the target amount if absolute TSR is negative during the three-year performance period. No shares are earned for the rTSR portion of the award if rTSR for the three-year period falls below the 35th percentile of the rTSR comparator group.

Each Compensation Element Serves a Unique Purpose

Our executive compensation program seeks to motivate our executive officers, and to reward them when they meet and exceed challenging business goals and deliver sustained performance growth. McKesson’s executive compensation program consists of four compensation elements, each of which serves a unique purpose. We provide three direct compensation elements: base salary, annual cash incentive and long-term incentives. The fourth element consists of other compensation and benefits (for example, limited perquisites, severance and change in control benefits). Our incentive plans incorporate metrics that we believe are the key measures of our success and will drive long-term shareholder returns.

We focus on Adjusted EPS in our incentive plans because earnings per share is one of the principal measures used by investors to assess financial performance results and establish a price for the Company’s equity, and it is a central component of our guidance to investors. Adjusted EPS aligns our executives’ interests with the broader set of strategic objectives they are tasked to manage, keeping enterprise value and shareholder interests at the forefront of management decisions on both a short- and long-term basis. Accordingly, given that an increase in Adjusted EPS can drive an increase in shareholder value, the Compensation and Talent Committee determined it was important to include Adjusted EPS as a key component of both our annual and long-term incentives.

Annual Compensation

Annual compensation is delivered in cash with a substantial portion at risk and contingent on the successful accomplishment of pre-established performance targets.

Base Salary

Base salary is the only fixed component of our executive officers’ total cash compensation and is intended to provide market-competitive pay to attract and retain executives. When considering whether to increase a NEO’s base salary, the Compensation and Talent Committee takes into account competitive market data derived from our Compensation Peer Group as well as the individual’s performance and experience. Following a comprehensive review, the committee approved base salary increases, effective June 1, 2022, for all of our NEOs other than Ms. Smith. Ms. Smith’s FY 2023 base salary shown below was approved by the committee effective December 1, 2022 upon her promotion to the position of Executive Vice President and Chief Human Resources Officer.

The table below summarizes FY 2022 and FY 2023 base salaries for our NEOs.

Name	FY 2022 Annual Base Salary(1) ($)	FY 2023 Annual Base Salary(1) ($)

Brian S. Tyler	1,400,000	1,440,000

Britt J. Vitalone	850,000	875,000

Lori A. Schechter	815,000	830,000

Nancy Avila	575,000	660,000

LeAnn B. Smith	—	625,000

(1)	FY 2022 and FY 2023 base salary figures shown above are as of fiscal year end.

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Management Incentive Plan

Overview. The Management Incentive Plan (MIP) is our enterprise annual cash incentive plan. MIP awards are conditioned on the achievement of Company financial and operational performance goals. The maximum MIP payout for executive officers is 200% of target. MIP financial, operational and sustainability priorities are established shortly after the beginning of the fiscal year. For our executive officers’ FY 2023 MIP awards, the Compensation and Talent Committee introduced discretionary consideration of key sustainability priority areas discussed below.

FY 2023 MIP Performance Metrics. In May 2022, the Compensation and Talent Committee selected Adjusted EPS, Adjusted Operating Profit and Free Cash Flow as the financial metrics for the FY 2023 MIP, the same metrics used for the prior fiscal year, as they are key areas of focus to drive our near-term success and advance our long-term strategy. Despite continued uncertainties due to COVID-19 and the European divestiture, the Compensation and Talent Committee aligned FY 2023 MIP targets to our Adjusted EPS outlook. The following summarizes our FY 2023 MIP financial performance metrics:

•

Adjusted EPS (50% of award). Adjusted EPS is an important driver of share price valuation and shareholder expectations. Consistent with prior years, our FY 2023 targets assumed, among other things, capital deployment in the form of share repurchases. The Compensation and Talent Committee applied an Adjusted EPS result of $26.37 for purposes of calculating FY 2023 MIP payouts. A related metric, three-year Cumulative Adjusted EPS, is used as a metric for Performance Stock Units. Adjusted EPS is highly relevant in both short- and long-term contexts, and the Compensation and Talent Committee believes it is useful to measure Adjusted EPS across both periods with greater economic opportunity in the long-term portion of the program to ensure that short-term gains are not sought at the expense of long-term performance. See Appendix A to this proxy statement for a reconciliation of diluted earnings per share from continuing operations as reported under U.S. generally accepted accounting principles (GAAP) to the Adjusted EPS result used for incentive payout purposes.

•

Adjusted Operating Profit (25% of award). Adjusted Operating Profit (AOP) rewards focus on operational performance and profitability. The Compensation and Talent Committee applied an AOP result of $5,058 million for purposes of calculating the FY 2023 MIP payouts. See Appendix A to this proxy statement for a reconciliation of operating profit as reported under U.S. GAAP to the AOP result used for incentive payout purposes.

•

Free Cash Flow (25% of award). Free Cash Flow (FCF) provides the basis for our disciplined approach to capital deployment. The Compensation and Talent Committee applied a FCF result of $4,601 million for purposes of calculating FY 2023 MIP payouts. Cash flow is highly relevant in both short- and long-term contexts, as it measures effective generation and management of cash. See Appendix A to this proxy statement for a reconciliation of operating cash flow as reported under U.S. GAAP to the FCF result used for incentive payout purposes.

FY 2023 Sustainability Priority Areas. Fostering a culture of environmental awareness, social responsibility, and sound and effective governance has long been a priority for McKesson. Beginning with FY 2023, our executive officers’ MIP awards include the Compensation and Talent Committee’s discretionary consideration of the Company’s progress on key sustainability priority areas.

As a company, we take a holistic approach to sustainability matters. Our goal is to build long-term value for the Company’s shareholders and strengthen the culture of the Company through monitoring our overall performance with respect to certain sustainability matters. We strongly believe that this starts at the top, with our executive officers, focusing on these key objectives.

In May 2022, considering McKesson’s strategic business objectives and our Company purpose to Advance Health Outcomes for All, the Compensation and Talent Committee selected the following sustainability objectives for discretionary consideration and potential adjustment (downward only) of FY 2023 MIP payouts for our executive officers, including our NEOs:

•	Establishment of environmental targets;

•	Advancement in our female and people of color representation to reflect our best talent strategy;

•	Improvement in our Employee Opinion Survey’s Inclusion and Engagement Scores; and

•	As has been the case for many years, successful fulfillment of our executive officers’ governance duties to prioritize regulatory excellence, risk management, compliance and ethics.

In light of McKesson’s focus on advancing our sustainability priorities, the Compensation and Talent Committee determined, when incorporating the sustainability priority areas into FY 2023 MIP awards, that their discretion in considering success against these objectives would only be used to adjust MIP payouts downward in the event executive officers fail to meet the key objectives in these areas.

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             EXECUTIVE COMPENSATION

Following a comprehensive review of executive officer performance in the selected sustainability priority areas, the Compensation and Talent Committee determined that our executive officers largely met the FY 2023 sustainability objectives; therefore, they determined not to make a downward adjustment to the FY 2023 MIP payouts.

FY 2023 MIP Payout Formula. Based on these results, our NEO participants received 200% of their FY 2023 MIP target awards. As is the case for all of the Company’s performance-based payout scales, when a result falls between reference points, we use linear interpolation to determine the result.

The table below summarizes MIP payouts to our NEOs for FY 2023:

Name	Eligible Earnings	X	MIP Target (%)	=	MIP Target Award ($)	X	(	Adjusted EPS Result (%) 50% Weight	+	AOP Result (%) 25% Weight	+	FCF Result (%) 25% Weight	)	=	FY 2023 MIP Payout ($)

Brian S. Tyler	1,433,333		175%		2,508,333			200%		200%		200%			5,016,667

Britt J. Vitalone	870,834		115%		1,001,459			200%		200%		200%			2,002,917

Lori A. Schechter	827,500		100%		827,500			200%		200%		200%			1,655,000

Nancy Avila	645,833		100%		645,833			200%		200%		200%			1,291,667

LeAnn B. Smith(1)	515,083		67.25%		346,371					195.22%					676,177

(1)	Ms. Smith’s FY 2023 MIP target and performance results were prorated to reflect the roles she held over the entire fiscal year. The prorated performance achievement resulted in a 195.22% payout.

Long-Term Incentive Compensation

Long-term incentive (LTI) compensation is a critical component of our executive compensation program. It is in our shareholders’ interests that our executives foster a long-term view of the Company’s financial results. Long-term incentives are also an important retention tool that management and the Compensation and Talent Committee use to align the financial interests of executives and other key contributors with sustained shareholder value creation.

For FY 2023, the Company’s LTI compensation program for NEOs included two awards:

•	Performance Stock Units (60% of target LTI value)

•	Restricted Stock Units (40% of target LTI value)

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             EXECUTIVE COMPENSATION

Performance Stock Unit Program

Overview. The Performance Stock Unit (PSU) program is a long-term equity incentive program with payouts conditioned on achievement against pre-established performance goals. A new three-year performance period begins each fiscal year, and PSU performance goals and the target awards for our executive officers are established shortly after the beginning of the performance period.

FY 2021 — FY 2023 PSU Performance Metrics. Performance metrics for the FY 2021 — FY 2023 PSUs were determined by the Compensation and Talent Committee in October 2020, in the face of significant market uncertainty due to the unforeseeable impacts of COVID-19. The committee established three-year Cumulative Adjusted EPS, three-year average Return on Invested Capital (ROIC) and the Company’s Total Shareholder Return (TSR) relative to a comparator group as the performance metrics for FY 2021 — FY 2023 PSU payouts. The following summarizes our FY 2021 — FY 2023 PSU performance metrics:

•

Cumulative Adjusted EPS (50% of payout). Cumulative Adjusted EPS was selected as a metric because of the importance of earnings as a driver of share price valuation and shareholder expectations. Consistent with prior performance periods, our Cumulative Adjusted EPS target assumed, among other things, capital deployment in the form of share repurchases. For FY 2021 — FY 2023, the Compensation and Talent Committee applied a Cumulative Adjusted EPS result of $66.66 for purposes of calculating PSU payouts. A related metric, one-year Adjusted EPS, is used as a metric for the Management Incentive Plan. Adjusted EPS is highly relevant in both short- and long-term contexts, and the Compensation and Talent Committee believes it is useful to measure Adjusted EPS across both periods, with greater economic opportunity in the long-term portion of the program to ensure that short-term gains are not sought at the expense of long-term performance. See Appendix A to this proxy statement for a reconciliation of diluted earnings per share from continuing operations as reported under U.S. GAAP to the Adjusted EPS result used for incentive payout purposes.

•

Average ROIC (25% of payout). Return on Invested Capital (ROIC) measures the Company’s ability to create value by generating a return that is above our weighted average cost of capital. Adjusted three-year average ROIC measures, as a percentage, the average of our annual after-tax adjusted operating income divided by invested capital over the three-year performance period. For FY 2021 — FY 2023, the Compensation and Talent Committee applied a three-year average ROIC result of 16.55% for purposes of calculating PSU payouts.

•

Total Shareholder Return (25% of payout). TSR is calculated as share price appreciation (or reduction) over the performance period, including reinvestment of dividends when paid, divided by the share price at the beginning of the period; provided, that the stock price we use at the beginning and at the end of the period is the average closing price of Company common stock over the 30-day period preceding the applicable date. At the end of the performance period, performance is determined by ranking the Company’s TSR against the TSR of the companies in our FY 2021 — FY 2023 relative TSR comparator group, described below. Payout at target level continues to require above-median performance at the 55th percentile of the relative TSR comparator group. In addition, the number of shares earned is capped at the target amount if absolute TSR is negative during the three-year performance period. No shares are earned for the relative TSR portion of the award if McKesson’s TSR for the three-year period falls below the 35th percentile of the relative TSR comparator group. Upon certification of the result, participants receive shares of Company common stock if the performance threshold is met. For FY 2021 — FY 2023, the Company’s TSR was at the 100th percentile relative to our relative TSR comparator group over the three-year period ending March 31, 2023, and the Compensation and Talent Committee applied this result for purposes of calculating PSU payouts.

FY 2021 — FY 2023 PSU Payout Formula. Based on these results, our NEO participants received 200% of their FY 2021 —FY 2023 PSU target awards. When a metric’s result falls between reference points, we use linear interpolation to determine the result. Ms. Smith joined McKesson during FY 2022 and was not awarded FY 2021 — FY 2023 PSUs.

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The table below summarizes PSU payouts for our NEOs for the FY 2021 — FY 2023 performance period:

Name(1)	FY 2021 — FY 2023 Target PSUs (#)	X	(	Cumulative Adjusted EPS Result (%) 50% Weight	+	Average ROIC Result (%) 25% Weight	+	Relative TSR Result (%) 25% Weight	)	=	FY 2021 — FY 2023 Earned PSUs (#)

Brian S. Tyler	37,773			200%		200%		200%			75,546

Britt J. Vitalone	10,676			200%		200%		200%			21,352

Lori A. Schechter	8,557			200%		200%		200%			17,114

Nancy Avila	4,435			200%		200%		200%			8,870

(1)	Ms. Smith joined McKesson during FY 2022 and was not granted a FY 2021 — FY 2023 PSU target award.

FY 2021 — FY 2023 Relative TSR Comparator Group. For the FY 2021 — FY 2023 PSU awards, the Compensation and Talent Committee approved a relative TSR comparator group originally comprised of 14 public companies that served as a representative index of our most direct competitors and healthcare supply chain indicator companies. One company was subsequently removed from the comparator group due to a corporate transaction, reducing the comparator group to 13 companies. The committee reaffirmed that this comparator group of companies more closely aligns with our core business operations than the Compensation Peer Group listed on page 47, which more closely aligns with the market for our executive talent.

The relative TSR comparator group includes seven companies in the Compensation Peer Group that are considered McKesson’s most direct competitors based on their talent pool, size and business focus, as well as six companies that are not viewed as competitors for talent, but are in at least two of the following categories: (i) companies with extensive business overlap; (ii) companies with similar market exposure; (iii) the largest pure play manufacturers representative of the pharmaceutical industry; and/or (iv) manufacturers with large generic pharmaceutical market presence.

These criteria help ensure that our relative TSR comparator group serves as a diversified representation of companies in McKesson’s supply chain and broader healthcare platforms and acts as an appropriate gauge of overall Company performance.

FY 2021 — FY 2023 Relative TSR Comparator Group(1)(2)
AmerisourceBergen (ABC) Cardinal Health (CAH) CVS Health (CVS) Henry Schein (HSIC) Johnson & Johnson (JNJ)	Kroger (KR) Owens & Minor (OMI) Pfizer (PFE) Rite Aid (RAD) Sanofi (SNY)	Teva Pharmaceutical (TEVA) Viatris (VTRS)(3) Walgreens Boots Alliance (WBA)

(1)	The comparator group includes seven companies that are also included in the Compensation Peer Group.

(2)	In August 2021, UDG Healthcare was acquired by Clayton, Dubilier & Rice, LLC, resulting in their removal from the comparator group.

(3)	In November 2020, Mylan merged with Upjohn, a division of Pfizer, to form Viatris.

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FY 2023 — FY 2025 PSU Performance Metrics. PSUs comprise 60% of the target LTI awards granted in FY 2023 and will be earned based on Cumulative Adjusted EPS (50%), three-year average Return on Invested Capital (ROIC) (25%) and TSR relative to a comparator group (25%). The Compensation and Talent Committee believes that the combination of Cumulative Adjusted EPS, three-year average ROIC and relative TSR will drive value creation and ensure alignment with shareholders. For the FY 2023 — FY 2025 PSU awards, the Compensation and Talent Committee, in consultation with its independent compensation consultant, expanded the relative TSR comparator group to add Cigna (CI), Elevance (ELV) and UnitedHealth Group (UNH) to the companies listed in the FY 2021 — FY 2023 Relative TSR Comparator Group table above. The committee also determined to remove Rite Aid (RAD) from the relative TSR comparator group for the FY 2023 — FY 2025 PSU awards. The committee believes the resulting 15 companies in the group represent our most direct competitors and healthcare supply chain indicator companies for the FY 2023 — FY 2025 performance period. The Company must achieve above-median performance (55th percentile) relative to the comparator group to earn a target payout for the relative TSR portion of the award. If the Company’s TSR is negative for the performance period, then the relative TSR result is capped at target regardless of ranking relative to the comparator group. No shares are earned for the relative TSR portion of the award if the Company’s TSR for the three-year period falls below the 35th percentile. The payout formula illustrated below applies to our NEOs:

We generally do not disclose forward-looking goals for our multi-year incentive programs, because the Company does not provide forward-looking guidance to our investors with respect to multi-year periods, and it is competitively sensitive information. Consistent with our past and current practice, we will disclose multi-year performance goals in our regular programs in full after the close of the performance period.

FY 2023 — FY 2025 Performance Stock Unit Awards. At its May 2022 meeting, following a review of all direct compensation components and market data derived from our Compensation Peer Group, the Compensation and Talent Committee approved FY 2023 — FY 2025 PSU target awards for our NEOs as follows:

Name	FY 2023 — FY 2025 PSUs (#)	FY 2023 — FY 2025 PSU Grant Value ($)(1)

Brian S. Tyler	22,188	7,800,295

Britt J. Vitalone	6,828	2,400,438

Lori A. Schechter	4,447	1,563,356

Nancy Avila	3,415	1,200,605

LeAnn B. Smith(2)	2,700	1,050,368

(1)

A portion of the grant date fair value of PSU awards was determined by an independent third party using a Monte Carlo simulation model because the performance goals applicable to the PSU awards include a combination of operational and market-based (rTSR) criteria.

(2)

In May 2022, prior to becoming an executive officer, Ms. Smith was awarded 639 PSUs with performance metrics consisting of 67% Cumulative Adjusted EPS and 33% Average ROIC. In February 2023, in connection with her promotion to the position of Executive Vice President and Chief Human Resources Officer, Ms. Smith was awarded 2,061 PSUs for the FY 2023 — FY 2025 performance period, which are subject to the performance goals applicable to executive officers, as described above.

Restricted Stock Units

Overview. Restricted Stock Unit (RSU) awards are time-vested equity grants that generally vest one-third on each of the first three anniversaries of the grant date. RSU awards directly align the interests of executives with those of shareholders by tying long-term incentive compensation value to Company share price performance. The Compensation and Talent Committee determines the proportion of total target long-term incentives that will be awarded as RSUs by considering the balance of cash and equity in our annual and long-term incentive plans, our strategic and operational objectives, the responsibilities of our NEOs, a review of similar grants made at companies in our Compensation Peer Group and other factors the committee deems relevant.

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FY 2023 Restricted Stock Unit Awards. At its May 2022 meeting, following a review of all direct compensation components and market data derived from our Compensation Peer Group, the Compensation and Talent Committee granted FY 2023 RSU awards to our NEOs as follows:

Name	FY 2023 RSUs (#)	FY 2023 RSU Grant Value ($)(1)

Brian S. Tyler	15,816	5,200,301

Britt J. Vitalone	4,867	1,600,270

Lori A. Schechter	3,170	1,042,296

Nancy Avila	2,434	800,299

LeAnn B. Smith(2)	1,948	700,272

(1)	The RSUs awarded in May 2022 were granted at a fair market value of $328.80 per unit.

(2)

In May 2022, prior to becoming an executive officer, Ms. Smith was awarded 426 RSUs as part of her annual LTI award at a fair market value of $328.80 per unit. At that time, Ms. Smith was also awarded 913 RSUs (vesting ratably over three years) as part of a non-officer retention award, which we have not included in the table above because it was a one-time, special award. In February 2023, in connection with her promotion to the position of Executive Vice President and Chief Human Resources Officer, the Compensation and Talent Committee granted Ms. Smith 1,522 RSUs at a fair market value of $368.07 per unit, to align her FY 2023 RSU opportunity with her new role.

Executive Vice President and Chief Human Resources Officer Transition

LeAnn Smith, formerly Senior Vice President, Talent Management, was promoted to Executive Vice President and Chief Human Resources Officer effective December 1, 2022. In connection with her promotion, Ms. Smith’s annual base salary was increased to $625,000, and she became eligible for a target MIP award equal to 100% of her eligible earnings for the remainder of FY 2023. Her FY 2023 annual LTI target was also increased to $1,750,000, comprised of 60% PSUs and 40% RSUs. Ms. Smith is also eligible to participate in the executive benefit programs normally provided to other executive officers of the Company, excluding the CEO.

Other Compensation and Benefits

The Company provides an array of benefits to all employees. These benefits are comparable to those offered by employers in our industry and geographic footprint, including a competitive suite of health and life insurance and retirement benefits. In providing these benefits, both management and the Compensation and Talent Committee determined that they are appropriate for the attraction and retention of talent. In addition to the discussion of benefits below, the compensation associated with these benefits is described in footnote 2 to the 2023 Summary Compensation Table.

The Company offers two voluntary nonqualified, unfunded deferred compensation plans: (i) the Supplemental Retirement Savings Plan (SRSP) and (ii) the Deferred Compensation Administration Plan III (DCAP III). The SRSP is offered to all employees, including executive officers, who may be impacted by compensation limits that restrict participation in the McKesson Corporation 401(k) Retirement Savings Plan (401(k) Plan). Participation in DCAP III is offered to all senior-level management and executive-level employees, including our executive officers, and certain additional categories of senior-level professionals who are highly compensated employees.

Our employees, including our executive officers, are eligible to participate in the McKesson Foundation’s Matching Gifts Program. Under this program, employee gifts to schools, educational associations or funds and other public charitable organizations are eligible for a foundation match. In addition, under the Board Service Grant Program, our employees, including our executive officers, may apply to the foundation for an annual gift in recognition of their service on the board of such an organization. All of McKesson’s employees in the U.S. and Canada may also request a matching contribution, without limitation, under the McKesson Foundation’s Disaster Relief matching program, which matches contributions made to applicable public charitable organizations.

A limited number of other benefits are provided to executive officers, because it is customary to provide such benefits or in the best interest of the Company and its shareholders to do so. We provide access to executive health services, including annual physical examinations, to executive officers and their spouses. The Company provides security services for our CEO, which we believe is reasonable, necessary, and in the best interest of the Company and its shareholders. The Company periodically engages an independent security consultant to conduct a comprehensive study of our security program, which includes an evaluation of the risks to certain executive officers and the need for executive transportation and a residential security system. During FY 2023, we engaged an independent security consultant to evaluate security risks for Mr. Tyler. The independent

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consultant’s evaluation took into account the Company’s size and profile, and its business activities in the industry in which it operates. The Compensation and Talent Committee concluded that providing security benefits to Mr. Tyler is both necessary and for the Company’s benefit, to address safety concerns arising directly as a result of his role as the CEO of the Company. We believe Mr. Tyler’s security and safety is integral to the Company’s operations and continued value creation for our shareholders. Our Executive Officer Security Policy requires our CEO to use a corporate aircraft for both business and personal use. The security services provided to our CEO also include the installation of home security. We consider the security measures provided to our executive officers to be a reasonable and necessary expense for the Company’s benefit. In accordance with SEC disclosure rules, the aggregate cost of these services is reported in the 2023 Summary Compensation Table. Beginning with FY 2021, Mr. Tyler assumed the costs of ongoing home security monitoring.

Compensation Peer Group

Peer Selection Process

Each year, the Compensation and Talent Committee determines which companies best reflect McKesson’s competitors for customers, shareholders and talent. A key objective of our executive compensation program is to ensure that the total compensation package we provide to our executive officers is competitive with the companies we compete against for executive talent. The Compensation and Talent Committee consults with its independent compensation consultant to develop a compensation peer group of companies to serve as the basis for comparing McKesson’s executive compensation program to the market. The Compensation and Talent Committee uses the guiding principles and questions below as a foundational tool to determine McKesson’s Compensation Peer Group.

Guiding Principles for McKesson Peer Selection

Consider Industry to identify companies with similar business model or philosophy

•  Start with direct distribution peers in the healthcare industry

•  Expand to other healthcare peers that might interact with McKesson in its value supply chain

•  Extend search to non-healthcare peers with operationally similar business models (i.e., companies that have a manufacturing, distribution, wholesale and/or retail component)

Consider Size to ensure companies are similar in scope

Consider other Business Characteristics to identify publicly traded companies headquartered in the U.S.

Questions Addressed in Developing an Effective Peer Group

Who are key performance comparators?	• Who is McKesson competing against for customers? • Which companies have similar market demands and influences?

Who are closest competitors for talent?	• Which companies might try to recruit from McKesson? • If McKesson had to replace the executive team, from which companies might it recruit to attract executives with similar capabilities?

Who are the peers from an external perspective?	• Who is McKesson competing against for shareholders? • Who do key analysts name as peers? • Who do current peers name as peers?

FY 2023 Compensation Peer Group and How We Used the Data

Our Company has few direct business competitors, which makes it difficult to create a peer group based on industry codes, revenues, or market capitalization alone. The Compensation and Talent Committee strives to develop a peer group that best reflects all aspects of McKesson’s complex business. For FY 2023, the committee and its independent compensation consultant used a value supply chain framework to identify companies that may compete with McKesson for executive talent. McKesson’s peers include the following: (i) healthcare companies that may compete or interact with McKesson’s supply chain; (ii) non-healthcare companies that are operationally similar to McKesson or other companies in its supply chain; and (iii) managed care companies.

The committee then considered factors such as revenue and market capitalization to derive an appropriate number of peers within our value supply chain framework. The committee believes our diverse selection of peer group companies provides a better understanding of the evolving and competitive marketplace for executive talent.

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*	Anthem, Inc. changed its name to Elevance Health, Inc. effective June 2022.

The Compensation and Talent Committee used data derived from our Compensation Peer Group to inform its decisions about overall compensation, compensation elements, optimum pay mix and the relative competitive landscape of our executive compensation program. The committee used multiple reference points when establishing target compensation levels. The committee did not strive to benchmark any individual compensation component or compensation in the aggregate to be at any specific percentile level relative to the market. Our 21 peer companies below are sorted by revenue and market capitalization. They reflect the Compensation Peer Group utilized by the Compensation and Talent Committee at its May 2022 meeting, when it established FY 2023 target direct compensation for our executive officers.

FY 2023 Compensation Peer Group

(1)	Revenues are stated in billions for the most recently completed fiscal year as publicly reported by each company as of May 26, 2023.

(2)	Market capitalizations are stated in billions as of March 31, 2023, the last day of our fiscal year.

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Independent Review Process

The Compensation and Talent Committee sets performance goals, payout scales and target award levels for executive officers. The committee also determines incentive payouts for the prior fiscal year based on actual results against performance goals. While performance goals and payout scales are initially developed by senior management and driven by the Board-approved, one-year operating plan and the rolling three-year strategic plan reviewed with the Board, the Compensation and Talent Committee has the authority to approve, modify or amend management’s performance goals and payout scale recommendations. Performance goals are selected to be consistent with the operating and strategic plans reviewed, challenged and approved by the Board and information routinely communicated to employees or shareholders by management.

Setting Targets for the Fiscal Year	Mid-Year Review	Assessing Year-End Results

•   Compensation and Talent Committee’s independent consultant uses data on the Compensation Peer Group derived from independent surveys and disclosures by public companies to inform the committee of competitive pay levels for executive officers.

•   Our CEO, in consultation with the Compensation and Talent Committee’s independent compensation consultant and our EVP & CHRO, develops compensation recommendations for the other executive officers, for approval by the committee.

•   Compensation and Talent Committee sets target pay for all executive officers, including our CEO.

•   Compensation and Talent Committee examines the design and purpose of all executive compensation pay elements.

•   Compensation and Talent Committee reviews and considers feedback from shareholders and proxy advisory firms regarding executive compensation program and policies.

•   Compensation and Talent Committee reviews compliance with Stock Ownership Policy.

•   Management updates the Compensation and Talent Committee on performance against incentive plan pre-established targets.

•   Compensation and Talent Committee reflects on market trends and emerging practices in executive compensation and their potential application at McKesson.

•   Compensation and Talent Committee reviews current compensation and estimated separation and change in control benefits.

•   CEO presents an assessment of his individual performance results to the Board and discusses his goals for the new fiscal year.

•   Compensation and Talent Committee considers, among other things, progress on sustainability priority areas, including regulatory, compliance and legal issues, in making executive compensation determinations.

•   Board conducts our CEO’s performance review, discusses his performance in executive session and approves his goals for the new fiscal year.

•   Compensation and Talent Committee determines our CEO’s incentive compensation payouts in executive session with input from its independent compensation consultant.

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Role of Independent Compensation Consultant

Pursuant to its charter, the Compensation and Talent Committee may retain and terminate any consultant or other advisor, as well as approve the advisor’s fees and other engagement terms. Each year, the committee evaluates the qualifications, performance and independence of its independent compensation consultant. To ensure it receives independent and unbiased advice and analysis, the committee adopted a formal independence policy certified annually by its compensation consultant.

During FY 2023, the Compensation and Talent Committee agreed to continue its engagement of Korn Ferry as its independent compensation consultant. As discussed throughout this proxy statement, the Compensation and Talent Committee’s independent compensation consultant advises on compensation matters concerning our executive officers. Representatives from Korn Ferry attended all Compensation and Talent Committee meetings during FY 2023 and communicated directly with committee members. Korn Ferry also provided independent consulting services to the Governance and Sustainability Committee in FY 2023 regarding director compensation.

The fees incurred for FY 2023 services provided by Korn Ferry to the Compensation and Talent Committee and Governance and Sustainability Committee totaled $325,000. During FY 2023, Korn Ferry provided other services to the Company requested by Company management consisting of sales training programs and tools, for fees totaling approximately $173,600. Services requested by Company management were approved by the Chair of the Compensation and Talent Committee and were contracted for with members of Korn Ferry that were not part of Korn Ferry’s engagement with the Compensation and Talent Committee. The Compensation and Talent Committee believes Korn Ferry’s other work for the Company does not raise a conflict of interest and does not impair Korn Ferry’s ability to provide independent advice to the committee concerning executive compensation matters. In reaching its conclusion, Compensation and Talent Committee members took into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the NYSE listing standards.

Role of Management

Our CEO provides the Compensation and Talent Committee with pay recommendations for executive officers other than himself. The Compensation and Talent Committee, with input from the committee’s independent compensation consultant, determines our CEO’s compensation in executive session. Our Executive Vice President and Chief Human Resources Officer attends committee meetings to provide perspective and expertise relevant to the agenda. Management supports the committee’s activities by providing analyses and recommendations as requested. Management also reports to the committee on a regular basis regarding feedback received in the course of year-round shareholder engagement.

Information on Other Compensation-Related Topics

Severance and Change in Control Benefits

Our Severance Policy for Executive Employees (Executive Severance Policy) affords benefits to selected management employees, including our executive officers. We provide severance benefits to give executives a measure of financial security following the loss of employment, and to protect the Company from competitive activities after their departure. We believe these benefits are important to attract and retain executives in a highly competitive industry. This policy applies if an executive officer is terminated by the Company for reasons other than for cause and the termination is not covered by the Company’s Change in Control Policy for Selected Executive Employees (CIC Policy).

Award agreements under our 2022 Stock Plan and 2013 Stock Plan include change in control provisions which provide for “double-trigger” vesting upon an involuntary or constructive termination of employment following a change in control. Our CIC Policy provides for cash severance benefits to selected management employees in the event of an involuntary or constructive termination of employment occurring in connection with a change in control. We believe our CIC Policy is in our shareholders’ best interest, so that senior management can remain focused on important business decisions and not on how a potential transaction may affect them personally. The CIC Policy is administered by the Compensation and Talent Committee and benefits are consistent with current market practice. More detailed descriptions of the Executive Severance Policy and the CIC Policy are provided below at “Executive Severance Policies.”

Stock Ownership Policy

The Company has robust guidelines for stock ownership by executive officers. Our CEO’s ownership requirement is six times base salary, and the ownership requirement for each of the Company’s other executive officers is three times base salary. Shares subject to stock options and PSU target awards do not count toward ownership under the policy. The Company reserves the right to restrict sales of the underlying shares of vesting equity awards if executives fail to meet the ownership

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requirements specified in the policy. Additionally, executives are required to hold 75% of the net after-tax shares issued upon the vesting or exercise of an award until the policy’s requirements are met. Once the requirement is met, executives must maintain that level of ownership or again be subject to the 75% holding requirement. Members of our Board are also subject to stock ownership guidelines, which are summarized above at “Director Compensation – Equity Compensation.”

The Compensation and Talent Committee reviews executive officer compliance with our Stock Ownership Policy each year. As of March 31, 2023, all NEOs satisfied their stock ownership requirement other than Ms. Smith, who became an executive officer during FY 2023.

Name	Stock Ownership Policy
	Target Ownership		Actual Ownership
	Multiple of Base Salary	Multiple Expressed in Dollars	Multiple of Base Salary(1)	Value of Shares Held by Executives in Dollars(2)

Brian S. Tyler	6	8,640,000	29.4	42,266,906

Britt J. Vitalone	3	2,625,000	11.0	9,652,160

Lori A. Schechter	3	2,490,000	5.8	4,773,485

Nancy Avila	3	1,980,000	5.5	3,647,652

LeAnn B. Smith	3	1,875,000	2.9	1,836,862

(1)	NEO ownership is stated as of March 31, 2023, using FY 2023 salary levels. The ownership requirement may be met through any combination of the following:

•

Direct stock holdings of the Company’s common stock, including shares held in a living trust, a family partnership or corporation controlled by the officer, unless the officer expressly disclaims beneficial ownership of such shares;

•	Shares of the Company’s common stock held in the 401(k) Plan;

•	Shares of the Company’s common stock underlying outstanding restricted stock and restricted stock unit awards; and/or

•	Shares of the Company’s common stock underlying restricted stock units that are vested and deferred under a Company-sponsored deferral program.

(2)	Based on the $356.05 closing price of the Company’s common stock as reported by the NYSE on March 31, 2023.

Insider Trading Policy

The Company maintains an insider trading policy applicable to all directors and employees. The policy provides that Company personnel may not: buy, sell or engage in other transactions in the Company’s stock while in possession of material non-public information; buy or sell securities of other companies while in possession of material non-public information about those companies they become aware of as a result of business dealings between the Company and those companies; disclose material non-public information to any unauthorized persons outside of the Company; or engage in hedging transactions through the use of certain derivatives, such as put and call options involving the Company’s securities. The policy also restricts trading for a limited group of Company employees (including all directors and NEOs) to defined window periods which follow our quarterly earnings releases.

Anti-Hedging and Pledging Policy

The Company’s anti-hedging and pledging policy applies to all directors and executive officers. The policy prohibits these individuals from engaging in any hedging transaction with respect to Company securities. These individuals are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Pledges of Company securities arising from certain types of hedging transactions are also prohibited under our insider trading policy, as described above.

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Equity Grant Practices

The Company has a written equity grant policy which generally prohibits the grant of equity awards when the Company’s directors or employees may be in possession of material non-public information. When the Compensation and Talent Committee meeting occurs shortly following our public announcement of earnings, the grant date is the same day as the committee meeting. Otherwise, in most situations, the grant date is postponed until the third trading day following the release of our earnings results. The Company’s annual grants generally occur at the end of May each year, close in time to our public announcement of financial results for the prior completed fiscal year and publication of our forward estimate of earnings for the current fiscal year.

The annual PSU program has a three-year performance period and the shares that are earned are not subject to any further vesting conditions. RSU awards generally vest over three years. The Company has discontinued for the time being the grant of stock options in our compensation programs, but stock options having a contractual term of seven years are still outstanding. The Company’s equity grant policy states that stock options will be awarded at an exercise price equal to the closing price of the Company’s common stock on the date of grant. Under the terms of our 2022 Stock Plan and 2013 Stock Plan, stock option re-pricing is not permitted without shareholder approval.

Tax Deductibility and Considerations for Compensation Design

Under IRC Section 162(m), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible.

Due to the continued importance and benefit to the Company and our shareholders of awarding compensation that is structured to properly incentivize our executive team, the Compensation and Talent Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses.

Compensation Recoupment Policy

The Board is dedicated to maintaining and enhancing a culture focused on integrity and accountability which discourages conduct detrimental to the Company’s sustainable growth. Our Compensation Recoupment Policy (Recoupment Policy) was amended by the Compensation and Talent Committee on January 28, 2020, to provide for potential recoupment of incentive compensation granted after that date, in the event that the committee determines that an employee has engaged in conduct not in good faith that causes reputational harm to McKesson or any of its subsidiaries or affiliates. Our Recoupment Policy is incorporated by reference into all of our incentive plans, including those plans in which our NEOs participate.

Under the Recoupment Policy, the Company may recover, or “claw back,” incentive compensation if an employee: (i) engages in misconduct pertaining to a financial reporting requirement under the federal securities laws that in turn would require the Company to file a restatement of its audited financial statements with the SEC to correct an error; (ii) receives incentive compensation based on an inaccurate financial or operating measure that when corrected causes significant harm to the Company; or (iii) engages in any fraud, theft, misappropriation, embezzlement or dishonesty to the detriment of the Company’s financial results as filed with the SEC. In addition, if the Compensation and Talent Committee determines that an employee has engaged in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of McKesson or any of its subsidiaries or affiliates, then the committee may recover incentive compensation after consideration of factors it deems appropriate, such as, for example, the passage of time since the occurrence of the act and any pending or threatened legal proceeding relating to the employee’s conduct.

If triggered, then to the fullest extent permitted by law, the Company may require the employee to reimburse the Company for all or a portion of any incentive compensation received in cash within the last 12 months, and remit to the Company any compensation received from the vesting or exercise of equity-based awards occurring within the last 12 months. The Company will publicly disclose the results of any deliberations about whether to recoup compensation from an executive officer under the Recoupment Policy unless, in individual cases and consistent with any legally mandated disclosure requirements, the Board or the Compensation and Talent Committee concludes that legal or privacy concerns would prevent such disclosure.

In October 2022, the SEC released its final clawback rule, and in February 2023, the NYSE proposed its related listing standard implementing the rule. The Board and management intend to adopt a compliant policy once the proposed NYSE listing standard is finalized.

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Compensation and Talent Committee Report on Executive Compensation

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference to McKesson Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

Compensation and Talent Committee of the Board of Directors

Linda P. Mantia, Chair

Richard H. Carmona, M.D.

Donald R. Knauss

Kathleen Wilson-Thompson

Compensation and Talent Committee Interlocks and Insider Participation

The Compensation and Talent Committee is composed of the four independent directors listed above. No member of the Compensation and Talent Committee is, or was during FY 2023, a current or former officer or employee of the Company or any of its subsidiaries. Additionally, during FY 2023, none of our executive officers served on the board of directors or compensation and talent committee of any entity that had one or more of its executive officers serving on the Board or the Compensation and Talent Committee of the Company.

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2023 Summary Compensation Table

The table below provides information regarding compensation and benefits earned by: (i) our Chief Executive Officer; (ii) our Executive Vice President and Chief Financial Officer; (iii) the three other most highly compensated executive officers, in each case, serving as of March 31, 2023 (collectively, our Named Executive Officers or “NEOs”):

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Brian S. Tyler Chief Executive Officer	2023	1,433,333	-0-	13,000,596	5,016,667	770,729	20,221,325
	2022	1,375,000	-0-	12,250,438	4,210,938	315,706	18,152,082
	2021	1,177,083	-0-	11,500,289	1,602,813	559,888	14,840,073

Britt J. Vitalone Executive Vice President and Chief Financial Officer	2023	870,834	-0-	4,000,708	2,002,917	163,254	7,037,713
	2022	845,001	-0-	3,500,404	1,700,564	87,763	6,133,732
	2021	792,667	-0-	3,250,313	1,451,567	43,751	5,538,298

Lori A. Schechter Executive Vice President, Chief Legal Officer and General Counsel	2023	827,500	-0-	2,605,652	1,655,000	122,406	5,210,558
	2022	812,500	-0-	2,605,261	1,421,875	429,141	5,268,777
	2021	773,333	-0-	2,605,244	1,242,233	305,657	4,926,467

Nancy Avila Executive Vice President, Chief Information Officer and Chief Technology Officer	2023	645,833	-0-	2,000,904	1,291,667	29,829	3,968,233
	2022	570,834	-0-	1,450,112	998,960	35,100	3,055,006

LeAnn B. Smith Executive Vice President and Chief Human Resource Officer	2023	515,083	100,000	2,050,834	676,177	33,435	3,375,529

(1)

Amounts shown represent the aggregate grant date fair value of stock-based awards calculated in accordance with ASC Topic 718. These values do not include estimated forfeitures and may not reflect compensation actually received by our executive officers. The assumptions used to calculate the value of these awards can be found in Financial Note 4 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as filed with the SEC on May 9, 2023. For awards that are not subject to performance conditions, such as RSUs, the maximum award levels would not result in awards greater than disclosed in the table above. For awards that are subject to performance conditions, such as PSUs, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under ASC Topic 718, excluding the effect of estimated forfeitures.

The following represents the aggregate value based on the maximum number of shares that may be earned for PSU awards computed in accordance with ASC Topic 718 for each of the fiscal years presented above: Mr. Tyler, $15,600,590, $14,700,661, and $13,800,330; Mr. Vitalone, $4,800,876, $4,200,466 and $3,900,543; Ms. Schechter, $3,126,712, $3,126,437 and $3,126,304; Ms. Avila, $2,401,210 and $1,740,177; and Ms. Smith, $2,100,736.

(2)	Amounts shown represent the following with respect to FY 2023:

Matching Contributions to 401(k) Plan and Nonqualified Plans

The amount contributed by the Company to each NEO’s 401(k) Plan account was as follows: Mr. Tyler, $12,200; Mr. Vitalone, $12,200; Ms. Schechter, $12,200; Ms. Avila, $12,200; and Ms. Smith, $12,200.

As described below in the narrative following the 2023 Nonqualified Deferred Compensation Table, the SRSP and the DCAP III provide for matching contributions. The amount contributed by the Company to each NEO’s SRSP account was as follows: Mr. Tyler, $48,000; Mr. Vitalone, $90,656; Ms. Schechter, $59,006; Ms. Avila, $0; and Ms. Smith $6,250. The amount contributed by the Company to each NEO’s DCAP III account was as follows: Mr. Tyler, $0; Mr. Vitalone, $0; Ms. Schechter, $18,769; Ms. Avila, $0; and Ms. Smith, $0.

Perquisites and Other Benefits

The value provided to each NEO under the Company’s Executive Officer Security Policy was as follows: Mr. Tyler, $299,923; Mr. Vitalone, $42,769; Ms. Schechter, $0; Ms. Avila, $0; and Ms. Smith, $0. The amount for Mr. Tyler represents the incremental cost of personal use of Company-provided aircraft and the reimbursement of reasonable expenses related to the installation of home security equipment. The Company does not reimburse our NEOs for taxes due on imputed income for items or services provided under the Executive Officer Security Policy.

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             EXECUTIVE COMPENSATION

•

Company Aircraft: Mr. Tyler is required under our security policy to use Company aircraft for security, productivity and privacy reasons. The aggregate incremental cost of personal use of Company-provided aircraft for Mr. Tyler in FY 2023 was $297,309. In accordance with our security policy, Mr. Tyler approved Mr. Vitalone’s personal use of the Company’s aircraft. The aggregate incremental cost of personal use of Company-provided aircraft for Mr. Vitalone in FY 2023 was $42,769. To calculate this cost, the Company determines the total variable annual operating cost for each aircraft, such as fuel, trip-related maintenance, landing and parking fees, crew expenses, supplies and catering. The total variable operating cost is then averaged for all flight hours flown and multiplied by the total number of personal flight hours for each NEO. Fixed annual costs that do not change based on usage, such as pilots’ salaries, home hangar expenses, general taxes, routine maintenance and insurance, are excluded from the incremental cost calculation. If an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, and the empty flight is not related to any other business-related travel, this “deadhead” segment is included in the incremental cost calculation for determining personal use.

•

Home Security: The Company paid $2,614 for the installation of home security devices for Mr. Tyler, based on an evaluation performed by an independent security consultant. For a complete description of Mr. Tyler’s security benefit, please refer to the section entitled “Other Compensation and Benefits” on page 45.

The value of financial counseling services provided to each NEO was as follows: Mr. Tyler, $19,054; Mr. Vitalone, $17,629; Ms. Schechter, $17,629; Ms. Avila, $17,629; and Ms. Smith, $14,985.

For Mr. Tyler and Ms. Schechter, includes $5,000 each in matching contributions made by the McKesson Foundation to charitable organizations. For Mr. Tyler, includes $5,000 donated by the McKesson Foundation to a charitable organization in respect of his service as a director of the organization. For Ms. Schechter, includes $2,500 donated by the McKesson Foundation to a charitable organization in respect of her service as a director of the organization.

For Ms. Schechter, includes $7,302 for the value of relocation expenses paid by the Company to her or on her behalf pursuant to the Company’s relocation policy. Relocation benefits are consistent with the benefits provided to all employees who relocated from California to Texas in connection with the relocation of Company headquarters from San Francisco, California to Irving, Texas.

Mr. Tyler’s International Assignment and Relocation

Mr. Tyler served on international assignment as Chairman of the Management Board of McKesson Europe for approximately two years, ending with his appointment to the position of President and Chief Operating Officer, at which time Mr. Tyler and his family repatriated to the United States. Our policies on temporary international assignments and tax equalization are designed to mitigate the inconvenience of such an assignment by covering expenses in excess of what the employee would have incurred had the employee remained in their home country. Accordingly, certain benefits are provided on an income tax-free basis to the employee, and the Company provides for tax equalization to ensure that the employee bears a tax burden comparable to their U.S. tax burden on income that is not related to the international assignment. These benefits are provided to all Company employees covered by the policies. For Mr. Tyler, All Other Compensation includes $381,552 for income tax gross-ups paid during FY 2023 pursuant to the Company’s relocation policy.

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             EXECUTIVE COMPENSATION

2023 Grants of Plan-Based Awards Table

The table below provides information on plan-based awards granted to our NEOs during the fiscal year ended March 31, 2023:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Type of Award		Grant Date	Threshold ($)(3)	Target ($)	Maximum ($)	Threshold (#)(4)	Target (#)	Maximum (#)

Brian S. Tyler	RSU		5/24/2022							15,816	5,200,301
	PSU		5/24/2022				11,094	22,188	44,376		7,800,295
	MIP			1,254,167	2,508,333	5,016,667

Britt J. Vitalone	RSU		5/24/2022							4,867	1,600,270
	PSU		5/24/2022				3,414	6,828	13,656		2,400,438
	MIP			500,729	1,001,459	2,002,917

Lori A. Schechter	RSU		5/24/2022							3,170	1,042,296
	PSU		5/24/2022				2,224	4,447	8,894		1,563,356
	MIP			413,750	827,500	1,655,000

Nancy Avila	RSU		5/24/2022							2,434	800,299
	PSU		5/24/2022				1,708	3,415	6,830		1,200,605
	MIP			322,917	645,833	1,291,667

LeAnn B. Smith	RSU	(6)	5/24/2022							1,339	440,263
	PSU	(6)	5/24/2022				373	639	1,278		210,103
	RSU		2/10/2023							1,522	560,203
	PSU		2/10/2023				1,031	2,061	4,122		840,265
	MIP			173,186	346,371	692,742

(1)

Amounts shown represent the range of possible cash payouts under the MIP for the FY 2023 performance period. Amounts actually earned under the FY 2023 MIP are included in the 2023 Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.” Information regarding the operation of the MIP is provided above in the section titled “Each Compensation Element Serves a Unique Purpose.”

(2)

Amounts shown for PSUs represent the range of possible payouts for the FY 2023 — FY 2025 performance period that the Compensation and Talent Committee established at its May 2022 meeting with respect to annual PSU awards. Payout decisions for these PSU awards will be made in May 2025.

(3)	Amounts shown for MIP represent 50% of the target payout for FY 2023, which is the threshold award payout.

(4)	Amounts shown for the annual PSUs represent 50% of the target payout for the FY 2023 — FY 2025 performance period, which is the threshold award payout.

(5)

Amounts shown reflect the aggregate grant date fair values of RSU and PSU awards computed in accordance with ASC Topic 718, and do not reflect actual realized values. A portion of the grant date fair value of PSU awards was determined by an independent third party using a Monte Carlo simulation model because the performance goals applicable to the PSU awards include a combination of operational and market-based (rTSR) criteria.

(6)

Ms. Smith’s RSU and PSU awards granted in May 2022 were granted prior to her becoming an executive officer. Of the 1,339 RSUs granted to Ms. Smith in May 2022, 426 RSUs were granted as part of her annual LTI award and 913 RSUs (vesting ratably over three years) were granted as a one-time, non-officer special retention award. The PSU award has performance goals and payout thresholds that differ from PSUs granted to executive officers. Amounts shown for Ms. Smith’s May 2022 PSU award represent the range of possible awards for the FY 2023 to FY 2025 performance period; the threshold award payout for this PSU award is 58.33% of the target payout. The performance metrics for Ms. Smith’s May 2022 PSU award are Cumulative Adjusted EPS (with 67% weighting) and Average ROIC (with 33% weighting).

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             EXECUTIVE COMPENSATION

2023 Outstanding Equity Awards Table

The table below provides information on option awards and stock awards held by our NEOs as of March 31, 2023:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Brian S. Tyler	29,667	—	182.77	5/24/2023	42,760	15,224,698	191,948	68,343,085
	17,357	—	159.00	5/23/2024
	25,296	—	144.43	5/30/2025
	9,772	—	123.99	8/2/2025
Britt J. Vitalone	—	—	—	—	12,534	4,462,731	55,588	19,792,107
Lori A. Schechter	—	—	—	—	9,043	3,219,760	41,326	14,714,122
Nancy Avila	—	—	—	—	5,614	1,998,865	24,226	8,625,667
LeAnn B. Smith	—	—	—	—	4,835	1,721,502	7,390	2,631,210

(1)	Stock options have a seven-year term and generally vest 25% on the first four anniversaries of the grant date, subject to continued employment with the Company.

(2)	Stock awards vest as follows:

For Mr. Tyler, 5,272 shares on May 24, 2023; 8,333 shares on May 25, 2023; 10,278 shares on May 26, 2023; 5,272 shares on May 24, 2024; 8,333 shares on May 25, 2024; and 5,272 shares on May 24, 2025.

For Mr. Vitalone, 1,622 shares on May 24, 2023; 2,381 shares on May 25, 2023; 2,905 shares on May 26, 2023; 1,622 shares on May 24, 2024; 2,381 shares on May 25, 2024; and 1,623 shares on May 24, 2025.

For Ms. Schechter, 1,056 shares on May 24, 2023; 1,772 shares on May 25, 2023; 2,329 shares on May 26, 2023; 1,057 shares on May 24, 2024; 1,772 shares on May 25, 2024; and 1,057 shares on May 24, 2025.

For Ms. Avila, 811 shares on May 24, 2023; 986 shares on May 25, 2023; 1,207 shares on May 26, 2023; 811 shares on May 24, 2024; 987 shares on May 25, 2024; and 812 shares on May 24, 2025.

For Ms. Smith, 446 shares on May 24, 2023; 1,752 shares on May 25, 2023; 507 shares on February 10, 2024; 446 shares on May 24, 2024; 222 shares on May 25, 2024; 507 shares on February 10, 2025; 447 shares on May 24, 2025; and 508 shares on February 10, 2026.

(3)	Based on the $356.05 closing price of the Company’s common stock as reported by the NYSE on March 31, 2023, the last day of our fiscal year.

(4)

SEC rules require us to disclose the threshold payout amounts for PSU awards outstanding as of the end of the fiscal year, except that if performance during the last completed fiscal year has exceeded threshold performance, the disclosure is based on the next higher performance measure. The value included in this column includes actual payout value with respect to FY 2021 — FY 2023 PSU awards, which exceeded target performance levels.

Outstanding PSUs actually earned, if any, will pay out in May 2023, May 2024 and May 2025. The following amounts reflect maximum payouts for FY 2022 — FY 2024 PSUs and FY 2023 — FY 2025 PSUs granted to our NEOs,

Completion of the three-year PSU performance period ending March 31, 2023 — Mr. Tyler, 75,546 shares; Mr. Vitalone, 21,352 shares; Ms. Schechter, 17,114 shares; and Ms. Avila, 8,870 shares.

Completion of the three-year PSU performance period ending March 31, 2024 — Mr. Tyler, 72,026 shares; Mr. Vitalone, 20,580 shares; Ms. Schechter, 15,318 shares; Ms. Avila, 8,526 shares; and Ms. Smith, 1,990 shares.

Completion of the three-year PSU performance period ending March 31, 2025 — Mr. Tyler, 44,376 shares; Mr. Vitalone, 13,656 shares; Ms. Schechter, 8,894 shares; Ms. Avila, 6,830 shares; and Ms. Smith, 5,400 shares.

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2023 Option Exercises and Stock Vested Table

The table below provides information on stock options exercised and stock awards vested with respect to our NEOs during the fiscal year ended March 31, 2023:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian S. Tyler	46,524	6,332,017	142,707	46,998,183
Britt J. Vitalone	6,324	1,101,388	51,004	16,864,931
Lori A. Schechter	5,488	1,022,195	46,052	15,231,902
Nancy Avila	-0-	-0-	2,193	734,870
LeAnn B. Smith	-0-	-0-	1,751	583,923

(1)	Amount shown represents values realized, calculated as the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

(2)

Amount shown represents the aggregate fair market values of the Company’s common stock realized upon the vesting of RSUs. In addition to the amount realized upon vesting of RSUs, participants received a cash payment of dividend equivalents and accrued interest which for Mr. Tyler was $199,273, for Mr. Vitalone was $62,296, for Ms. Schechter was $56,996, for Ms. Avila was $6,029, and for Ms. Smith was $3,204.

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             EXECUTIVE COMPENSATION

2023 Nonqualified Deferred Compensation Table

The table below provides information on the contributions, earnings and account balances for our NEOs participating in a Company-sponsored nonqualified deferred compensation program. The nonqualified deferred compensation plans referenced in the table below are described in the narrative immediately following the table.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year-End ($)
Brian S. Tyler
SRSP Plans	60,000	48,000	46,187	-0-	2,382,557
DCAP Plans	-0-	-0-	125,703	-0-	4,382,673
Dividend Equivalents	-0-	106,570	529	199,273	132,750
Britt J. Vitalone
SRSP Plans	113,320	90,656	(1,189)	-0-	357,437
DCAP Plans	-0-	-0-	(2,185)	-0-	110,753
Dividend Equivalents	-0-	35,020	76	62,296	43,159
Lori A. Schechter
SRSP Plans	73,758	59,006	(146,524)	-0-	633,796
DCAP Plans	469,219	18,769	56,788	-0-	5,586,657
Dividend Equivalents	-0-	28,016	66	56,996	32,541
Nancy Avila
SRSP Plans	-0-	-0-	-0-	-0-	-0-
DCAP Plans	-0-	-0-	-0-	-0-	-0-
Dividend Equivalents	-0-	11,227	-0-	6,029	16,537
LeAnn B. Smith
SRSP Plans	7,813	6,250	171	-0-	14,234
DCAP Plans	-0-	-0-	-0-	-0-	-0-
Dividend Equivalents	-0-	11,952	-0-	3,204	15,889

(1)	Amounts shown reflect deferrals into SRSP and/or DCAP III accounts. These amounts are reported as compensation in the 2023 Summary Compensation Table above.

(2)	Amounts shown represent Company contributions to SRSP and/or DCAP III accounts, as well as amounts credited on undistributed dividend equivalents.

(3)	Amounts shown include earnings (or losses) on compensation deferred into the current SRSP and DCAP III plans and their respective predecessor plans.

(4)

Amount shown represents dividend equivalents and interest thereon. All recipients of RSUs, including our NEOs, receive dividend equivalents at the same dividend rate received by the Company’s common stock investors, which is currently $0.54 per share per quarter. Dividend equivalents granted in tandem with RSUs are distributed in cash upon vesting of the related RSUs. Dividend equivalents granted prior to April 28, 2020 are credited with interest at the default interest rate provided under DCAP III, which is 120% of the long-term applicable federal rate published by the IRS for December of the immediately preceding calendar year. Dividend equivalents granted in tandem with RSUs granted after April 28, 2020 are not credited with interest.

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Supplemental Retirement Savings Plan

The SRSP was originally adopted by the Board on January 1, 2005 and is the successor plan to the Supplemental Profit-Sharing Investment Plan (SPSIP), which was frozen effective December 31, 2004. The SRSP includes deferral and distribution provisions intended to comply with IRC Section 409A. The SRSP was most recently amended effective July 30, 2019.

U.S. employees, including NEOs, may elect to participate in the SRSP. Participants may elect to defer, in whole percentages, from 1.0% to 5.0% of covered compensation in excess of the IRC Section 401(a)(17) limit (currently, $330,000 per year). “Covered compensation” under this plan includes base salary and MIP payouts. An election to participate in the SRSP remains in effect until the participant informs the plan administrator that he or she wishes to cease participation. In that case, the election to cease participation becomes effective at the beginning of the next calendar year. At an employee participation level of 5.0%, the Company contributes an additional 4.0% of the participant’s pay as a matching contribution, consistent with the terms of our 401(k) Plan (Company Match). Participants are 100% vested in both the Company Match and their own contributions in the SRSP.

Participants in the SRSP and SPSIP make a distribution election at the time they elect to enroll in the plan. Upon separation from service, distributions may be made in either a lump sum or in installments. If the separation from service is not due to retirement, disability or death, the entire account balance is distributed as a lump sum at a time such payment would comply with IRC Section 409A. Distributions under the SRSP and the SPSIP are subject to ordinary income taxes.

Accounts in the SRSP are credited with earnings (or losses) based on the employee’s choice of hypothetical investments in certain of the funds offered under our 401(k) Plan. In the event no such hypothetical investment choice is made, interest is credited to the participant’s account at a default interest rate, which is 120% of the long-term applicable federal rate published by the IRS for December of the immediately preceding calendar year.

Unlike tax-qualified retirement accounts, assets for the payment of benefits under the SRSP and SPSIP are not held in trust. Distributions under these plans are paid from the Company’s general corporate funds. Participants and their beneficiaries are unsecured general creditors of the Company with no special or prior right to any Company assets for payment of any obligation under the plans.

Deferred Compensation Administration Plan III

The DCAP III was adopted by the Board on January 1, 2005 and is the successor plan to the Deferred Compensation Administration Plan II, which was frozen effective December 31, 2004. The DCAP III includes deferral and distribution provisions intended to comply with IRC Section 409A. The DCAP III was most recently amended effective July 30, 2019.

Participation in DCAP III is offered to all senior-level management and executive-level employees, including our executive officers, and certain additional categories of senior-level professionals who are highly compensated employees. Participants may elect to defer into the DCAP III up to 75% of their annual base salary and up to 90% of their annual MIP payout. Unlike the SRSP, an employee’s election to participate in the DCAP III is in effect for only one calendar year. Amounts deferred under the DCAP III are credited to a book account, and credited with earnings (or losses) based on the employee’s choice of hypothetical investments in certain of the funds offered under the 401(k) Plan. In the event no such hypothetical investment choice is made, interest is credited to the participant’s account at a default interest rate, which is 120% of the long-term applicable federal rate published by the IRS for December of the immediately preceding calendar year.

Participants in the DCAP III make a distribution election at the time they elect to defer compensation. Distributions may be made at one or more specified dates in the future or upon separation from service in either a lump sum or in installments. If the separation from service is not due to retirement, disability or death, the entire account balance is distributed as a lump sum at a time such payment would comply with IRC Section 409A. Distributions under the DCAP plans are subject to ordinary income taxes.

Earnings that are deferred into the DCAP III are not considered “covered compensation” for 401(k) Plan or SRSP purposes, as defined by those plans. No 401(k) Plan or SRSP employee deductions are taken from compensation deferred into the DCAP III. To keep the DCAP III participants whole with respect to their Company Match, an amount is credited to a participant’s DCAP III account equal to 4% of the amount deferred.

As with the SRSP and the SPSIP, assets for the payment of benefits under the DCAP plans are not held in trust. Distributions are paid from the Company’s general corporate funds. Participants and their beneficiaries are unsecured general creditors of the Company with no special or prior right to any Company assets for payment of any obligation under the plans.

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             EXECUTIVE COMPENSATION

Executive Severance Policies

Executive Severance Policy

The Severance Policy for Executive Employees, as amended and restated April 26, 2022 (Executive Severance Policy), applies in the event an executive officer is terminated by the Company for reasons other than for “Cause” and the termination is not covered by the Company’s CIC Policy, which is described below. Cause has the definition set forth in the Executive Severance Policy, which was included as an exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on May 9, 2022.

The benefit payable to participants under the Executive Severance Policy is a minimum of 12 months’ base salary, plus one month’s base salary per year of service, up to a maximum of 24 months. Benefits under this plan are paid as salary continuation and are reduced or eliminated by any income the executive receives under the Company’s short-term disability plan. Participants must execute a general release of the Company and its affiliates in order to receive severance benefits. In addition, benefits under the Executive Severance Policy are subject to forfeiture and clawback if (i) the participant violates any continuing restrictive covenant obligation under any Company agreement, plan or policy, or if the participant does not comply with obligations under the release, (ii) following termination the Company determines that the participant engaged in any certain act or omission during employment that would have entitled the Company to terminate the participant’s employment for Cause or (iii) as determined by the Compensation and Talent Committee in its sole discretion, the participant has engaged in any other conduct not in good faith that is injurious to the Company.

Commencement of payments under the Executive Severance Policy may be delayed following a participant’s separation from service to comply with IRC Section 409A. Any payments delayed as a result of such compliance will accrue interest at the default interest rate applicable to amounts deferred under DCAP III (DCAP Rate) until paid. Pursuant to the Executive Severance Policy, the Company will seek shareholder approval for any future arrangement with a participant whereby the present value of certain cash and other payments exceeds 2.99 times the sum of the participant’s base salary and target bonus.

Change in Control Policy

The Change in Control Policy for Selected Executive Employees, amended and restated effective January 28, 2020 (CIC Policy), provides for severance payments to eligible executive employees of the Company (including executive officers). Payments under the CIC Policy are paid only upon a qualifying separation from service that occurs within six months prior to, or 24 months following, a “Change in Control.” For purposes of the CIC Policy, a qualifying separation from service is one that is by the Company other than for “Cause” and either proximate to or instigated by the party involved in, or otherwise in connection with, the Change in Control, or one that is initiated by the participant for “Good Reason.” Cause and Good Reason have the definitions set forth in the CIC Policy, which was included as an exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on May 22, 2020. A Change in Control is defined as the occurrence of any change in ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all as defined in IRC Section 409A.

The CIC Policy expands eligibility for benefits to a larger employee group than is eligible under the Executive Severance Policy. Tier one participants (which would include any NEO participating in the CIC Policy) are eligible for a cash benefit equal to 2.99 times the participant’s “Earnings,” defined by the policy as the sum of (i) annual base salary plus (ii) the greater of (A) the participant’s target bonus under the MIP or (B) the average of the participant’s MIP award for the latest three years for which the participant was eligible to receive an award (or such lesser period of time during which the participant was eligible to receive an award). Tier one participants are eligible for Company-paid life insurance for three years, and a taxable cash payment which is sufficient to provide a net amount equal to the participant’s premium for COBRA continuation coverage for three years. CIC Policy severance payments may be delayed following a participant’s separation from service to comply with IRC Section 409A. Any payments delayed as a result of such compliance will accrue interest at the DCAP Rate until paid.

Effective January 28, 2020, the Compensation and Talent Committee approved amendments to the CIC Policy that included elimination of excise tax gross-ups. In the event that payments and benefits received in connection with a change in control would constitute parachute payments subject to excise tax under IRC Section 4999, payments and benefits will be reduced to the extent necessary to avoid payment of the excise tax, but only if the reduction results in a greater after-tax benefit to the participant.

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Potential Payments upon Termination or Change in Control

The following narrative describes potential payments and benefits that may be received by our NEOs or their respective beneficiaries pursuant to existing plans or arrangements under various separation scenarios, including termination of employment or a change in control of McKesson.

Benefits and Payments upon Death or Disability

In the event of (i) death or (ii) termination of employment due to permanent and total disability, which occurs on the first anniversary of the date the executive is unable to perform services, executives are entitled to accelerated vesting of their outstanding options and RSUs, prorated PSU awards and prorated MIP awards. Prorated PSU and MIP payments are made at the end of the performance period when payments are made to actively employed plan participants. Vested stock options remain exercisable for three years, subject to earlier expiration of the option term.

Termination for Cause

Generally, under the Company’s incentive plans and programs, “Cause” means the executive’s willful misconduct and in some cases the executive’s negligent misconduct, which, in any case, is injurious to the Company. The specific consequences of such behavior are reflected in plan documents. In the event of termination for Cause, all obligations or commitments under our incentive plans are canceled or voided, including outstanding equity grants, vested stock options, and MIP awards. However, payments such as accrued but unpaid salary and paid time off are made as required by federal and state laws.

Benefits and Payments upon Voluntary Termination

In the event of voluntary termination, all unvested incentive awards are canceled unless the employee is eligible for certain benefits based on age and service with the Company. Employees whose age plus service equals 65 (65 points) are eligible for prorated MIP awards upon voluntary termination on or after January 1 of the fiscal year. Under the 2013 Stock Plan and 2022 Stock Plan (referred to below as the Stock Plans), all employee participants with at least 65 points have three years to exercise vested stock options following a voluntary termination, subject to expiration of the option term. Employee participants who have attained age 60 with at least 10 years of service are eligible for continued vesting of equity awards following a voluntary termination, and the full term to exercise stock options, provided that the award was granted at least one year before the date of termination.

Benefits and Payments upon Involuntary Termination

The Executive Severance Policy covers our executive officers, including our NEOs. The Executive Severance Policy is described above under “Executive Severance Policies.” Award agreements under the Stock Plans provide that if an executive officer is entitled to severance pay under the Executive Severance Policy (which includes execution of a release in favor of the Company), the executive will be entitled to acceleration of RSUs that would otherwise have vested within six months following the employment termination date, and continued participation in PSU awards that would otherwise have paid out within six months following the employment termination date.

Benefits and Payments upon Involuntary Termination in Connection with a Change in Control

The CIC Policy provides severance benefits to certain selected employees, including our NEOs. The CIC Policy is described above under “Executive Severance Policies.”

Upon a qualifying termination in connection with a Change in Control, award agreements under the Stock Plans provide for accelerated vesting of outstanding unvested equity awards. Award agreements under the Stock Plans provide that upon a Change in Control, PSUs convert into time-based vesting awards based on the greater of target or actual performance under the terms of the awards through the date of the Change in Control. The MIP provides for payment, after the end of the fiscal year in which a Change in Control occurs, equal to the greatest of (i) the target award; (ii) the award payable based on actual performance; or (iii) the average actual award payable to the participant for the prior three years. This MIP award is also payable if the participant’s employment is involuntarily terminated within 12 months after a Change in Control.

The table below sets forth the value of benefits to which NEOs or their beneficiaries may be entitled under the five termination scenarios described above. Unless otherwise noted, the amounts shown assume separation on March 31, 2023 and, where applicable, are calculated using the $356.05 closing price of the Company’s common stock on March 31, 2023, the last day of our fiscal year.

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             EXECUTIVE COMPENSATION

In the table below, a “-0-” indicates no monetary value is associated with the benefit, while a “–” indicates the NEO is not entitled to the benefit.

Name	Benefit	Benefits and Payments upon Death or Disability ($) (a)	Termination for Cause ($) (b)	Benefits and Payments upon Voluntary Termination ($) (c)	Benefits and Payments upon Involuntary Termination ($) (d)	Benefits and Payments upon Involuntary Termination in Connection with a Change in Control ($) (e)

Brian S. Tyler	Salary Continuation / Severance(1)	—	—	—	2,890,800	12,687,867

	MIP(2)	5,016,667	—	5,016,667	5,016,667	5,016,667

	Value of Stock Vesting(3)	53,304,603	—	—	35,401,696	62,845,319

	Medical(4)	—	—	—	—	85,685

	Total	58,321,270	—	5,016,667	43,309,163	80,635,538

Britt J. Vitalone	Salary Continuation / Severance(1)	—	—	—	1,756,563	6,682,844

	MIP(2)	2,002,917	—	2,002,917	2,002,917	2,002,917

	Value of Stock Vesting(3)	15,317,983	—	—	10,061,973	18,159,974

	Medical(4)	—	—	—	—	45,199

	Total	17,320,900	—	2,002,917	13,821,453	26,890,934

Lori A. Schechter	Salary Continuation / Severance(1)	—	—	—	1,597,058	6,096,930

	MIP(2)	1,655,000	—	1,655,000	1,655,000	1,655,000

	Value of Stock Vesting(3)	11,658,858	—	10,911,509	10,911,509	13,623,542

	Medical(4)	—	—	—	—	67,362

	Total	13,313,858	—	12,566,509	14,163,567	21,442,834

Nancy Avila	Salary Continuation / Severance(1)	—	—	—	829,950	4,004,005

	MIP(2)	1,291,667	—	—	1,291,667	1,291,667

	Value of Stock Vesting(3)	6,574,108	—	—	4,227,738	7,890,781

	Medical(4)	—	—	—	—	4,044

	Total	7,865,775	—	—	6,349,355	13,190,497

LeAnn B. Smith	Salary Continuation / Severance(1)	—	—	—	681,771	2,978,461

	MIP(2)	676,177	—	—	676,177	676,177

	Value of Stock Vesting(3)	2,278,006	—	—	782,598	3,037,105

	Medical(4)	—	—	—	—	65,526

	Total	2,954,183	—	—	2,140,546	6,757,269

(1)

Amounts shown in column (d) represent salary continuation calculated under the Executive Severance Policy plus six months’ interest accrued at the DCAP Rate, as though payments would be delayed six months to comply with IRC Section 409A. Amounts shown in column (e) represent the lump sum severance benefit calculated under the CIC Policy plus six months’ interest accrued at the DCAP Rate, as though payment would be delayed six months to comply with IRC Section 409A.

(2)	Amounts shown represent actual MIP payouts for FY 2023 as reported in the 2023 Summary Compensation Table.

(3)

Amounts shown represent the value, as of March 31, 2023, of RSUs and PSUs which would become vested in whole or in part upon certain termination events. The amounts shown for the Value of Stock Vesting in the event of “Involuntary Termination in Connection with a Change in Control” (column (e)) include PSU awards converted to RSUs based on the greater of target and actual performance achieved. PSU awards in this column are shown at (i) actual performance achieved with respect to FY 2021 — FY 2023 PSU awards; and (ii) target performance with respect to PSU awards with in-flight performance periods as of March 31, 2023. For more information on unvested equity awards held by our NEOs, refer to the 2023 Outstanding Equity Awards Table.

(4)	Amounts shown represent three years of premiums for COBRA continuation coverage.

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             EXECUTIVE COMPENSATION

CEO Pay Ratio

Our CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We identified our median employee using our global employee population identified as of January 1, 2023. We used annual base pay as our consistently applied compensation measure. For purposes of our CEO pay ratio, our CEO’s compensation is $20,221,325 and our median employee compensation is $68,844. Accordingly, our CEO to median employee pay ratio is 294:1.

Our CEO pay ratio disclosure is a reasonable estimate and may not be comparable to the CEO pay ratio reported by other companies because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions.

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             EXECUTIVE COMPENSATION

Pay Versus Performance

This disclosure has been prepared in accordance with regulations promulgated under Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and is not necessarily representative of the value actually realized by our NEOs during any fiscal year or how the Compensation and Talent Committee uses Company or individual performance to determine payouts or awards. For information concerning the Company’s pay-for-performance
philosophy and how the Company aligns NEO compensation with the Company’s performance, see the Compensation Discussion and Analysis beginning on page
32
 of this proxy statement.
The following tables and narratives set forth information regarding: (i) the total compensation of our Principal Executive Officer (PEO), Mr. Brian S. Tyler, and our
non-PEO
Named Executive Officers (collectively, the
Non-PEO
NEOs) as presented in the Summary Compensation Table (SCT) for each of the past three fiscal years; (ii) “compensation actually paid” (CAP) to our PEO and our
Non-PEO
NEOs, as calculated pursuant to Item 402(v) of Regulation
S-K
(Item 402(v)); (iii) certain financial performance measures, including Total Shareholder Return (TSR), after-tax
net income (loss) attributable to McKesson Corporation, prepared in accordance with GAAP (Net Income), and our Company-Selected Measure, Adjusted EPS for incentive programs;
and (iv) the relationship of CAP to those certain financial performance measures.

Fiscal Year	Summary Compensation Table Total to PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid for Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Adjusted EPS ($)
					Company TSR ($)	Peer Group TSR ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	20,221,325	38,806,464	4,898,008	8,070,799	269.71	153.73	3,560	26.37

2022	18,152,082	65,282,708	4,509,999	14,158,069	230.55	159.63	1,114	23.26

2021	14,840,073	33,045,127	4,271,746	9,719,606	145.67	134.04	(4,539)	17.04
Notes:

1.	To calculate CAP, the following amounts were deducted from and added to Summary Compensation Table (SCT) total compensation:
PEO SCT Total to CAP Reconciliation

Fiscal Year	SCT Total ($)	Deductions from SCT Total ($)	Additions to SCT Total ($)	Compensation Actually Paid ($)

		(i)	(ii)

2023	20,221,325	13,000,596	31,585,735	38,806,464

2022	18,152,082	12,250,438	59,381,064	65,282,708

2021	14,840,073	11,500,289	29,705,343	33,045,127
Average
Non-PEO
NEOs SC
T
Total to CAP Reconciliation

Fiscal Year	SCT Total ($)	Deductions from SCT Total ($)	Additions to SCT Total ($)	Compensation Actually Paid ($)

		(i)	(ii)

2023	4,898,008	2,664,524	5,837,315	8,070,799

2022	4,509,999	2,326,573	11,974,643	14,158,069

2021	4,271,746	2,226,561	7,674,421	9,719,606

i.	Represents the grant date fair value of equity-based awards granted in each fiscal year pres en ted, as shown in the “Stock Awards” column of the SCT.

ii.	Represents the value of equity calc ulat ed in accordance with Item 402(v) for each fiscal year presented.

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             EXECUTIVE COMPENSATION

2.	The Principal Executive Officer (PEO) represented in columns (b) and (c) is Brian S. Tyler.

The non-PEO Named Executive Officers (Non-PEO NEOs) represented in columns (d) and (e) are the following individuals for each of the fiscal years presented:

•	FY 2023 – Britt J. Vitalone, Lori A. Schechter, Nancy Avila and LeAnn B. Smith;

•	FY 2022 – Britt J. Vitalone, Lori A. Schechter, Tracy L. Faber and Nancy Avila; and

•	FY 2021 – Britt J. Vitalone, Lori A. Schechter, Thomas L. Rodgers and Tracy L. Faber.

3.
TSR is cumulative for the measurement periods beginning on March 31, 2020 and ending on March 31 of each of 2021, 2022, and 2023, respectively. The peer group referenced for purposes of the TSR comparison in column (g) is the group of companies included in the Standard & Poor’s (S&P) 500 Health Care Index, which is the industry peer group the Company used for purposes of Item 201(e) of Regulation
S-K.

4.	Net Income in column (h) reflects GAAP income (loss) attributable to McKesson Corporation.

5.
Adjusted EPS for incentive programs, our Company-Selected Measure in column (i), is the non-GAAP financial performance measure from the tabular list of FY 2023 Most Important Measures below which, in the Company’s assessment, is the most important performance measure for FY 2023 linking PEO and non-PEO
NEO CAP to the Company’s performance. See Appendix A to this proxy statement for a reconciliation of diluted earnings per share from continuing operations as reported under GAAP to Adjusted EPS for incentive programs.

PEO Equity Award Detail

Fiscal Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

	(i)	(ii)	(iii)	(iv)	(v)	(vi)

2023	14,913,714	13,443,829	-0-	3,032,450	-0-	195,742	31,585,735

2022	25,000,413	33,600,371	-0-	572,038	-0-	208,242	59,381,064

2021	16,364,447	13,034,008	-0-	290,267	-0-	16,621	29,705,343
Non-PEO
NEO Equity Award Detail

Fiscal Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

	(i)	(ii)	(iii)	(iv)	(v)	(vi)

2023	2,995,518	2,170,991	-0-	638,913	-0-	31,893	5,837,315

2022	4,748,056	6,817,164	-0-	340,430	-0-	68,993	11,974,643

2021	3,155,205	4,326,468	-0-	171,389	-0-	21,359	7,674,421

i.	Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year;

ii.
Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year;

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             EXECUTIVE COMPENSATION

iii.	Add, for awards that are granted and vest in the same year, the fair value as of the vesting date;

iv.
Add the amount equal to the change as of the vesting date (from the end of the prior fiscal yea
r)
in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year;

v.
Subtract, for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and

vi.
Add the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.

Required Tabular Disclosure of Most Important Measures to Determine FY 2023 CAP
The four metrics listed below represent the most important measures the Compensation and Talent Committee used to link CAP to Company performance for FY 2023, as further described in the
Compensation
Discussion and Analysis in the sections entitled “Annual Compensation” and “Long-Term Incentive Compensation.”

FY 2023 Most Important Performance Measures

Adjusted EPS

Adjusted Operating Profit

Free Cash Flow

Average ROIC
Relationships Between “Compensation Actually Paid” and Performance Measures
The graphs and narratives below show and describe (i) the relationship between the Company’s TSR an
d
that of the S&P 500 Health Care Index, and (ii) the relationship of “compensation actually paid” (CAP) to our PEO and
Non-PEO
NEOs to (a) the Company’s TSR; (b) the Company’s Adjusted EPS (Company-Selected Measure), and (c) the Company’s Net Income.
Total Shareholder Return (TSR): Company versus Peer Group:
The Company’s three-year cumulative T
SR
has significantly exceeded that of the S&P 500 Health Care Index. We selected the S&P 500 Health Care Index as the comparator because it is generally available to investors and broadly used by other companies in the same industry.

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             EXECUTIVE COMPENSATION

Compensation Actually Paid (CAP) versus TSR:
As shown in the first table of this Pay versus Performance section, the PEO’s and
Non-PEO
NEOs’ CAP values are higher than the corresponding grant date fair values in the SCT, which is consistent with the Company’s positive TSR each year, as shown in the graphs immediately above and below. This is due primarily to the Company’s use of equity incentives, the value of which is tied directly to stock price in addition to the Company’s financial performance. Our executive compensation program emphasizes equity-based pay, with 77% of our PEO’s target direct compensation, and 63% of our
Non-PEO
NEOs’ target direct compensation (on average) delivered via equity-based awards.

CAP versus Adjusted EPS:
The chart below compares the PEO’s and
Non-PEO
NEOs’ CAP values to our Company-Selected Measure (CSM), Adjusted EPS. As noted above, for each fiscal year presented, CAP values are higher than the c orr
esponding grant date fair value of stock awards shown in the SCT, which is consistent with our growing Adjusted EPS.
The Company focuses on Adjusted EPS in our incentive plans because earnings per share is one of the principal measures used by investors to assess financial performance results and establish a price for the Company’s eq
uity, and it is a central component of our guidance to investors. The use of Adjusted EPS in our incentive plans aligns our executives’ interests with the broader set of strategic objectives they are tasked to manage, keeping enterprise value and shareholder interests at the forefront of management decisions on both a short- and long-term basis. Accordingly, Adjusted EPS is included as a key metric in both our annual and long-term incentives.
Given this emphasis on Adjusted EPS, its impact on the value of the Company’s shares and therefore CAP values — both positive and negative — is significant. Adjusted EPS drives a significant portion of the Company’s annual cash incentive and determines a significant portion of PSU award payouts to be earned during any three-year PSU performance period.

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             EXECUTIVE COMPENSATION

CAP versus Net Income:
The Compensation and Talent Committee does not use Net Income to determine compensation opportunity or outcomes.
The Committee believes that Adjusted EPS is a superior indicator of core operating performance and profitability. In addition, it is common for our investors to use Adjusted EPS and other metrics to inform their views of historical and future expectations for underlying operational performance. Net Income, on the other hand, can show variability year over year due to timing of sp ec
ific events or because of unusual or
non-recurring
events. For example, in the table above, there is a large net loss in FY 2021 Net Income, which was primarily attributable to the opioid litigation settlement charge included in our FY 2021 GAAP results of operations. The actual cash impact of that settlement will take place over multiple years, and the FY 2021 Net Income loss figure does not reflect the actual underlying performance of the business, which is better reflected by the other metrics included in our incentive programs, as well as the Company’s 46% TSR for that fiscal year.
Therefore, we would not necessarily expect to see alignment between Net Income (loss) and CAP. The Compensation and Talent Committee is focused on alignment of our compensation programs to metrics that most appropriately measure our profitability and sustainable long-term growth.

68	- 2023 Proxy Statement

ITEM 3.	Advisory Vote on Executive Compensation

Your Board recommends a vote “FOR” the approval of the compensation of our NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

As required by Exchange Act Section 14A, shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of named executive officers (NEOs) as disclosed in this proxy statement. This item, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on compensation for NEOs. The vote is not intended to address any specific item of compensation, but rather the overall compensation of NEOs and the objectives, policies and practices described in this proxy statement.

The Board endorses the compensation of our NEOs and believes our executive compensation program is designed to attract, retain and incentivize management while aligning pay with performance, driving long-term value creation and reflecting the views of shareholders. We believe that our executive compensation program aligns with McKesson’s financial results and positions us for continued growth. Accordingly, the Board recommends that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.”

We were pleased that our executive compensation program was approved by shareholders at the 2022 Annual Meeting of Shareholders with approximately 90% of votes cast in favor of the proposal. We received positive feedback from shareholders regarding our pay practices, including our commitment to pay for performance and our use of at-risk, performance-based compensation tied to key financial metrics. We remain committed to using the input and feedback we receive from shareholders to inform our program design. Notably, after receiving feedback on the importance of incorporating measurable sustainability metrics into our program, the Compensation and Talent Committee established sustainability priority areas for all executive officers for FY 2023 as part of their annual cash incentive.

While the say-on-pay vote is advisory and therefore not binding, our Board and our Compensation and Talent Committee value the diverse perspectives of our shareholders, which we receive through a number of channels, including the say-on-pay vote. Since 2011, we have provided for an annual advisory vote on compensation of our NEOs. We believe that the FY 2023 pay outcomes demonstrate our pay-for-performance philosophy, are consistent with shareholder feedback, and ensure that our leadership team is aligned with our strategic goals. Detailed information on our compensation program, including a full review of FY 2023 executive compensation, can be found in the Compensation Discussion and Analysis beginning on page 32 of this proxy statement.

- 2023 Proxy Statement	69

ITEM 4.	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Your Board recommends a vote “FOR” an annual (1 year) frequency for the advisory vote on executive compensation.

Section 14A of the Exchange Act requires that we provide our shareholders with an opportunity to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our NEOs. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on NEO compensation once every year, once every two years, or once every three years. Shareholders also may abstain from voting on this proposal. We last conducted a non-binding advisory vote on the frequency of an advisory vote on executive compensation at the 2017 Annual Meeting of Shareholders, and since that time we have conducted an annual non-binding advisory vote on executive compensation.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore your Board recommends that you vote for an annual (1 year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation allows our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of once every year (1 year), once every two years (2 years), once every three years (3 years), or you may abstain from voting on this proposal.

While this vote on the frequency of the advisory vote on executive compensation is non-binding, the Board and the Compensation and Talent Committee will consider the outcome of the vote when determining the frequency of the advisory vote on executive compensation. The Board may determine that it is advisable and in the best interests of the shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by shareholders.

70	- 2023 Proxy Statement

ITEM 5.	Shareholder Proposal on Ratification of Termination Pay

Shareholders will vote on the following proposal if it is properly presented at the Annual Meeting and not previously withdrawn or otherwise excluded. The Company is not responsible for the accuracy or content of the shareholder proposal presented below, which appears in the form we received it. It may contain typographical or other errors, as well as assertions about the Company that we believe are incorrect. We have not attempted to make any corrections or refute any inaccuracies.

The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278:

Shareholder Proposal #1: Shareholder Ratification of Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon. This proposal gives management maximum flexibility because it places no limit on termination pay. Elevated termination pay simply needs to be subject to a non-binding shareholder vote.

Generous performance-based pay can be okay but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests.

For instance at one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay—over 10 times his base salary plus short-term bonus. The same person could receive a whopping $124 million in accelerated equity payouts in the event of a change in control, even if he remained employed.

It is in the best interest of McKesson shareholders and the morale of McKesson employees, who do not get golden parachutes, to be protected from such lavish management termination packages for a few top Cowen executives.

Proposals like this proposal received between 51% and 65% support at:

AbbVie (ABBV)

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

Fiserv (FISV)

Brian Tyler, McKesson CEO, could receive a $91 million golden parachute according to the 2022 McKesson annual meeting proxy.

Please vote yes:

Shareholder Ratification of Termination Pay — Shareholder Proposal #1

- 2023 Proxy Statement	71

             ITEM 5. SHAREHOLDER PROPOSAL ON RATIFICATION OF TERMINATION PAY

COMPANY STATEMENT IN OPPOSITION

Your Board recommends a vote “AGAINST” this proposal for the following reasons:

•

McKesson already has a policy in place — set forth in our Executive Severance Policy — to seek shareholder approval for any future arrangement with a participant if the present value of cash severance payments exceeds 2.99 times the sum of the participant’s base salary and target bonus

•

The proposal discourages the use of long-term incentive awards, which play an important role in aligning the financial interests of executives and other key contributors with sustained shareholder value creation

•

The proposal would restrict McKesson’s ability to design competitive compensation packages that best serve our goals and shareholders’ long-term interests, therefore restricting our agility in hiring, creating unnecessary restrictions in recruitment and putting McKesson at a competitive disadvantage

•	McKesson already provides sufficient opportunities for shareholder input on our severance policies, including an annual Say-on-Pay vote and extensive shareholder engagement

McKesson Already Has An Effective Policy To Seek Shareholder Approval of Cash Severance

Pursuant to our Executive Severance Policy, described on page 60 of this proxy statement, the Company already has a policy in place to seek shareholder approval for any future arrangement with an executive officer or any other participant designated by the Compensation and Talent Committee whereby the present value of cash severance exceeds 2.99 times the sum of the participant’s base salary and target bonus. This is a long-standing policy at McKesson, enacted for all arrangements entered into after July 30, 2003. The Board believes that this policy provides a reasonable limitation on our severance arrangements while allowing us to align executive compensation with shareholder interests, and attract and retain top talent in a competitive market. The existing policy is also more carefully tailored and appropriate for McKesson than the requests within this overly broad proposal which, for example, vaguely refers to “senior managers” without defining the term, and includes references to severance policies and proposals at other companies that are materially different from McKesson.

The Proposal Discourages the Use of Long-Term Incentive Awards Designed to Focus Executives on Increasing Long-Term Shareholder Value

Unlike our existing Executive Severance Policy described above, the proposal would potentially require shareholder approval in order for any “senior management” to be able to realize in calculating severance the full value of equity that has been accelerated. Our Compensation and Talent Committee believes that long-term equity-based incentive awards serve an important purpose by linking our executives’ incentives with the long-term interests of our shareholders, and therefore these awards are heavily weighted in the design of our executive compensation program. These awards contain market-aligned provisions for fully accelerated vesting in certain limited situations: the death or disability of the executive, and involuntary termination in connection with a change in control of the Company. Due to the emphasis we place on these awards in our program, this proposal would likely require shareholder approval of a large number of new compensation arrangements. This unnecessary constraint would discourage the use of these awards, and consequently would disconnect our executive compensation from the interests of shareholders. By discouraging the use of long-term incentive awards, the proposal detracts from the objectives of our executive compensation program and, if approved, put us at a severe competitive disadvantage.

The Proposal Would Restrict McKesson’s Ability to Design Competitive Compensation Packages

Our ability to attract and retain talent is positively impacted by our offering long-term equity-based incentive awards, which are granted by the Company and accepted by executives with the expectation that they will be given a fair opportunity to realize the value for these awards, even if their employment is involuntarily terminated. If informed that the terms of their severance-related equity compensation protections would require shareholder approval, top candidates (potentially for a wide variety of “senior management” positions) would likely be unwilling to wait for such approval and may instead seek employment elsewhere, including at McKesson competitors that do not have similar restrictions on their ability to offer severance benefits.

We believe that our Compensation and Talent Committee is well positioned to design and implement compensation practices that align with our shareholders’ best interests. In order to do so, the committee must be able to maintain the flexibility to structure our compensation in a market-competitive manner and provide a program that attracts and retains top talent. While the proposal allows for the seeking of approval after material terms are agreed upon, it would still require either calling a special meeting, or adding agenda items to our Annual Meeting, simply to approve routine and market-aligned executive compensation arrangements. This would unduly restrict our agility in hiring at a time when the ability to move quickly and limit unnecessary restrictions in recruitment is paramount. Moreover, it has the potential to add restrictions to our recruitment and attaches a degree of uncertainty to compensatory arrangements which may affect our ability to attract and retain talent.

72	- 2023 Proxy Statement

             ITEM 5. SHAREHOLDER PROPOSAL ON RATIFICATION OF TERMINATION PAY

McKesson Already Provides Detailed Disclosure and Sufficient Opportunities for Shareholder Input on Our Severance Policies

Our Executive Severance Policy is publicly disclosed as an exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on May 9, 2023. McKesson also provides detailed disclosure of our severance policies and potential post-termination payments in our annual proxy statement and believes our annual Say-on-Pay vote is the appropriate opportunity for investors to express feedback on all executive compensation policies, including our severance practices. We held a shareholder vote at last year’s Annual Meeting seeking approval of our 2022 Stock Plan, which contains certain severance provisions, and would seek shareholder approval for a material amendment to that plan.

Lastly, we maintain a robust, year-round shareholder engagement program. These engagements provide the opportunity for constructive dialogue with our investors on a number of key topics, including our executive compensation program and practices. Since our 2022 Annual Meeting, we proactively reached out to shareholders representing approximately 54% of our outstanding common stock and engaged with shareholders representing approximately 33% of our outstanding common stock. In our most recent outreach, we received generally positive feedback on our executive compensation programs and policies, and no investors expressed disapproval of our severance practices, further underscoring that the proposal is unnecessary and counter to shareholder interests. Our Board and management will continue to evaluate governance standards and practices and will consider whether changes should be made to McKesson’s current policies and practices. The Board believes, however, that implementation of this proposal would not be in McKesson’s or its shareholders’ best interests.

Your Board recommends a vote “AGAINST” this proposal.

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ANNUAL MEETING INFORMATION

Record Date & Who Can Vote

On or about June 9, 2023, the Company began delivering proxy materials to all shareholders of record at the close of business on May 26, 2023 (Record Date). On the Record Date, there were 135,512,995 shares of the Company’s common stock outstanding and entitled to vote. As a shareholder, you are entitled to one vote for each share of common stock you held on the Record Date, including shares: (A) held for you in an account with a broker, bank or other nominee; (B) held directly in your name as the shareholder of record; or (C) allocated to your account in the Company’s 401(k) Retirement Savings Plan (401(k) Plan).

The names of shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the meeting for any purpose germane to the Annual Meeting. You may request this information prior to the Annual Meeting by contacting the Corporate Secretary of the Company by email at corpsecretary@mckesson.com.

How to Vote

Your vote is important. Shareholders can vote by using the Internet, telephone or mail, or at the Annual Meeting. As a shareholder, you are entitled to one vote for each share of common stock you held on the Record Date. You can vote in any of the following ways:

Shareholders of Record or a Participant in the Company’s 401(k) Plan

If you are a shareholder of record or a participant in the Company’s 401(k) Plan, you can vote your shares by using the Internet, by calling a toll-free number, or by mailing your signed proxy card(s). Specific instructions for voting by means of the Internet or telephone are included on the accompanying proxy card. The Internet and telephone voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you do not wish to vote via the Internet or by telephone, please complete, sign and return the proxy card in the self-addressed, postage-paid envelope provided.

Street Name Shareholders

If you have shares held by a broker, bank or other nominee, you can vote your shares by following the instructions provided by your broker, bank or other nominee.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

Proxy Authority

All shares represented by valid proxies will be voted as specified and in the discretion of the designated proxy holders as to any other matters that may properly come before the Annual Meeting. If you sign and return a proxy card without specific voting instructions, your shares will be voted as recommended by our Board of Directors on all proposals described in this proxy statement, and in the discretion of the designated proxy holders as to any other matters that may properly come before the Annual Meeting. We are currently not aware of any matter to be presented at the Annual Meeting other than the items described in this proxy statement.

Revocation

You can revoke your proxy at any time before the Annual Meeting by sending to the Company’s Corporate Secretary a written revocation to corpsecretary@mckesson.com or 6555 State Highway 161, Irving, Texas 75039, or by submitting a proxy bearing a later date by the voting methods described above. You may also revoke your proxy by attending the Annual Meeting and casting a ballot. If you have shares held by a broker, bank or other nominee, you can revoke your proxy by following the instructions provided by your broker, bank or other nominee.

Attendance

The Annual Meeting will be held on July 21, 2023 and conducted exclusively online without an option for physical attendance. Shareholders of record as of the Record Date will be able to attend and participate in the online Annual Meeting by visiting

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             ANNUAL MEETING INFORMATION

www.virtualshareholdermeeting.com/MCK2023 and entering the 16-digit control number on your Notice, voting instructions form or on your proxy card for purposes of asking questions and casting your votes for the Annual Meeting ballot items. Only shareholders and proxy holders who enter their valid control number will be able to participate in the online Annual Meeting in order to submit questions and vote.

The live webcast of the Annual Meeting will begin promptly at 8:30 a.m., Central Time. We encourage you to access the webcast early, starting at approximately 8:15 a.m., Central Time, in order to allow yourself time to log in and test your computer. If you encounter technical difficulties accessing the online Annual Meeting, please call the technical support telephone number posted on www.virtualshareholdermeeting.com/MCK2023.

Even if you plan to attend the Annual Meeting online, we recommend that you vote in advance of the Annual Meeting as described in this proxy statement, so that your vote will be counted if you later decide to not attend the Annual Meeting or you encounter technical difficulties. If you properly submit your votes before the online Annual Meeting, then you do not have to vote at the Annual Meeting unless you wish to change your vote.

Dividend Reinvestment Plan

For those shareholders who participate in the Company’s Automatic Dividend Reinvestment Plan (DRP), the enclosed proxy card includes all full shares of common stock held in your DRP account on the Record Date for the Annual Meeting, as well as your shares held of record.

401(k) Plan

Participants in the Company’s tax-qualified 401(k) Plan have the right to instruct the trustee, on a confidential basis, how the shares allocated to their accounts are to be voted, and will receive a voting instruction card for that purpose. In general, the 401(k) Plan provides that all shares for which no voting instructions are received from participants will be voted by the trustee in the same proportion as shares for which voting instructions are received. However, shares that have been allocated to 401(k) Plan participants’ PAYSOP accounts for which no voting instructions are received will not be voted.

Quorum, Vote Required and Method of Counting Votes

The presence in person or by proxy of holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions or broker non-votes will be considered present for quorum purposes.

Item 1 – Election of Directors. You may vote “for” or “against” each of the director nominees, or “abstain” from voting on the election of any nominee. A nominee will be elected as a director if he or she receives a majority of votes cast (that is, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Abstentions and broker non-votes (as described below) will not count as votes cast and will have no effect on the outcome of the matter. Each nominee previously submitted an irrevocable resignation in the event that the nominee fails to receive a majority of the votes cast and the Board decides to accept that resignation. As described in our Corporate Governance Guidelines, if a nominee fails to receive a majority of the votes cast, the Governance and Sustainability Committee will make a recommendation to the Board with respect to the irrevocable resignation, and the Board will take action no later than 90 days following the Annual Meeting and publicly disclose its determination. Directors are elected by a plurality of the votes cast in any contested election.

Item 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm. You may vote “for” or “against,” or “abstain” from voting on this proposal. Approval requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Shares represented by abstentions will have the effect of a vote against this proposal. As described in more detail below, this proposal is considered a routine matter, and brokers can cast discretionary votes on this proposal.

Item 3 – Non-Binding Advisory Vote on Executive Compensation. You may vote “for” or “against,” or “abstain” from voting on this non-binding advisory proposal. Approval requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Shares represented by abstentions will have the effect of a vote against this proposal. Broker non-votes with respect to this proposal will have no effect on the outcome of the matter.

Item 4 – Non-Binding Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. You may vote every “1 year,” “2 years” or “3 years,” or “abstain” from voting on this non-binding advisory proposal. Approval requires, for one of the

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             ANNUAL MEETING INFORMATION

frequency options, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Shares represented by abstentions will have the effect of a vote against this proposal. Broker non-votes with respect to this proposal will have no effect on the outcome of the matter. If no frequency option receives majority support, the option that receives the highest number of votes will be considered the frequency preferred by shareholders for holding future advisory votes on executive compensation.

Item 5 – Shareholder Proposal. You may vote “for” or “against,” or “abstain” from voting on this proposal. Approval requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Shares represented by abstentions will have the effect of a vote against this proposal. Broker non-votes with respect to this proposal will have no effect on the outcome of the matter.

All votes cast at the Annual Meeting will be tabulated by the independent inspector of election.

Broker Non-Votes

Broker non-votes occur when beneficial owners do not provide voting instructions and the broker, bank or other nominee does not have discretion to vote. Rules of the NYSE prohibit discretionary voting by brokers on certain “non-routine” matters. At the Annual Meeting, if brokers, banks and other nominees have not received instructions from the beneficial owners, they will not be permitted to vote on any proposal other than the ratification of the appointment of the independent registered public accounting firm (Item 2).

Therefore, we encourage all beneficial owners to provide voting instructions to your nominees to ensure that your shares are voted at the Annual Meeting.

Voting Results

We intend to publish voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Online Access to Annual Reports and Proxy Statements

The notice of annual meeting, proxy statement and annual report are available at www.proxyvote.com. Instead of receiving future copies of the proxy statement and annual report by mail, you may, by following the applicable procedures described below, elect to receive these documents electronically, in which case you will receive an e-mail with a link to these documents.

Shareholders of Record: You may elect to receive proxy materials online next year in place of printed materials by logging on to www.proxyvote.com and entering your request within either the Internet voting section or order hard copy options. By doing so you will save the Company printing and mailing expenses, reduce the impact on the environment and obtain immediate access to the annual report, proxy statement and voting form when they become available.

Beneficial Shareholders: If you hold your shares through a broker, bank or other holder of record, you may also have the opportunity to receive copies of the proxy statement and annual report electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other holder of record regarding the availability of this service or contact the broker, bank or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

If you elect to receive your materials via the Internet, you can still request paper copies by leaving a message with Investor Relations by sending an e-mail to investors@mckesson.com.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be held on July 21, 2023. Our 2023 proxy statement and annual report are available free of charge at proxyvote.com.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

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             ANNUAL MEETING INFORMATION

If you share an address with another shareholder and received only one set of proxy materials, but would like to request a separate copy of these materials, we will have a separate copy promptly delivered to you upon your written or oral request. To request such a separate copy, please contact Broadridge Investor Communication Solutions by calling 1-866-540-7095 or by writing to Broadridge Investor Communication Solutions, Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may also contact Broadridge Investor Communication Solutions if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Solicitation of Proxies

We are providing these proxy materials in connection with the solicitation made by the Company’s Board of Directors of proxies to be voted at the Annual Meeting. The Company is paying the cost of preparing, printing and mailing these proxy materials. We will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. The Company has retained Alliance Advisors LLC (Alliance) to assist in distributing these proxy materials. We have also engaged Alliance to assist in the solicitation of proxies. We expect Alliance’s solicitation fee to be approximately $50,000 plus out-of-pocket expenses. The directors, officers and employees of the Company may also participate in the solicitation without remuneration in addition to compensation received as directors, officers or employees.

Shareholder Proposals for the 2024 Annual Meeting

To be eligible for inclusion in the Company’s 2024 proxy statement pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals must be sent to the Corporate Secretary of the Company at corpsecretary@mckesson.com or at the principal executive offices of the Company located at 6555 State Highway 161, Irving, Texas 75039, and must be received no later than February 10, 2024.

The Company’s advance notice By-Law provisions require that, for our 2024 Annual Meeting, shareholder nominations made outside of the Company’s proxy access By-Law provisions and proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the By-Laws, no later than April 22, 2024 and no earlier than March 23, 2024.

Shareholders may also request that director nominees be included in the Company’s proxy materials pursuant to the Company’s proxy access provisions under its By-Laws. Such nominations must be submitted no later than March 23, 2024 and no earlier than February 22, 2024. Each shareholder making such a nomination would be required to provide certain information, representations and undertakings as outlined in the By-Laws.

A copy of the full text of the Company’s By-Laws referred to above may be obtained by writing to the Corporate Secretary of the Company.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, on file with the SEC, excluding certain exhibits, may be obtained without charge by writing to Investor Relations, McKesson Corporation, 6555 State Highway 161, Irving, TX 75039.

Website addresses and hyperlinks are included for reference only. The reports mentioned above, or any other information contained on or available through websites referred to and/or linked to in this Proxy Statement (other than the Company’s website to the extent specifically referred to herein as required by the SEC or NYSE rules) are not part of this proxy solicitation and are not incorporated by reference into this Proxy Statement or any other proxy materials.

Some of these reports and information contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. For more information, please refer to the section “Cautionary Statements” in our FY 2022/2023 Impact Report. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.

- 2023 Proxy Statement	77

APPENDIX A — SUPPLEMENTAL INFORMATION

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures may be defined and calculated differently by other companies in the same industry.

Reconciliation of GAAP Earnings Per Diluted Share (EPS) to Adjusted Earnings Per Share (EPS) for Incentive Compensation (Non-GAAP)

	Year Ended March 31,

	2023	2022	2021

Earnings (loss) per diluted common share from continuing operations attributable to McKesson Corporation (GAAP)(a)	$25.05	$7.26	$(28.26)

After-tax adjustments:

Amortization of acquisition-related intangibles	1.29	1.69	2.02

Transaction-related expenses and adjustments	(0.52)	10.40	0.62

LIFO inventory-related adjustments	0.01	(0.11)	(0.17)

Gains from antitrust legal settlements	(0.67)	(0.22)	(0.83)

Restructuring, impairment, and related charges, net	1.13	1.46	1.71

Claims and litigation charges, net	0.02	1.54	41.22	(b)

Other adjustments, net	(0.37)	1.67	0.66

Adjusted Earnings per Diluted Share (Non-GAAP)(a)	$25.94	$23.69	$17.21	(c)

After-tax adjustments:

Incentive compensation adjustments, net(a)	0.43	(0.43)	(0.17	)(d)

Adjusted EPS for Incentive Compensation (Non-GAAP)(a)	$26.37	$23.26	$17.04

	FY 2021 — FY 2023 Cumulative

3-Year cumulative loss per diluted common share from continuing operations attributable to McKesson Corporation (GAAP)(a)	$4.05	(e)

After-tax adjustments	62.55

3-Year Cumulative Adjusted Earnings per Diluted Share (Non-GAAP)(a)	$66.84	(c) (e)

Incentive compensation adjustments, net(a)	(0.18	)(f)

3-Year Cumulative Adjusted EPS for Incentive Compensation (Non-GAAP)(a)	$66.66
(a)	Certain computations may reflect rounding adjustments.

(b)

Claims and litigation charges, net includes adjustments of $0.02, $1.54, and $41.82 per diluted share for the years ended March 31, 2023, 2022, and 2021, respectively, related to our estimated liability for opioid-related claims of states, their political subdivisions, and other government entities, including Native American tribes. The charge in fiscal 2021 was partially offset by a $(0.60) per diluted share adjustment related to insurance proceeds received, net of attorneys’ fees and expenses awarded to plaintiffs’ counsel, in connection with the settlement of the shareholder derivative action related to our controlled substances monitoring program.

(c)

We calculate loss per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) for the year ended March 31, 2021 using a weighted average of 160.6 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate adjusted earnings per diluted share (Non-GAAP) for the year ended March 31, 2021 on a fully diluted basis, using a weighted average of 162.0 million common shares. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any footing differences in those items are due to different weighted average share counts. This methodology results in per share difference of $0.24 for the year ended March 31, 2021.

(d)

For the year ended March 31, 2023, consists of $0.24 per diluted share of foreign currency gains or losses, primarily related to Euros and Canadian dollars, compared to our fiscal 2023 plan FX rates and $0.20 per diluted share impact from our European divestiture activities,

- 2023 Proxy Statement	A-1

             APPENDIX A

partially offset by $(0.01) per diluted share related to business acquisition activities. For the year ended March 31, 2022, consists of $(0.47) per diluted share impact from our European divestiture activities, partially offset by $0.03 per diluted share of foreign currency gains or losses, primarily related to Euros and Canadian dollars, compared to our fiscal 2022 plan FX rates. For the year ended March 31, 2021, consists of foreign currency gains or losses per diluted share, primarily related to Euros and Canadian dollars, compared to our fiscal 2021 plan FX rates.

(e)

GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson Corporation, as reported in our Annual Report on Form 10-K, was $25.05, $7.26, and $(28.26) for the years ended March 31, 2023, 2022, and 2021, respectively. Adjusted Earnings per Diluted Share (Non-GAAP) was $25.94, $23.69, and $17.21 for the years ended March 31, 2023, 2022, and 2021, respectively.

(f)

Incentive compensation adjustments, net includes $(0.22) per diluted share impact of foreign currency gains or losses, primarily related to Euros and Canadian dollars, compared to our fiscal 2021 plan FX rates and $0.06 per diluted share from our European divestiture activities.

Reconciliation of GAAP Income from Continuing Operations before Interest Expense and Income Taxes to Adjusted Operating Profit for Incentive Compensation (Non-GAAP)

(In millions)	Year Ended March 31, 2023

Income from continuing operations before interest expense and income taxes (GAAP)	$4,878

Pre-tax adjustments:

Amortization of acquisition-related intangibles	236

Transaction-related expenses and adjustments	(132)

LIFO inventory-related adjustments	1

Gains from antitrust legal settlements	(129)

Restructuring, impairment, and related charges, net	209

Claims and litigation charges, net	(8)

Other adjustments, net	(70)

Adjusted Operating Profit (Non-GAAP)	$4,985

Pre-tax adjustments:

Incentive compensation adjustments, net	73 (a)

Adjusted Operating Profit for Incentive Compensation (Non-GAAP)	$5,058

(a)

Consists of $42 million of foreign currency gains or losses, primarily related to Euros and Canadian dollars, compared to our fiscal 2023 plan FX rates and $39 million impact from our European divestiture activities, partially offset by $(8) million related to business acquisition activities.

Reconciliation of Operating Cash Flow (GAAP) to Free Cash Flow (Non-GAAP)

(In millions)	Year Ended March 31, 2023

Operating Cash Flow (GAAP)	$5,159

Investing Cash Flow (GAAP)	(542)

Financing Cash Flow (GAAP)	(4,368)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	25

Cash, cash equivalents, and restricted cash classified within Assets held for sale	470

Net increase in cash, cash equivalents, and restricted cash	$744

A-2	- 2023 Proxy Statement

             APPENDIX A

(In millions)	Year Ended March 31, 2023

Operating Cash Flow (GAAP)	$5,159

Payments for property, plant, and equipment	(390)

Capitalized software expenditures	(168)

Free Cash Flow (Non-GAAP)	$4,601

Supplemental Non-GAAP Financial Information

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures.

•

Adjusted Earnings per Diluted Share (Non-GAAP) and 3-Year Cumulative Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding. We define 3-Year Cumulative Adjusted Earnings per Diluted Share as the sum of Adjusted Earnings per Diluted Share (Non-GAAP) for the applicable last three fiscal years.

•

Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles — Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments — Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees, gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments — LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements — Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges — Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges — Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any

- 2023 Proxy Statement	A-3

             APPENDIX A

applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments — The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results.

Income tax effects are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•

Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our consolidated statements of cash flows in our Annual Report on Form 10-K.

In addition, Adjusted Operating Profit for Incentive Compensation (Non-GAAP), Adjusted EPS for Incentive Compensation (Non-GAAP), and 3-Year Cumulative Adjusted EPS for Incentive Compensation (Non-GAAP) are measures that management utilizes to determine employee incentive compensation. These measures are further adjusted from certain non-GAAP measures defined above for incentive compensation adjustments, net, including certain foreign currency gains or losses compared to plan, and the impact from our European divestiture activities. While not all-inclusive, incentive compensation adjustments, net may include other substantive and/or infrequent items as deemed appropriate by our Compensation and Talent Committee.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

A-4	- 2023 Proxy Statement

McKesson Corporation
6555 State Highway 161
Irving, TX 75039

www.mckesson.com

© 2023 McKesson Corporation. All rights reserved.

MCKESSON

McKESSON CORPORATION

ATTN: CORPORATE SECRETARY

6555 STATE HIGHWAY 161

IRVING, TX 75039

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off time.* Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MCK2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until the cut-off time.* Have your proxy card in hand when you call and then follow the instructions.

*Cut-off Time:	11:59 P.M. Eastern Time on July 18, 2023 for participants in the McKesson Corporation 401(k) Retirement Savings Plan.
11:59 P.M. Eastern Time on July 20, 2023 for all other shareholders.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18927-P95561-Z85355                             KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

McKESSON CORPORATION
The Board of Directors recommends a vote FOR the listed nominees:
1.	Election of eleven directors for a one-year term.

	Nominees:	For	Against	Abstain

	1a. Richard H. Carmona, M.D.	☐	☐	☐	The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain
	1b. Dominic J. Caruso	☐	☐	☐	2. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024.		☐	☐	☐
	1c. W. Roy Dunbar	☐	☐	☐
	1d. James H. Hinton	☐	☐	☐	3. Advisory vote on executive compensation.		☐	☐	☐
	1e. Donald R. Knauss	☐	☐	☐
	1f. Bradley E. Lerman	☐	☐	☐	The Board of Directors recommends a vote for 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
	1g. Linda P. Mantia	☐	☐	☐	4. Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

	1h. Maria Martinez	☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposal:		For	Against	Abstain

	1i. Susan R. Salka	☐	☐	☐	5. Shareholder proposal requesting shareholder ratification of termination pay.		☐	☐	☐

	1j. Brian S. Tyler	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1k. Kathleen Wilson-Thompson	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or partner.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V18928-P95561-Z85355

McKESSON CORPORATION

Annual Meeting of Shareholders

July 21, 2023, 8:30 A.M. Central Time

This proxy is solicited by the Board of Directors.

The shareholder(s) hereby appoint(s) Britt J. Vitalone, Lori A. Schechter and Saralisa C. Brau, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of McKesson Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders, and any adjournment or postponement thereof. If the shareholder(s) hold(s) shares of common stock of McKesson Corporation in the corporation’s 401(k) Retirement Savings Plan (“401(k) Plan”), the shareholder(s) hereby authorize(s) and direct(s) the trustee of the 401(k) Plan to vote all shares in the account of the shareholder(s) under the 401(k) Plan in the manner indicated on the reverse side of this proxy at the Annual Meeting, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in the discretion of the proxy holder on any other matter that may properly come before the meeting. If shares are held in the 401(k) Plan and no direction is given, the trustee will vote such shares in the same proportion as shares for which voting instructions are received. Notwithstanding the foregoing, shares that have been allocated to 401(k) Plan participants’ PAYSOP accounts for which no voting instructions are received will not be voted except as otherwise required by law.

Continued and to be signed on reverse side